CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)(2)
6.000% Senior Notes due 2021	$850,000,000	$115,940

(1)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in Terex Corporation’s Shelf Registration Statement on Form S-3ASR (Registration No. 333-184713) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

(2)

Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, $49,910 of the registration fee previously paid by Terex Corporation under the Shelf Registration Statement on Form S-3 filed on November 8, 2010 by Terex Corporation, as amended (Registration No. 333-170429), relate to securities which remain unsold as of this date, and remain available. Such fees have been carried forward and $49,910 has been offset against the $115,940 registration fee due for this offering. Filing fees in the amount of $66,030 have been paid with respect to this offering.

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-184713

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 1, 2012

$850,000,000

6.0% Senior Notes due 2021

We are offering $850.0 million aggregate principal amount of our 6.0% Senior Notes due 2021 (the “notes”). We will pay interest on the notes semi-annually in arrears on each May 15 and November 15, commencing on May 15, 2013. The notes will mature on May 15, 2021. We may redeem the notes, in whole or in part, on or after November 15, 2016, at the redemption prices set forth in this prospectus supplement. Prior to November 15, 2016, we may redeem the notes, in whole or in part, at a price equal to 100% of the principal amount thereof plus a “make-whole” premium set forth in this prospectus supplement. In addition, prior to November 15, 2015, we may redeem up to 35% of the notes from the proceeds of certain equity offerings.

The notes will be our senior unsecured obligations and will rank equally in right of payment with certain of our existing and future senior unsecured indebtedness. The notes will be senior in right of payment to any subordinated indebtedness.  The notes will be effectively junior to all of our secured indebtedness, to the extent of the value of the assets securing such debt. The notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by certain of our existing and future wholly-owned domestic subsidiaries. The notes will be structurally subordinated to indebtedness and other liabilities of our non-guarantor subsidiaries. See “Description of the Notes” for a complete description of the terms of the notes.

The notes are new securities, and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. We do not intend to apply for a listing of the notes on any securities exchange.

The net proceeds from the issuance and sale of the notes will be approximately $835.5 million, after deducting the underwriting discount and our estimated expenses for the offering. We intend to use the net proceeds from this offering and cash on hand, to fund the Tender Offer and Consent Solicitation for all of our outstanding 8.0% senior subordinated notes due 2017 (the “2017 Notes”) and to pay related fees and expenses, and accrued interest. If any or all of the 2017 Notes are not purchased in the Tender Offer, we intend to use a portion of such amounts to fund the redemption, defeasance or discharge of any and all of the then outstanding 2017 Notes in accordance with the indenture governing such notes. This offering of the notes is not contingent on the closing of the Tender Offer. Any remaining proceeds from this offering will be used for general corporate purposes.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

Investing in the notes involves risks. See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, as well as the additional risk factors contained in this prospectus supplement beginning on page S-11.

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds to Terex
Per Note	100.00%	1.50%	98.50%
Total	$850,000,000	$12,750,000	$837,250,000

(1) Plus accrued interest, if any, from November 26, 2012, if settlement occurs after that date.

Delivery of the notes will be made to purchasers on or about November 26, 2012.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Credit Suisse	Goldman, Sachs & Co.	RBS	UBS Investment Bank

Lead Manager

COMMERZBANK

Co-Managers

Barclays	Credit Agricole CIB	HSBC	Morgan Stanley

The date of this prospectus supplement is November 8, 2012

TABLE OF CONTENTS

Prospectus Supplement

SUMMARY	S-1	DESCRIPTION OF THE NOTES	S-27
RISK FACTORS	S-11	UNITED STATES FEDERAL TAX CONSIDERATIONS	S-71
USE OF PROCEEDS	S-16	UNDERWRITING	S-75
CAPITALIZATION	S-17	NOTICE TO CANADIAN RESIDENTS	S-78
RATIO OF EARNINGS TO FIXED CHARGES	S-18	LEGAL MATTERS	S-79
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION AND OTHER DATA	S-19	EXPERTS	S-79
		INCORPORATION OF DOCUMENTS BY REFERENCE	S-79
DESCRIPTION OF CERTAIN INDEBTEDNESS	S-23

Prospectus

ABOUT THIS PROSPECTUS	1	DESCRIPTION OF THE SECURITIES WE MAY ISSUE	7
FORWARD-LOOKING STATEMENTS	1	DESCRIPTION OF THE DEBT SECURITIES AND
WHERE YOU CAN FIND ADDITIONAL INFORMATION	2	GUARANTEES OF DEBT SECURITIES	10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	3	DESCRIPTION OF THE CAPITAL STOCK	12
		DESCRIPTION OF THE SECURITIES WARRANTS	14
OUR COMPANY	4	PLAN OF DISTRIBUTION	15
USE OF PROCEEDS	5	LEGAL MATTERS	16
RATIO OF EARNINGS TO FIXED CHARGES	6	EXPERTS	16

You should carefully read this prospectus supplement, the accompanying prospectus and any free writing prospectus delivered in connection with this offering. In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus delivered in connection with this offering. We and the underwriters have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, the notes only in jurisdictions where such offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of the notes. If the information varies between this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell any combination of the securities described in the accompanying prospectus from time to time and in one or more offerings. Before purchasing any notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and the additional information described under the heading “Incorporation of Documents by Reference.”

We expect that delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the tenth business day following the date of pricing of the notes (this settlement cycle being referred to as “T+10”).  You should note that trading of notes on the date of pricing or the next succeeding six business days may be affected by the T+ 10 settlement.  See “Underwriting” for more information.

S-i

Forward-Looking Statements

This prospectus supplement, including the sections entitled “Summary” and “Risk Factors,” and the accompanying prospectus, including the documents incorporated therein by reference, may include forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934) regarding future events or our future financial performance that involve certain contingencies and uncertainties. In addition, when included in this prospectus supplement, the accompanying prospectus or any documents incorporated herein by reference, the words “may,” “expects,” “should,” “intends,” “anticipates,” “believes,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. We have based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties, many of which are beyond our control, include, among others:

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our business is cyclical and weak general economic conditions affect the sales of our products and financial results;

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our ability to successfully integrate acquired businesses, including the recent acquisition of Demag Cranes AG;

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our ability to access the capital markets to raise funds and provide liquidity;

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our business is sensitive to government spending;

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our business is very competitive and is affected by our cost structure, pricing, product initiatives and other actions taken by competitors;

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we have suffered losses from operations in the past and may suffer further losses from operations;

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a material disruption to one of our significant facilities;

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our retention of key management personnel;

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the financial condition of suppliers and customers, and their continued access to capital;

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our providing financing and credit support for some of our customers;

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we may experience losses in excess of recorded reserves;

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the carrying value of our goodwill and other indefinite-lived intangible assets could become impaired;

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our ability to obtain parts and components from suppliers on a timely basis at competitive prices;

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our ability to timely manufacture and deliver products to customers;

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the need to comply with restrictive covenants contained in our debt agreements;

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our ability to generate sufficient cash flow to service our debt obligations and operate our business;

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our business is global and subject to changes in exchange rates between currencies, regional economic conditions and trade restrictions;

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our operations are subject to a number of potential risks, including changing regulatory environments, the Foreign Corrupt Practices Act and other similar laws, and political instability;

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possible work stoppages and other labor matters;

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compliance with changing laws and regulations, particularly environmental and tax laws and regulations;

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litigation, product liability claims, patent claims, class action lawsuits and other liabilities;

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our ability to comply with an injunction and related obligations resulting from the settlement of an investigation by the SEC;

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our implementation of a global enterprise system and its performance; and

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other factors, including those identified under the caption “Risk Factors.”

Actual events or our actual future results may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements contained in this prospectus supplement speak only as of the date of this prospectus supplement and the forward-looking statements contained in the documents incorporated herein by reference speak only as of the date of the respective documents. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained or incorporated by reference in this prospectus supplement to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

S-ii

SUMMARY

This summary highlights some of the information contained elsewhere in or incorporated by reference in this prospectus supplement. It is not complete and may not contain all of the information that you may want to consider. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Except where the context indicates otherwise, the terms “we,” “us,” “our,” “the Company” and “Terex” refer only to Terex Corporation and not to its subsidiaries.

Our Company

Terex is a diversified global equipment manufacturer of a variety of capital goods machinery products. We are focused on delivering reliable, customer-driven solutions for a wide range of commercial applications, including the construction, infrastructure, quarrying, mining, manufacturing, shipping, transportation, refining, energy and utility industries. Our mission is to provide solutions to our machinery and industrial product customers that yield superior productivity and return on investment.

We have realized significant growth since our incorporation in 1986, achieving net sales of $6.5 billion in 2011. For the 12 months ended September 30, 2012, which includes the results of Demag Cranes AG, we had net sales of $7.6 billion, income from operations of $401.8 million and Adjusted EBITDA of $631.7 million. Much of our growth has been accomplished through acquisitions and we have demonstrated our ability to successfully integrate acquired businesses.

As we have expanded our operations, our business has become increasingly international in scope, with our products manufactured in North and South America, Europe, Australia and Asia and sold worldwide. We continue to focus on expanding our business globally, with an increased emphasis on developing markets such as China, India, Brazil, Russia and the Middle East. Approximately 30% of our net sales were to developing markets in 2011.

We report in five business segments: (i) Aerial Work Platforms; (ii) Construction; (iii) Cranes; (iv) Material Handling & Port Solutions; and (v) Materials Processing.

Aerial Work Platforms

Our Aerial Work Platforms (“AWP”) segment designs, manufactures, refurbishes, services and markets aerial work platform equipment, telehandlers, light towers, bridge inspection equipment and utility equipment. Products include portable material lifts, portable aerial work platforms, trailer-mounted articulating booms, self-propelled articulating and telescopic booms, scissor lifts, telehandlers, trailer-mounted light towers, bridge inspection equipment and utility equipment (including truck-mounted digger derricks, auger drills, aerial devices and cable placers) as well as their related components and replacement parts. Customers use these products to construct and maintain industrial, commercial and residential buildings and facilities, construct and maintain utility and telecommunication lines, trim trees, in construction and foundation drilling applications and for other commercial operations, as well as in a wide range of infrastructure projects. We market aerial work platform products principally under the Terex® and Genie® brand names.

Construction

Our Construction segment designs, manufactures and markets three primary categories of construction equipment and their related components and replacement parts:

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Heavy construction equipment, including off-highway trucks and material handlers;

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Compact construction equipment, including loader backhoes, compaction equipment, mini and midi excavators, site dumpers, compact track loaders, skid steer loaders, wheel loaders and tunneling equipment; and

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Roadbuilding equipment, including asphalt and concrete equipment (including pavers, transfer devices, plants, mixers, reclaimers/stabilizers, placers and cold planers) and landfill compactors.

Customers use these products in construction and infrastructure projects, in building roads and bridges, in quarrying and mining operations and for material handling applications. We market our Construction products principally under the Terex® brand name, and for certain products, the Terex® name in conjunction with certain historic brand names.

Cranes

Our Cranes segment designs, manufactures, services and markets mobile telescopic cranes, tower cranes, lattice boom crawler cranes, lattice boom truck cranes and truck-mounted cranes (boom trucks), as well as their related replacement parts and components. These products are used primarily for construction, repair and maintenance of commercial buildings, manufacturing facilities and infrastructure projects. We market our Cranes products principally under the Terex® brand name.

Material Handling & Port Solutions

Our Material Handling & Port Solutions (“MHPS”) segment designs, manufactures, refurbishes, services and markets industrial cranes, including standard cranes, process cranes, rope and chain hoists, electric motors, light crane systems and crane components, as well as a diverse portfolio of port and rail equipment, including mobile harbor cranes, straddle and sprinter carriers, gantry cranes, ship-to-shore cranes, reach stackers, empty container handlers, full container handlers, general cargo lift trucks, automated stacking cranes, automated guided vehicles and terminal automation technology, including software as well as their related replacement parts and components. Customers use these products for material handling at manufacturing and port and rail facilities. Our MHPS segment also operates an extensive global sales and service network. We market our MHPS products under the Terex®, Demag® and Gottwald® brand names.

Materials Processing

Our Materials Processing (“MP”) segment designs, manufactures and markets materials processing equipment, including crushers, washing systems, screens, apron feeders, chippers and related components and replacement parts. Construction, quarrying, mining, recycling, landscaping and government customers use our MP products in construction, recycling, landscaping and infrastructure projects, as well as various quarrying and mining applications. We market our MP products principally under the Terex® and Powerscreen® brand names and the Terex® name in conjunction with certain historic brand names.

Other

We also assist customers in their rental, leasing and acquisition of our products through Terex Financial Services (“TFS”). TFS utilizes its equipment and financial leasing experience to provide a variety of financing solutions to our customers when they purchase or lease our equipment.

Competitive Strengths

We believe the following key competitive strengths, together with our business strategy have contributed to our success and provide us with the flexibility and capability to achieve our goals:

Diversified and Balanced Revenue Base

Our business is highly diversified by business segment and geography. For the three months ended September 30, 2012, our net sales break down as follows:

By business segment	By geography

Materials Processing 8%
Aerial Work Platforms 29%
Construction 16%
Material Handling & Port Solutions 26%
Cranes 21%

In addition, we have broad exposure to global end markets including non-residential construction, infrastructure, roadbuilding, port solutions, material handling, general manufacturing, as well as other end markets.

Leading Positions in Markets Across Business Platforms

We maintain leading market positions in many of our product segments.  Over 75% of net sales in 2011 were generated in product segments where Terex is a leader. Our product markets are often characterized by high fragmentation with fewer well-capitalized competitors, thereby enabling us to differentiate ourselves through our scale, diverse product offering and breadth of services. Additionally, in many markets we compete with smaller niche participants or with industrial conglomerates in certain product lines that are not the primary focus of such conglomerates, resulting in less direct competition with larger global equipment competitors.

Global Scale with Exposure to Developing Markets

Given our global scale, we benefit from growth in markets outside of the United States and Canada, with sales in these markets accounting for approximately 67% of our net sales in 2011.  Developing markets such as China, India, Brazil, Russia and the Middle East have become an increased focus for us as we look to benefit from continued growth in those geographies. In 2011, we generated approximately 30% of our net sales from developing markets. While no market is immune to the effects of global financial and economic turmoil, we believe that these developing markets will offer growth opportunities in the infrastructure and non-residential construction spending, increasing demand for our products.

Favorably Positioned for Continued Improvement in 2013

Several of Terex’s end markets are showing signs of market recovery, led most noticeably by the North American equipment rental channel and its impact on our AWP segment. Our customers’ fleet utilization levels have continued to increase and we do believe there are some early signs of fleet growth in North America. The AWP segment represented 27% of our net sales in 2011 and in the first nine months of 2012 generated an operating margin of 11.3% as compared to an operating margin of 4.6% in the comparable prior year period. Overall, we remain optimistic that the end markets for many of our products will continue to improve.  The continuing strength in many of our markets, including the energy end market, combined with our persistent focus on margin improvement, cash generation, and the integration of our MHPS segment, provide us with continued confidence for favorable long term growth and profitability.

Drive for Operational Excellence

Driving operating excellence across the entire value chain is vital to our delivering high quality, reliable products on time and at a low cost to our customers.  Our operational principles are based on the Terex Business System (“TBS”). TBS is the framework around which we are building our capabilities as a superb operating company to achieve our long-term goals. Founded on lean concepts, TBS is a set of guiding principles and business processes that collectively define who we are and how we do what we do. TBS is our playbook to deliver our customer, team member and financial goals. It aligns us globally with repeatable, teachable processes that harness the full potential of our team members. TBS is not the business strategy; it supports the business strategy. We anticipate that TBS will provide us a competitive advantage through the use of customer-centric tools that continually enhance customer responsiveness and eliminate waste.

Proven Ability to Identify and Integrate Acquisitions

We have a history of successfully identifying and integrating acquisitions and continue to selectively consider acquisitions that meet our criteria, while maintaining our highly selective approach to acquisition opportunities. Over the last ten years, we have identified and successfully integrated over 25 acquisitions.  We believe our scale, diversification and integration expertise allow us to consummate acquisitions resulting in synergies, solid returns on invested capital and free cash flow generation.

The Demag Acquisition

On August 16, 2011, we acquired approximately 81% of the shares of Demag Cranes AG at a price of €45.50 per share, for total cash consideration of approximately $1.1 billion, bringing our ownership to 82%. Demag Cranes AG is active in developing, planning, producing, distributing, and marketing industrial cranes and hoists and port technology, as well as providing services in these areas. Demag Cranes AG’s business is highly complementary to our existing business both in terms of product and geographical fit. The acquisition of Demag Cranes AG is consistent with our strategy to expand our position as a globally active manufacturer of machinery and industrial products in niche market segments.

In January 2012, we entered into a Domination and Profit and Loss Transfer Agreement (the “DPLA”) with Demag Cranes AG. The DPLA was approved by the Demag Cranes AG shareholders on March 16, 2012 and became effective following registration of the DPLA in the commercial register on April 18, 2012. Upon demand from outside shareholders of Demag Cranes AG, we will acquire their shares in return for €45.52 per share, or up to approximately €174 million in the aggregate. Any outside shareholders of Demag Cranes AG that choose not to sell their shares to us will receive an annual guaranteed payment in the gross amount of €3.33 per share (€3.04 net per share). As of September 30, 2012, approximately 57,000 shares have been tendered and we have paid approximately €2.6 million related to these tendered shares. We expect annual dividends to minority shareholders of Demag Cranes AG to be approximately €11.5 million.

The DPLA is a binding agreement. However, noncontrolling interest shareholders of Demag Cranes AG initiated appraisal proceedings in the German court system that challenges the fair value determination of the €45.52 tender price and €3.33 annual guaranteed payment. If a higher price is determined, the additional obligation would be recorded as an adjustment directly to additional paid in capital with a corresponding increase to the Company’s DPLA obligation. Until the appraisal proceedings are completed and for a two month period thereafter, noncontrolling interest shareholders who do not tender their shares shall receive the annual guaranteed payment and retain their right to tender their shares to the Company. Following the completion of the two month period after the appraisal proceedings are completed, noncontrolling interest shareholders who do not tender shall continue to receive the annual guaranteed payments but will no longer have the right to tender their shares to the Company.

For more information, please refer to “Note H – Acquisitions” and “Note O – Stockholders’ Equity” to the unaudited condensed consolidated financial statements contained in Terex’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, as filed with the SEC on October 29, 2012 and incorporated by reference in this prospectus supplement.

Concurrent Tender Offer and Consent Solicitation for 8.0% Senior Subordinated Notes due 2017

Concurrently with this notes offering, we commenced a cash tender offer (the “Tender Offer”) for any and all of our outstanding 8.0% senior subordinated notes due 2017 (the “2017 Notes”) and a consent solicitation (the “Consent Solicitation”) from holders of the 2017 Notes to amend the 2017 Notes and the related indenture. We anticipate that the Tender Offer will expire on December 6, 2012, unless we choose to extend that date (the “Expiration Time”).

Upon the terms and subject to the conditions of the Tender Offer and the Consent Solicitation, we will pay the following consideration in connection with the Tender Offer (the “Tender Offer Consideration”) and consent payment in connection with the Consent Solicitation (the “Consent Payment”) to holders of the 2017 Notes. We will pay the Tender Offer Consideration for each $1,000 principal amount of 2017 Notes validly tendered and not properly withdrawn pursuant to the Tender Offer equal to $1,013.75. In connection with the Consent Solicitation, each holder who validly consents to the proposed amendments on or prior to 5:00 p.m. on November 21, 2012 (or the date or time as extended by us, the “Consent Date”) and does not validly revoke such consent shall be entitled to receive a Consent Payment in cash, subject to the terms and conditions set forth in the offer documents. The amount of the Consent Payment for each $1,000 principal amount of 2017 Notes will be $30.00. Holders tendering after the Consent Date will only be eligible to receive the Tender Offer Consideration and not the Consent Payment. In addition, holders who validly tender their 2017 Notes into the Tender Offer will receive accrued and unpaid interest to, but not including, the date of payment for the 2017 Notes. The initial settlement date for the 2017 Notes tendered on or prior to the Consent Date will be a business day we choose promptly following both the Consent Date and the satisfaction or waiver of the conditions to consummation of the Tender Offer and the Consent Solicitation, and is expected to be November 26, 2012. The final settlement date for the Tender Offer will be promptly after the Expiration Time, and is expected to be December 7, 2012, the next business day following the Expiration Time. If the Tender Offer is consummated, we currently intend to redeem any 2017 Notes not tendered and accepted for purchase in accordance with the indenture governing such notes. This prospectus supplement shall not constitute an offer to purchase, a solicitation of an acceptance of the Tender Offer or a notice of redemption for any of the 2017 Notes.

We intend to use proceeds from this offering and cash on hand, to fund the Tender Offer and Consent Solicitation for the 2017 Notes and to pay related fees and expenses and accrued interest. This offering of the notes is not contingent on the closing of the Tender Offer and Consent Solicitation. Credit Suisse Securities (USA) LLC, one of the underwriters in this offering, is the dealer manager for the Tender Offer and the solicitation agent for the Consent Solicitation and certain of the underwriters or their affiliates may hold the 2017 Notes, which they may elect to tender in the Tender Offer and thereby receive a portion of the net proceeds from this offering. See “Use of Proceeds” and “Underwriting.”

Retirement of Terex’s Senior Vice President and Chief Financial Officer

On October 22, 2012, we announced that Philip C. Widman will be retiring as our Senior Vice President and Chief Financial Officer. We and Mr. Widman have entered into a Transition and Retirement Agreement dated October 19, 2012, pursuant to which Mr. Widman will retire effective March 31, 2013, or such other date that we request, provided that such date will in no event be later than June 30, 2013 (the “Retirement Date”). We plan to have Mr. Widman continue as our Chief Financial Officer through the Retirement Date to oversee the year-end accounting close and annual audit process, the filing of our Annual Report on Form 10-K for the year ended December 31, 2012 and to facilitate an orderly transition of his responsibilities. We have initiated a search to identify a Chief Financial Officer and expect to conclude the search process expeditiously.

Other Information

Our principal executive offices are located at 200 Nyala Farm Road, Westport, Connecticut 06880, and our telephone number is (203) 222-7170. Terex’s website is located at www.terex.com. Terex’s website and the information contained on its website is not part of this prospectus supplement, and you should rely only on the information contained in this prospectus supplement and accompanying prospectus (including documents incorporated by reference herein) when making a decision as to whether to invest in the notes.

The Offering

The following summary contains basic information about the notes and is not intended to be complete.  It does not contain all of the information that may be important to you.  For a more complete understanding of the notes, you should read the section of this prospectus supplement entitled “Description of the Notes.” For purposes of this summary and the “Description of the Notes,” references to “the Company,” “Terex,” “issuer,” “we,” “our” and “us” refer only to Terex and not to its subsidiaries.

Issuer	Terex Corporation.

Securities Offered	$850.0 million aggregate principal amount of 6.0% Senior Notes due 2021.

Maturity	May 15, 2021.

Issue Price	6.0%, plus accrued interest, if any, from November 26, 2012.

Interest Payment Dates	We will pay interest on the notes semi-annually on May 15 and November 15 of each year, beginning May 15, 2013.

Ranking

The notes:

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will be our senior unsecured obligations;

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will rank equally in right of payment with all of our existing and future senior indebtedness, but will be effectively junior to all of our existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness;

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will be senior in right of payment to all of our existing and future subordinated indebtedness;

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will be fully and unconditionally guaranteed on a senior unsecured basis by the guarantors and are subject to release in specified circumstances upon the occurrence of certain customary conditions; and

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will be structurally subordinated to indebtedness and other liabilities of our non-guarantor subsidiaries.

The guarantee of each guarantor:

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will be a general unsecured obligation of such guarantor;

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will rank equally in right of payment with all existing and future senior indebtedness of such guarantor, but will be effectively junior to all existing and future secured indebtedness of such guarantor, to the extent of the value of the collateral securing such indebtedness;

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will be senior in right of payment to all existing and future subordinated indebtedness of such guarantor.

As of September 30, 2012, on a pro forma basis giving effect to this offering of the notes and the use of proceeds thereof, Terex and its subsidiaries would have had the following indebtedness outstanding: (1) $1.9 billion of senior indebtedness of Terex and/or the guarantors, all of which would either be the notes or related guarantees thereof or would be pari passu in right of payment to the notes and related guarantees and which includes $324.0 million of guarantees of indebtedness of non-guarantors and which also includes $715.9 million of secured indebtedness which would be senior to the notes and related guarantees as to the value of the collateral which secure such indebtedness, (2) $107.5 million of indebtedness which would be subordinated in right of payment to the notes and guarantees offered hereby and (3) $358.6 million of indebtedness of non-guarantor subsidiaries which would be effectively senior to the notes and guarantees offered hereby and which includes $324.0 million of indebtedness which is guaranteed by Terex and/or the guarantors of the notes.

Optional Redemption by Us

We may redeem some or all of the notes at any time prior to November 15, 2016, at a price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the redemption date and a “make-whole” premium.  At any time on or after November 15, 2016 (which may be more than once), we can choose to redeem some or all of the notes at certain specified prices plus accrued interest.  See “Description of the Notes—Optional Redemption.”

Optional Redemption after Equity Offerings

At any time (which may be more than once) before November 15, 2015, we can choose to redeem up to 35% of the outstanding notes with an amount equal to amounts we raise in certain equity offerings, as long as we pay 106% of the principal amount of the notes plus accrued interest and at least 65% of the notes originally issued remain outstanding afterwards.  See “Description of the Notes—Optional Redemption.”

Change of Control

Upon a change of control, each holder may require us to repurchase all or a portion of the notes at a purchase price of 101% of their principal amount plus accrued interest, if any, to the date of purchase.  See “Description of the Notes—Change of Control.”

Covenants	The indenture governing the notes will contain covenants that, among other things, limit our ability and the ability of certain of our subsidiaries to:

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incur or guarantee additional indebtedness;

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pay dividends or make other restricted payments;

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make certain investments;

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permit payment or dividend restrictions on certain of our subsidiaries;

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transfer and sell assets;

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create or incur certain liens;

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engage in certain transactions with affiliates;

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sell stock of subsidiaries; and

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consolidate or merge or sell all or substantially all of our assets and the assets of our subsidiaries.

In addition, we will be obligated to offer to repurchase the notes at a price of 100% of their principal amount plus accrued interest to the date of repurchase in the event of certain asset sales.

These restrictions and prohibitions are subject to a number of important qualifications and exceptions.  See “Description of the Notes—Certain Covenants.” The covenants will be suspended during any period of time that the notes have investment grade ratings.

Subject to certain exceptions, the limitation on our ability to make certain dividends and distributions is based on a calculation of our net income, equity issuances and other items since March 31, 1998, rather than since the date of this offering.  As of September 30, 2012, we would have had the capacity to make certain payments, including dividends, in excess of $1.1 billion (which is available only upon achievement of a minimum cash flow coverage test and which we currently meet) under the indenture that governs the notes offered hereby.  See “Description of the Notes—Certain Covenants.”

Guarantees

The notes will initially be guaranteed on a senior unsecured basis by certain of our existing and future wholly-owned domestic subsidiaries. See “Description of the Notes—Certain Covenants—Future Subsidiary Guarantors.”

Use of Proceeds

We intend to use the net proceeds from this offering and cash on hand, to fund the Tender Offer and Consent Solicitation for the 2017 Notes and to pay related fees and expenses and accrued interest. If any or all of the 2017 Notes are not purchased in the Tender Offer, we intend to use a portion of such amounts to fund the redemption, defeasance or discharge of any and all of the then outstanding 2017 Notes in accordance with the indenture governing such notes. The offering of the notes is not contingent on the closing of the Tender Offer. Any remaining proceeds from this offering will be used for general corporate purposes.

No Prior Market

The notes will be new securities for which there is currently no existing market. Although the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so and the underwriters may discontinue any market-making at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.

Trustee	HSBC Bank USA, National Association.

Form	The notes will initially be issued in book-entry form through the facilities of DTC and Euroclear. Such notes will be issued in the form of one or more permanent global notes.

Risk Factors

Your investment in the notes will involve certain risks.  See “Risk Factors” and other information included and incorporated by reference in this prospectus supplement for a discussion of the factors you should consider carefully before deciding to invest.

For more complete information about the notes, see the “Description of the Notes” section of this prospectus supplement.

Summary Consolidated Historical Financial Data

The following table sets forth our summary historical consolidated financial data as of and for the nine months ended September 30, 2012 and 2011, and as of and for each of the five fiscal years in the five-year period ended December 31, 2011. The summary historical consolidated financial data as of and for each of the five fiscal years in the five-year period ended December 31, 2011 have been derived from our audited historical consolidated financial statements and related notes as presented in our Current Report on Form 8-K, as filed with the SEC on November 1, 2012 and incorporated by reference in this prospectus supplement. The summary historical consolidated financial data as of September 30, 2012 and for the nine months ended September 30, 2012 and 2011 have been derived from our unaudited consolidated financial statements and related notes as presented in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, as filed with the SEC on October 29, 2012 and incorporated by reference in this prospectus supplement, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” incorporated by reference herein.

The results of operations of Demag Cranes AG have been included as of August 16, 2011, which is the date on which we acquired approximately 81% of its shares.

The results of operations for the periods presented below are not necessarily indicative of the results to be expected for any future period. The summary historical consolidated financial data should be read together with our audited historical consolidated financial statements and related notes presented in our Current Report on Form 8-K, as filed with the SEC on November 1, 2012, and our unaudited consolidated financial statements and related notes presented in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, as filed with the SEC on October 29, 2012, both of which are incorporated by reference in this prospectus supplement.

		Year Ended December 31,					Nine Months Ended September 30,
(dollars in millions)		2007	2008	2009	2010	2011	2011	2012
Statement of Operations Data:
Net sales(1)		$7,568.5	$7,958.9	$3,858.4	$4,418.2	$6,504.6	$4,548.0	$5,652.9
Cost of goods sold		(5,962.5)	(6,427.8)	(3,561.4)	(3,815.3)	(5,544.3)	(3,890.3)	(4,514.9)
Gross profit		1,606.0	1,531.1	297.0	602.9	960.3	657.7	1,138.0
Selling, general and administrative expenses		(784.9)	(1,360.3)	(698.7)	(676.7)	(879.1)	(607.6)	(767.3)
Income (loss) from operations		821.1	170.8	(401.7)	(73.8)	81.2	50.1	370.7
Income (loss) from continuing operations before income taxes		783.2	84.0	(523.8)	(238.3)	84.5	94.0	192.1
Income (loss) from continuing operations		527.6	(74.7)	(406.4)	(211.5)	34.1	37.5	130.4
Income (loss) from discontinued operations – net of tax		91.6	150.4	21.7	(15.3)	5.8	5.8	2.5
Gain (loss) on disposition of discontinued operations – net of tax		–	–	(12.6)	589.3	0.8	(0.5)	2.3
Net income (loss)		619.2	75.7	(397.3)	362.5	40.7	42.8	135.2

Consolidated Statement of Cash Flows Data:
Depreciation and amortization		$64.1	$80.3	$93.4	$104.8	$126.6	$89.3	$112.3
Stock-based compensation expense		64.9	58.2	31.8	34.9	23.4	18.3	22.1
Capital expenditures		(94.1)	(103.6)	(50.4)	(55.0)	(79.1)	(63.6)	(56.1)
Acquisition of businesses, net of cash acquired		(11.2)	(481.5)	(9.8)	(12.8)	(1,035.2)	(1,013.5)	(3.4)
Proceeds from disposition of discontinued operations		–	–	–	1,002.0	0.5	–	–
Proceeds from sale of assets		12.1	20.6	6.1	10.0	539.6	537.0	31.3

Consolidated Balance Sheet Data (end of period):
Cash and cash equivalents	$	*	$450.4	$929.5	$894.2	$774.1	$684.9	$542.6
Trade receivables		*	782.8	593.8	782.5	1,178.1	1,202.3	1,174.1
Inventories		*	1,635.1	1,343.9	1,448.7	1,758.1	1,893.5	1,760.9
Property, plant and equipment – net		*	408.4	605.0	573.5	835.5	879.3	805.9
Total assets		*	5,445.4	5,713.8	5,516.4	7,063.4	7,326.7	6,754.3
Total debt (including current portion)		*	1,435.5	1,966.4	1,686.3	2,300.4	2,316.6	2,063.8
Stockholders' equity		*	1,743.9	1,674.4	2,111.4	2,188.4	2,268.8	2,074.1

Other Data (unaudited):
EBITDA (2)(4)		$883.1	$247.9	$(313.3)	$23.1	$199.7	$134.3	$475.7
Adjusted EBITDA (3)		948.0	766.0	(226.8)	85.2	332.3	218.9	518.3

(1)

Net sales for the 12 months ended September 30, 2012 was $7,609.5 million, which was derived by adding net sales for the nine months ended September 30, 2012 ($5,652.9) million to net sales for the three months ended December 31, 2011 ($1,956.6) million.

(2)

 EBITDA represents income (loss) from operations before depreciation and amortization. EBITDA is a non-U.S. generally accepted accounting principle (“GAAP”) measure. We present EBITDA because it is used by management to evaluate operating performance. We consider EBITDA an important supplemental measure of our performance because the calculation adjusts for items that we believe are not indicative of our core operating performance. Our management uses EBITDA to evaluate the operating performance of our business, to aid in period-to-period comparability, for planning and forecasting purposes and to measure results against forecasts. We believe EBITDA is also useful to investors because it is a measure frequently used by securities analysts, investors and others in the evaluation of companies.

EBITDA has limitations as an analytical tool, and it does not represent, and should not be considered an alternative to income (loss) from operations as defined by U.S. GAAP. Some of these limitations are:

•

EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures;

•

EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•

EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; and

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA only supplementally. See the consolidated statements of income included in the audited consolidated financial statements of Terex incorporated by reference in this prospectus supplement. Please see footnote (4) below for a reconciliation of income (loss) from operations to EBITDA.

(3)

We present Adjusted EBITDA as a further supplemental measure of our performance. We use Adjusted EBITDA to compare our operating performance over various reporting periods because we believe it provides the most meaningful view of our ongoing operations since it removes from our operating results the impact of items that do not reflect our core operating performance. We believe Adjusted EBITDA is helpful to investors and other interested parties because it provides such persons with the same information that our management uses internally for purposes of assessing our operating performance.

We prepare Adjusted EBITDA by adjusting EBITDA to eliminate the impact of a number of items. We explain how each adjustment is derived in footnote (4) below. Potential investors are encouraged to evaluate each adjustment for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all the same limitations applicable to EBITDA. In addition, other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. In evaluating Adjusted EBITDA, you should also be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or extraordinary items. Please see footnote (4) below for a reconciliation of income (loss) from operations to EBITDA and Adjusted EBITDA.

(4)

The following table provides an unaudited reconciliation of income (loss) from operations to EBITDA and Adjusted EBITDA. The financial data for the 12 months ended September 30, 2012 set forth in the table below was derived by adding the financial data for the nine months ended September 30, 2012 to the three months ended December 31, 2011, and includes the results of Demag Cranes AG.

	Year ended December 31,					Nine Months Ended September 30,		Three Months Ended December 31,	12 Months Ended September 30,
(dollars in millions)	2007	2008	2009	2010	2011	2011	2012	2011	2012
Income (loss) from operations	$821.1	$170.8	$(401.7)	$(73.8)	$81.2	$50.1	$370.7	$31.1	$401.8
Depreciation and amortization	64.1	80.3	93.4	104.8	126.6	89.3	112.3	37.3	149.6
Bank fee amortization not included in income (loss) from operations	(2.1)	(3.2)	(5.0)	(7.9)	(8.1)	(5.1)	(7.3)	(3.0)	(10.3)
EBITDA (unaudited)	883.1	247.9	(313.3)	23.1	199.7	134.3	475.7	65.4	541.1
Restructuring and related items (a)	–	–	54.7	30.8	63.5	47.9	8.2	15.6	23.8
Acquisition-related adjustments (b)	–	–	–	–	41.4	19.3	–	22.1	22.1
Stock-based compensation (c)	64.9	58.2	31.8	34.9	23.4	18.3	22.1	5.1	27.2
Other adjustments (d)	–	459.9	–	(3.6)	4.3	(0.9)	12.3	5.2	17.5
Adjusted EBITDA (unaudited)	$948.0	$766.0	$(226.8)	$85.2	$332.3	$218.9	$518.3	$113.4	$631.7

a)

Restructuring and related items included costs for severance, employee benefits, facility costs, asset impairment and other charges related to facility closures or realignment.

b)

Acquisition-related adjustments include $41.4 million for amortization of the fair value adjustment recorded for inventory acquired.

c)

Stock-based compensation reflects non-cash expenses recorded for our various share based compensation plans.

d)

Other adjustments primarily relate to the write-down of an acquisition related note in 2012, to charges recorded for supplier quality issues in 2011, the positive impact of changes in VAT obligations for 2010, and goodwill impairment charges in 2008.

RISK FACTORS

Any investment in the notes involves a high degree of risk. You should carefully consider the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2011, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and the risk factors set forth below before deciding to invest in the notes. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of the events or actions described in these risk factors may have a material adverse effect on our business or financial performance. This prospectus supplement and the accompanying prospectus contain or incorporate statements that constitute forward-looking statements regarding, among other matters, our intent, belief or current expectations about our business. These forward-looking statements are subject to risks, uncertainties and assumptions. See “Forward-Looking Statements” on page S-ii of this prospectus supplement.

Risks Related to This Offering

Our level of indebtedness could impair our financial flexibility, competitive position, financial condition and could prevent us from fulfilling our obligations under the notes offered hereby.

On an adjusted basis, after giving effect to this offering and the use of proceeds therefrom (see “Use of Proceeds”), we would have had approximately $2.1 billion of indebtedness outstanding as of September 30, 2012.  We would also have had $440.4 million of availability for borrowing under our revolving credit facility at September 30, 2012. If any or all of the 2017 Notes are not purchased in the Tender Offer, we intend to use a portion of the net proceeds from this offering and certain other cash amounts to fund the redemption, defeasance or discharge of any and all of the then outstanding 2017 Notes in accordance with the indenture governing such notes. We are permitted by the terms of the notes offered hereby and our other indebtedness to incur substantial additional indebtedness, subject to certain restrictions. See “Description of the Notes” and “Description of Certain Indebtedness.” Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, could have a material adverse effect on our business, financial condition and results of operations.

Our substantial indebtedness could have important consequences for you. For example, it could:

•

make it more difficult for us to satisfy our obligations under our indebtedness, including the notes offered hereby;

•

limit our ability to borrow money or to sell or transfer assets in order to fund future working capital, capital expenditures, any future acquisitions, debt service requirements and other general business requirements;

•

require us to dedicate a substantial portion of our cash flow to payments on our indebtedness, which would reduce the amount of cash flow available to fund working capital, capital expenditures, product development and other corporate requirements;

•

increase our vulnerability to general adverse economic and industry conditions;

•

limit our ability to respond to business opportunities; and

•

subject us to financial and other restrictive covenants, which, if we fail to comply with these covenants and our failure is not waived or cured, could result in an event of default under our indebtedness.

Any of the above listed factors could materially adversely affect our business, financial condition and results of operations.

The terms of our bank credit facility and the indentures governing our Existing Notes and the notes offered hereby may restrict our current and future operations, particularly our ability to respond to changes in our business or to take certain actions.

Our bank credit facility and the indentures governing our 4% Convertible Senior Subordinated Notes due 2015 (the “2015 Notes”), the 2017 Notes, and the 6.5% Senior Notes (together with the 2015 Notes and the 2017 Notes, the “Existing Notes”) and the notes offered hereby contain, and any future indebtedness of ours would likely contain, a number of restrictive covenants that will impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

•

incur or guarantee additional debt;

•

pay dividends and make other restricted payments;

•

create or incur certain liens;

•

make certain investments and capital expenditures;

•

acquire new businesses;

•

engage in sales of assets and subsidiary stock;

•

enter into transactions with affiliates; and

•

transfer all or substantially all of our assets or enter into merger or consolidation transactions.

We have debt outstanding and must comply with restrictive covenants in our debt agreements.

These covenants also require us to meet certain financial tests. Specifically, these financial tests are a consolidated leverage ratio test and a consolidated fixed charge coverage ratio test, as such tests are defined in our debt agreements. While we are currently in compliance with the financial covenants, increases in our debt or decreases in our earnings could cause us to fail to comply with these financial covenants. A failure to comply with our debt covenants could result in an event of default that, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations.

If we default on our bank credit facility or the indentures governing the Existing Notes or our other indebtedness, the lenders thereunder:

•

will not be required to lend any additional amounts to us; and

•

could in certain circumstances elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable,

either of which could result in an event of default under the indenture governing the notes offered hereby. In addition, changes in economic or business conditions, results of operations or other factors could cause us to default under our debt agreements. A default, if not waived by our lenders, could result in acceleration of our debt and possibly bankruptcy.

Servicing our debt will require a significant amount of cash. Our ability to generate sufficient cash depends on numerous factors beyond our control, and we may be unable to generate sufficient cash flow to service our debt obligations, including making payments on the notes.

Our business may not generate sufficient cash flow from operating activities. Our ability to make payments on and to refinance our debt, including the notes offered hereby, and to fund planned capital expenditures will depend on our ability to generate cash in the future. To some extent, this is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Lower revenues, or uncollectible receivables, generally will reduce our cash flow.

We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our bank credit facility or otherwise, in an amount sufficient to fund our liquidity needs, including the payment of principal and interest on the notes offered hereby. We cannot guarantee you that we will be able to obtain enough capital to service our debt and fund our planned capital expenditures and business plan.

If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes offered hereby. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt agreements, including our bank credit facility and the indentures governing the Existing Notes and the notes offered hereby, may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate these dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any dispositions may not be adequate to meet our debt service obligations then due.

Our ratio of earnings to fixed charges was 1.5x and 1.9x for the year ended December 31, 2011 and the nine months ended September 30, 2012, respectively. On an adjusted basis after giving effect to the offering of the notes and the Tender Offer, our ratio of earnings to fixed charges would have been 1.6x and 2.0x during such periods, respectively.

We depend upon the operations of our subsidiaries.

Our ability to make interest and principal payments when due to holders of the notes depends upon the receipt of sufficient funds from our subsidiaries. Substantially all of our consolidated assets are held by our subsidiaries and substantially all of our cash flow and net income are generated by our subsidiaries.  See Note S — “Consolidating Financial Statements” to our Current Report on Form 8-K, as filed with the SEC on November 1, 2012 and Note P — “Consolidating Financial Statements” to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which provide information relating to our guarantor and non-guarantor subsidiaries.

The notes will be structurally subordinated to all liabilities of our non-guarantor subsidiaries, including senior subordinated obligations of such subsidiaries.

The notes are structurally subordinated to indebtedness and other liabilities of our non-guarantor subsidiaries, including our non-guarantor foreign subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, these subsidiaries would pay the holders of their debts, preferred equity interests and their trade creditors before they would be able to distribute or transfer any of their assets to us. As of September 30, 2012, our non-guarantor subsidiaries, excluding unrestricted subsidiaries, had $358.1 million of third-party debt outstanding.

Our non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that we have to receive any assets of any of the non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries.

Your right to receive payments on the notes offered hereby is junior to our existing and future secured debt.

The notes and the guarantees will be general unsecured senior obligations ranking effectively junior to all our existing and future secured debt and that of any subsidiary guarantor, including obligations under our revolving credit facility, to the extent of the value of the assets securing the debt. Our obligations under our bank credit facility are secured by a security interest in substantially all of our property, including inventory, equipment, receivables and intangible assets such as licenses, trademarks and customer lists. At September 30, 2012, we had approximately $715.9 million of outstanding secured indebtedness, in U.S. dollar and Euro denominated term loans under the Credit Agreement. In addition, we are permitted, subject to certain limitations, to incur additional indebtedness under the indenture relating to the notes, which may be secured.   See “Capitalization” and “Description of the Notes—Certain Covenants—Limitation on Liens.”  If we become insolvent or are liquidated, or if payment under our bank credit facility or future secured debt is accelerated, lenders under the bank credit facility and holders of the future secured debt would be entitled to exercise the remedies available to a secured lender.  Holders of the notes will participate ratably in our remaining assets with all holders of our unsecured indebtedness that does not rank junior to the notes, including all of our other general creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient assets to pay amounts due on the notes. As a result, holders of the notes would likely receive less, ratably, than holders of secured indebtedness. We cannot assure you that the liquidation value of our assets would be sufficient to repay in full the indebtedness under the bank credit facility and our other indebtedness, including the notes offered hereby.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes offered hereby.

Any default under the agreements governing our indebtedness could prohibit us from making payments of principal, premium, if any, or interest on the notes and could substantially decrease the market value of the notes offered hereby. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest. More specifically, the lenders under our revolving credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or litigation.

Despite our current levels of debt, we may still incur substantially more debt and increase the risks associated with our proposed leverage.

The provisions contained or to be contained in the agreements relating to our indebtedness limit but do not prohibit our ability to incur additional indebtedness and the amount of indebtedness that we could incur could be substantial. Accordingly, we or our subsidiaries could incur significant additional indebtedness in the future, much of which could constitute secured indebtedness. If we incur any additional debt that ranks equally with the notes offered hereby, the holders of that debt will be entitled to share ratably with the holders of these notes in any proceeds distributed in connection with any bankruptcy, liquidation, reorganization or similar proceedings. If new debt is added to our current debt levels, the related risks that we now face could intensify.  See “Description of the Notes—Certain Covenants—Limitation on Indebtedness and Preferred Stock.”

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. A change of control under the indenture governing the notes offered hereby would also constitute a change of control under the indentures governing the Existing Notes and the credit agreement governing the bank credit facility. We may not have sufficient financial resources to repurchase all of the notes and/or the Existing Notes that are tendered upon a change of control or prepay loans under our bank credit facility. A failure to repurchase the notes and/or the Existing Notes when required would result in a default under the indenture governing the notes offered hereby and the Existing Notes as well as the credit agreement governing the bank credit facility. See “Description of the Notes—Change of Control.”

In addition, you should note that recent case law suggests that, in the event that incumbent directors are replaced as a result of a contested election, issuers may nevertheless avoid triggering a change of control under a clause similar to clause (3) of the definition of “Change of Control” under the caption “Description of the Notes—Certain Definitions,” if the outgoing directors were to approve the new directors for the purpose of such change of control clause.

Federal and state statutes allow courts, under specific circumstances, to cancel the guarantees of the notes under fraudulent transfer law.

The notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by certain of our existing and future wholly owned domestic subsidiaries. Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, in certain circumstances a court could cancel a guarantee and order the return of any payments made thereunder to the subsidiary or to a fund for the benefit of its creditors.

A court might take these actions if it found, among other things, that when the guarantor incurred the debt evidenced by its guarantee (i) it received less than reasonably equivalent value or fair consideration for the incurrence of the debt and (ii) any one of the following conditions was satisfied:

•

the guarantor was insolvent or rendered insolvent by reason of the incurrence;

•

the guarantor was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•

the guarantor intended to incur, or believed (or reasonably should have believed) that it would incur, debts beyond its ability to pay as those debts matured.

In applying the above factors, a court would likely find that a guarantor did not receive fair consideration or reasonably equivalent value for its guarantee, except to the extent that it benefited directly or indirectly from the notes issuance. The determination of whether a guarantor was or was not rendered “insolvent” when it entered into its guarantee will vary depending on the law of the jurisdiction being applied. Generally, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its assets at a fair valuation or if the present fair salable value of it assets is less than the amount that will be required to pay its probable liability on its existing debts, including contingent or unliquidated debts, as they mature.

If a court canceled a guarantor’s guarantee, you would no longer have a claim against that guarantor or its assets. Our assets and the assets of the remaining guarantors may not be sufficient to pay the amount then due under the notes.

Under the indenture that governs the notes offered hereby, we would have had the capacity to make certain payments, including dividends, in excess of $1.1 billion as of September 30, 2012.

The indenture that governs the notes offered hereby limits our ability to make certain payments, including dividends, loans or investments or the redemption or retirement of any equity interests and indebtedness subordinated to the notes. However, subject to certain exceptions, these limitations are based on a calculation of our net income, equity issuances and other items since March 31, 1998, rather than since the date of this offering. Accordingly, as of September 30, 2012, we would have had the capacity to make certain payments, including dividends, in excess of $1.1 billion (which is available only upon achievement of a minimum cash flow coverage test, which we currently meet) under the indenture that governs the notes offered hereby. See “Description of the Notes—Certain Covenants.”

Adverse changes in our credit ratings could negatively affect our financing ability.

Our credit ratings may affect the amount of capital we can access, as well as the terms and pricing of any debt we may incur. There can be no assurance that we will be able to maintain our current credit ratings. In the event that our current credit ratings are downgraded or removed, we would most likely incur higher borrowing costs and experience greater difficulty in obtaining additional financing, which would in turn have a material adverse impact on our financial condition, results of operations, and liquidity.

There may be no active trading market for the notes offered hereby, and if one develops, it may not be liquid.

The notes are a new issue of securities for which there is currently no trading market. We do not intend to apply for a listing of the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result, we cannot assure you that a market will develop for the notes or that you will be able to sell your notes. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price. Future trading prices of the notes will depend on many factors, including prevailing interest rates, the market for similar securities, the price of our underlying common stock, general economic conditions and our financial condition, performance and prospects. The underwriters have advised us that they intend to make a market for the notes, but they are not obligated to do so. The underwriters may terminate their market making activities at any time, in their sole discretion, which could negatively impact your ability to sell the notes or the prevailing market price at the time you choose to sell. In addition, such market making will be subject to limitations imposed on the Securities Act and other applicable laws and regulations. As a result, there can be no assurance that an active trading market for the notes will develop or, if one does develop, that will be maintained.

USE OF PROCEEDS

The net proceeds from the issuance and sale of the notes will be approximately $835.5 million, after deducting the underwriting discount and our estimated expenses for the offering. We intend to use the net proceeds from this offering and cash on hand, to fund the Tender Offer and Consent Solicitation for the 8.0% Senior Subordinated Notes due November 15, 2017 and to pay related fees and expenses, and accrued interest. If any or all of the 2017 Notes are not purchased in the Tender Offer, we intend to use a portion of such amounts to fund the redemption, defeasance or discharge of any and all of the then outstanding 2017 Notes in accordance with the indenture governing such notes. This offering of the notes is not contingent on the closing of the Tender Offer. Any remaining proceeds from this offering will be used for general corporate purposes.

Credit Suisse Securities (USA) LLC is the dealer manager for the Tender Offer and solicitation agent on the Consent Solicitation, and certain of the underwriters or their affiliates may hold the 2017 Notes, which they may elect to tender in the Tender Offer and thereby receive a portion of the net proceeds from this offering. See “Underwriting.”

CAPITALIZATION

The following table shows our cash and cash equivalents and our capitalization as of September 30, 2012 on:

•

an actual basis; and

•

an as adjusted basis to give effect to (i) this offering and (ii) the use of proceeds therefrom to fund the Tender Offer and Consent Solicitation for the 2017 Notes, assuming all of the 2017 Notes are tendered prior to the Consent Date, and pay related fees and expenses and accrued interest.

This table should be read together with the “Use of Proceeds” and “Risk Factors” included and incorporated by reference in this prospectus supplement and the consolidated financial statements and the related notes thereto incorporated by reference in this prospectus supplement.  The actual size of this offering may vary from the amounts set forth below and the use of proceeds may change accordingly.

	As of September 30, 2012
	Actual	As Adjusted
(dollars in millions)		(unaudited)
Cash and cash equivalents	$542.6	$541.6
Debt:
Revolving credit facility (1)	$—	$—
Term loan credit facilities (2)	704.4	704.4
6.0% Senior Notes due 2021 offered hereby	—	850.0
6.5% Senior Notes due 2020	300.0	300.0
4% Convertible Senior Subordinated Notes due 2015	107.5	107.5
8% Senior Subordinated Notes due 2017(3)	800.0	—
Capital lease obligations	5.9	5.9
Other	146.0	146.0
Total debt	2,063.8	2,113.8

Stockholders’ equity	2,074.1	2,047.3
Total capitalization	$4,137.9	$4,161.1

(1)

Our 2011 bank credit facility provides us with a revolving line of credit of up to $500 million. The revolving line of credit consists of $250 million of available domestic revolving loans and $250 million of available multicurrency revolving loans. We had no outstanding borrowings and $440.4 million available for borrowing under our revolving credit facility at September 30, 2012.

(2)

Our 2011 bank credit facility provides us with a $451.8 million term loan and a €196.4 million term loan. See “Description of Certain Indebtedness.” The Credit Agreement also provides unlimited incremental commitments, subject to certain conditions, which may be extended at the option of the lenders and can be in the form of revolving credit commitments, term loan commitments or a combination of both. See “Description of Certain Indebtedness.”

(3)

We intend to use the net proceeds from this offering of the notes and cash on hand, to repurchase and/or redeem the 2017 Notes and to pay related fees and expenses and accrued interest. See “Use of Proceeds.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods indicated:

	For the Year Ended December 31,								Nine Months Ended September 30,
	2007	2008	2009		2010		2011		2012
Ratio of earnings to fixed charges (1)(2)	9.8x	1.7x	—x	(3)	—x	(3)	1.5x		1.9x
Pro forma adjusted ratio of earnings to fixed charges for this offering							1.6x	(4)	2.0x
Amount of earnings deficiency for coverage of fixed charges (5)	—	—	$524.1		$239.6		—		—

(1)

For purposes of this definition, earnings are defined as income (loss) from continuing operations before income taxes and cumulative effect of change in accounting principle excluding noncontrolling interest in consolidated subsidiaries and undistributed (income) loss of less than 50% owned investments, plus distributions from less than 50% owned investments and fixed charges. Fixed charges are the sum of interest expense, including debt discount amortization, amortization/writeoff of debt issuance costs and portion of rental expense representative of interest factor.

(2)

There are no shares of preferred stock outstanding.

(3)

Less than 1.0x.

(4)

The pro forma adjusted ratio of earnings to fixed charges for this offering as of December 31, 2011 assumes the incurrence of $850.0 million of senior debt at an interest rate of 6.0% pursuant to this offering. No incremental interest income is assumed for the proceeds of the offering.  A 1/8% increase in the interest rates of the notes offered hereby would not change the pro forma adjusted ratios.

(5)

Dollar amounts are reflected in millions.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION AND OTHER DATA

On August 16, 2011, we acquired approximately 81% of the shares of Demag Cranes AG at a price of €45.50 per share, for total cash consideration of approximately $1.1 billion, bringing our ownership to 82%.

In January 2012, we entered into the DPLA with Demag Cranes AG. The DPLA was approved by the Demag Cranes AG shareholders on March 16, 2012 and became effective following registration of the DPLA in the commercial register on April 18, 2012. Upon demand from outside shareholders of Demag Cranes AG, we will acquire their shares in return for €45.52 per share, or up to approximately €174 million in the aggregate. Any outside shareholders of Demag Cranes AG that choose not to sell their shares to us will receive an annual guaranteed payment in the gross amount of €3.33 per share (€3.04 net per share). As of September 30, 2012, approximately 57,000 shares have been tendered and we have paid approximately €2.6 million related to these tendered shares.

The Unaudited Pro Forma Condensed Combined Statement of Income for the twelve months ended December 31, 2011 illustrates the effect of the acquisition of Demag Cranes AG had it occurred on January 1, 2011. The Unaudited Pro Forma Condensed Combined Statement of Income was derived from the unaudited historical Consolidated Statement of Income of Demag Cranes AG for the seven and a half months ended August 15, 2011, which was prepared by management of Demag Cranes AG, and adjustments to conform Demag Cranes AG’s financial statements presented in accordance with International Financial Reporting Standards (IFRS) with accounting principles generally accepted in the United States of America (U.S. GAAP) and our accounting policies, combined with our Consolidated Statement of Income for the fiscal year ended December 31, 2011, with acquisition-related adjustments reflected in the period presented.

The allocation of the purchase price for the acquisition of Demag Cranes AG used in the Unaudited Pro Forma Condensed Combined Statement of Income set forth below is based upon estimates and assumptions by management. We believe that such information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed.

The Unaudited Pro Forma Condensed Combined Statement of Income, including the notes thereto, do not reflect (i) any potential cost savings or other synergies that could result from the combined operations of Terex and Demag Cranes AG and (ii) the incurrence or repayment of any indebtedness by us since January 1, 2012. The Unaudited Pro Forma Condensed Combined Statement of Income is presented for illustrative purposes only and does not purport to be indicative of the combined results of operations for future periods or the results that would have been achieved if Demag Cranes AG had been acquired on January 1, 2011.

The Unaudited Pro Forma Condensed Combined Statement of Income should be read in conjunction with our audited consolidated financial statements and notes thereto and our other financial information pertaining to the Company contained in our Current Report on Form 8-K, as filed with the SEC on November 1, 2012, which is incorporated by reference in this prospectus supplement.

	Year Ended December 31, 2011
	Historical				Pro Forma
(dollars in millions, except per share data)	Terex Corporation Year ended December 31, 2011 (*)	Demag Cranes AG January 1, 2011 through August 15, 2011 in IFRS	U.S. GAAP Adjustments January 1, 2011 through August 15, 2011	Notes	Pro Forma Adjustments	Notes	Pro Forma
Net sales	$6,504.6	$923.5	$(12.9)	(a)	$-		$7,415.2
Cost of goods sold	(5,544.3)	(652.6)	7.2	(b)	19.6	(g), (i), (j)	(6,170.1)
Gross profit	960.3	270.9	(5.7)		19.6		1,245.1
Selling, general and administrative expenses	(879.1)	(250.6)	(5.1)	(c)	26.5	(g), (h)	(1,108.3)
Income (loss) from operations (q)	81.2	20.3	(10.8)		46.1		136.8
Other income (expense)
Interest income (expense) net	(120.6)	(10.6)	5.2	(d)	(26.1)	(k), (l)	(152.1)
Other income (expense) – net	123.9	2.5	-		13.8	(m), (n)	140.2
Income (loss) from continuing operations before income taxes	84.5	12.2	(5.6)		33.8		124.9
(Provision for) benefit from income taxes	(50.4)	(28.7)	1.7	(e)	18.2	(o)	(59.2)
Income (loss) from continuing operations	$34.1	$(16.5)	$(3.9)		$52.0		$65.7
Net (income) loss attributable to noncontrolling interest	$4.5	$(0.1)	$0.7	(f)	$(7.4)	(p)	$(2.3)
Income (loss) from continuing operations attributable to Terex Corporation	$38.6	$(16.6)	$(3.2)		$44.6		$63.4
Income (loss) from continuing operations attributable to Terex Corporation common stockholders:
Basic	$0.35						$0.58
Diluted	$0.35						$0.57
Weighted average number of shares outstanding in per share calculation:
Basic	109.5						109.5
Diluted	110.7						110.7

(*)	Includes Demag Cranes AG for the period August 16, 2011 through December 31, 2011.

Note: The following summarizes the purchase price allocation for the transaction.
Total assets acquired:	$2,549.2
Total liabilities assumed:	(1,159.6)
Noncontrolling interest:	(253.0)
$1,136.6

(a)	Adjustment of $12.9 million to conform to our revenue recognition principles associated with guarantees for the period January 1, 2011 through August 15, 2011.
(b)

Decrease to cost of goods sold of $10.9 million to conform to our expense recognition principles associated with guarantees and the recognition of $3.7 million of pension expense reclassified from interest income (expense) - net for the period January 1, 2011 through August 15, 2011.

(c)

Recognition of research and development costs of $3.6 million and pension expense reclassified from interest income (expense) - net of $1.5 million for the period January 1, 2011 through August 15, 2011.

(d)	Adjustment to reclassify pension expense to cost of goods sold and selling, general and administrative expenses of $5.2 million for the period January 1, 2011 through August 15, 2011.
(e)

Income tax benefit of $1.7 million from items included in the incremental loss associated with U.S. GAAP adjustments for the period January 1, 2011 through August 15, 2011. These adjustments are based on the estimated statutory rate in effect for the period.

(f)	Allocation of $0.7 million of loss associated with U.S. GAAP adjustments for the period January 1, 2011 through August 31, 2011, attributable to 18% noncontrolling interest holders of Demag Cranes AG.
(g)

Depreciation expense of $4.8 for the period January 1, 2011 through August 15, 2011 recorded in cost of goods sold. Depreciation expense of $3.0 million for the period January 1, 2011 through August 15, 2011 recorded in selling, general and administrative costs. These expenses are a result of the fair value increases to the carrying value of property, plant and equipment. The weighted-average useful lives are 13.2 years and are depreciated on a straight-line basis.

(h)

Acquisition-related costs of $29.5 million recorded by Demag Cranes AG during the period January 1, 2011 through August 15, 2011 were removed as the charge is non-recurring and directly related to the acquisition.

(i)

Incremental amortization expense of $17.0 million for the period January 1, 2011 through August 15, 2011 recorded in cost of goods sold. These expenses are a result of the recognition and measurement of identified intangible assets. The customer relationship intangible assets are being amortized over a weighted-average period of 16 years, in-process research and development intangible assets are amortized over 5 years and technology intangible assets are amortized over 6 years.

(j)	Adjustment of $41.4 million to remove amortization of inventory step-up as the charge is non-recurring and directly related to the acquisition.
(k)

Interest expense of $26.9 million for the period January 1, 2011 through August 15, 2011, related to $733.9 million of long-term debt incurred for the acquisition. The interest rate used for this calculation was 5.7%, which represented Terex's current borrowing rate on debt issued to fund the acquisition. If this interest rate increased or decreased by 0.125%, interest expense would have increased or decreased by approximately $0.6 million for the period January 1, 2011 through August 15, 2011.

(l)

Accretion of debt fair value adjustment of $0.8 million recorded by Terex during the period August 16, 2011 through December 31, 2011 were removed as the charge is non-recurring and directly related to the acquisition.

(m)	Amortization of debt issuance costs of $2.0 million for the period January 1, 2011 through August 15, 2011 related to the debt incurred for the acquisition.
(n)	Acquisition-related costs of $15.8 million recorded by Terex in 2011 were removed as the charge is non-recurring and directly related to the acquisition.
(o)

Income tax benefit of $18.2 million principally relates to the elimination of income tax expense for the write-off of German net operating loss (NOL) deferred tax assets in anticipation of the acquisition reported in the Demag Cranes AG historical results and the tax impact of the other pro forma adjustments for the period January 1, 2011 through December 31, 2011. If the acquisition were to have occurred on January 1, 2011, the write off of the NOL deferred tax asset would have occurred in purchase accounting and so the expense has been excluded in the pro forma adjustment. These adjustments are based on the estimated statutory tax rates applied for the period.

(p)

Allocation of $7.4 million of income associated with Pro Forma adjustments and Demag Cranes AG historical results for the period January 1, 2011 through December 31, 2011, attributable to 18% noncontrolling interest holders of Demag Cranes.

(q)	The following table provides an unaudited presentation and reconciliation of pro forma income (loss) from operations to Pro Forma EBITDA and Pro Forma Adjusted EBITDA.
		Year Ended December 31, 2011
		Historical				Pro Forma
	(dollars in millions)	Terex Corporation Year ended December 31, 2011 (*)	Demag Cranes AG January 1, 2011 through August 15, 2011 in IFRS	U.S. GAAP Adjustments January 1, 2011 through August 15, 2011	Notes	Pro Forma Adjustments	Notes	Pro Forma

	Income (loss) from operations	$81.2	$20.3	$(10.8)		$46.1		$136.8
	Depreciation and Amortization	126.6	15.8	-		24.8		167.2
	Bank fee amortization not included in Income (loss) from operations	(8.1)	-	-		-		(8.1)
	EBITDA (i) (iii)	199.7	36.1	(10.8)		70.9		295.9
	Adjusted EBITDA (ii)(iii)	$335.1	$36.1	$(10.8)		$29.5		$389.9

(i)

Pro Forma EBITDA represents pro forma income (loss) from operations before depreciation and amortization. EBITDA is a non-U.S. GAAP measure.  We present Pro Forma EBITDA because we believe it is useful to investors because it is a measure frequently used by securities analysts, investors and others in the evaluation of companies that make significant acquisitions during the previous fiscal year and the presentation provides investors with additional criteria used by management to evaluate the performance of the combined company.

Pro Forma EBITDA has limitations as an analytical tool, and it does not represent, and should not be considered an alternative to income (loss) from operations as defined by U.S. GAAP.  Some of these limitations are:

•

Pro Forma EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures;

•

Pro Forma EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•

Pro Forma EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; and

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Pro Forma EBITDA does not reflect any cash requirements for such replacements.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Pro Forma EBITDA only supplementally.  See the unaudited pro forma condensed combined statement of income, cash flows and balance sheet contained in this section and the audited consolidated financial statements of Terex incorporated by reference in this prospectus supplement. Please see footnote (iii) below for a reconciliation of pro forma income (loss) from operations to Pro Forma EBITDA.

(ii)

We present Pro Forma Adjusted EBITDA as a further supplemental measure of the performance of the combined company.  We believe Pro Forma Adjusted EBITDA is helpful to investors and other interested parties because we believe it provides the most meaningful view of the combined operations since it removes from the operating results the impact of items that do not reflect the combined company’s core operating performance.

(iii)	The following table provides an unaudited reconciliation of pro forma income (loss) from operations to Pro Forma EBITDA and Pro Forma Adjusted EBITDA:

Year ended December 31,
2011
(amounts in millions)
(unaudited)
Pro forma income (loss) from operations	$136.8
Depreciation and Amortization	167.2
Bank fee amortization not included in income (loss) from operations	(8.1)

Pro Forma EBITDA (unaudited)	295.9
Restructuring and related items (a)	63.5
Stock-based compensation (b)	23.4
Other adjustment (c)	7.1

Pro Forma Adjusted EBITDA (unaudited)	$389.9

a)

Restructuring and related items included costs for severance, employee benefits, facility costs, asset impairment and other charges related to facility closures or realignment.

b)

Stock-based compensation reflects non-cash expenses recorded for the Company’s various share-based compensation plans.

c)

Other adjustments primarily relate to charges recorded for supplier quality issues.

DESCRIPTION OF CERTAIN INDEBTEDNESS

Credit Agreement

General

On October 12, 2012, Terex and certain of its subsidiaries entered into an amendment to its amended and restated credit agreement dated as of August 5, 2011, as amended (the “Credit Agreement”), with the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent. The principal changes contained in the amendment to the Credit Agreement were to (i) reduce the interest rates at which the term loans bear interest; (ii) reduce the pricing on performance letters of credit and (iii) provide Terex with greater flexibility with respect to its financial and other covenants and issuing additional debt.

The Credit Agreement provided Terex with a $460.1 million term loan and a €200.0 million term loan. The proceeds of the term loans were used, along with other cash, to pay for the shares of Demag Cranes AG and related fees and expenses and accrued interest. As amended, the Credit Agreement provides Terex with a $451.8 million term loan and a €196.4 million loan.

In addition, the Credit Agreement provides Terex with a revolving line of credit of up to $500 million. The revolving line of credit consists of $250 million of available domestic revolving loans and $250 million of available multicurrency revolving loans.

The Credit Agreement has unlimited incremental commitments, subject to certain conditions, which may be extended at the option of the lenders and can be in the form of revolving credit commitments, term loan commitments, or a combination of both.

As of September 30, 2012, Terex had $704.4 million in U.S. dollar and Euro denominated term loans outstanding under the Credit Agreement. Terex had no revolving credit amounts outstanding as of September 30, 2012.

The Credit Agreement incorporates facilities for issuance of letters of credit up to $300 million.  Letters of credit issued under the letter of credit facility decrease availability under the $500 million revolving line of credit.  As of September 30, 2012, Terex had letters of credit issued under the Credit Agreement that totaled $59.6 million.  The Credit Agreement also permits Terex to have additional letter of credit facilities up to $200 million, and letters of credit issued under such additional facilities do not decrease availability under the revolving line of credit.  As of September 30, 2012, Terex had letters of credit issued under the additional letter of credit facilities of the Credit Agreement that totaled $1.1 million.

Maturity

The revolving lines of credit and the term loans are scheduled to mature on April 29, 2016 and April 28, 2017, respectively.

Guarantee and Collateral

Terex and certain of its subsidiaries agreed to take certain actions to secure borrowings under the Credit Agreement.  As a result, Terex and certain of its wholly-owned domestic subsidiaries entered into a Guarantee and Collateral Agreement with Credit Suisse AG, as collateral agent for the lenders, granting security to the lenders for amounts borrowed under the Credit Agreement.  Terex is required to (a) pledge as collateral the capital stock of Terex’s material domestic subsidiaries and 65% of the capital stock of certain of Terex’s material foreign subsidiaries, and (b) provide a first priority security interest in, and mortgages on, substantially all of Terex’s domestic assets.

Covenants

The Credit Agreement requires Terex to comply with a number of covenants. These covenants require Terex to meet certain financial tests.

•

The minimum required levels of the interest coverage ratio, as defined in the Credit Agreement, are set forth below:

Period	Ratio
April 1, 2012 and thereafter	2.50	to	1.00

•

The maximum permitted levels of the senior secured leverage ratio, as defined in the Credit Agreement, are set forth below:

Period	Ratio
April 1, 2012 and thereafter	2.50	to	1.00

The covenants also limit, in certain circumstances, Terex’s ability to take a variety of actions, including: incur indebtedness; create or maintain liens on its property or assets; make investments, loans and advances; repurchase shares of its Common Stock; engage in acquisitions, mergers, consolidations and asset sales; redeem debt; and pay dividends and distributions. The Credit Agreement also contains customary events of default. Terex’s future compliance with its financial covenants under the Credit Agreement will depend on its ability to generate earnings and manage its assets effectively. The Credit Agreement also has various non-financial covenants, both requiring Terex to refrain from taking certain future actions (as described above) and requiring Terex to take certain actions, such as keeping in good standing its corporate existence, maintaining insurance, and providing its bank lending group with financial information on a timely basis.

4% Convertible Senior Subordinated Notes due 2015

On June 3, 2009, we sold and issued $172.5 million aggregate principal amount of 4% Convertible Notes.  In certain circumstances and during certain periods, the 4% Convertible Notes will be convertible at an initial conversion rate of 61.5385 shares of Common Stock per $1,000 principal amount of convertible notes, equivalent to an initial conversion price of approximately $16.25 per share of Common Stock, subject to adjustment in some events.  Upon conversion, Terex will deliver cash up to the aggregate principal amount of the 4% Convertible Notes to be converted and shares of Common Stock with respect to the remainder, if any, of Terex’s convertible obligation in excess of the aggregate principal amount of the 4% Convertible Notes being converted. As a result of our redemption of the 7-3/8% Senior Subordinated Notes due 2014 (“7-3/8% Notes”), as of February 7, 2011, the 4% Convertible Notes are fully and unconditionally guaranteed, jointly and severally, by certain of the Company’s wholly-owned domestic subsidiaries.

We, as issuer of the 4% Convertible Notes, must separately account for the liability and equity components of the 4% Convertible Notes in a manner that reflects our nonconvertible debt borrowing rate at the date of issuance when interest cost is recognized in subsequent periods.  We allocated $54.3 million of the $172.5 million principal amount of the 4% Convertible Notes to the equity component, which represents a discount to the debt and will be amortized into interest expense using the effective interest method through June 2015.  We recorded a related deferred tax liability of $19.4 million on the equity component.  The balance of the 4% Convertible Notes was $107.5 million at September 30, 2012.  We recognized interest expense of $14.9 million and $11.2 million on the 4% Convertible Notes for the year ended December 31, 2011 and the nine months ended September 30, 2012, respectively.  The interest expense recognized for the 4% Convertible Notes will increase as the discount is amortized using the effective interest method, which accretes the debt balance over its term to $172.5 million at maturity.  Interest expense on the 4% Convertible Notes throughout its term includes 4% annually of cash interest on the maturity balance of $172.5 million plus non-cash interest expense accreted to the debt balance as described. As of September 30, 2012, we purchased approximately 25% of the principal amount outstanding of our 4% Convertible Notes for approximately $64 million.

8% Senior Subordinated Notes due 2017

 On November 13, 2007, we sold and issued $800.0 million aggregate principal amount of 8% Senior Subordinated Notes Due 2017 (the “2017 Notes”). The 2017 Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by certain of our existing and future wholly-owned subsidiaries. The 2017 Notes were issued under an indenture, dated as of July 20, 2007, and supplemental indenture, dated as of November 13, 2007, between us and HSBC Bank USA, National Association, as trustee. The 2017 Notes mature on November 15, 2017.  As of September 30, 2012, we had $800.0 million aggregate principal amount of the 2017 Notes outstanding. As described under “Use of Proceeds,” concurrently with this offering we are making the Tender Offer for the 2017 Notes.

Redemption

We will be entitled at our option to redeem all or a portion of the notes, in whole or in part, at any time or from time to time on or after November 15, 2012, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date, if redeemed during the 12-month period commencing on November 15, of the years set forth below:

Redemption Period	Price
2012	104.000%
2013	102.667%
2014	101.333%
2015 and thereafter	100.000%

Further, if we undergo certain kinds of change of control, each holder has the right to require us to repurchase all or any part of such holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.  We also may be required to repurchase a holders’ notes with the proceeds of certain assets at a purchase price in cash of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to date of purchase.

Covenants

The indenture governing the 2017 Notes contains covenants that, among others, limit our ability and the ability of our subsidiaries to: (1) incur additional indebtedness; (2) create or incur certain liens; (3)  pay dividends and make other restricted payments; (4) create restrictions on dividend and other payments to us from certain of our subsidiaries; (5) sell assets and subsidiary stock; (6) engage in transactions with affiliates; (7) sell or issue capital stock of certain of our subsidiaries; (8) consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries; (9) enter into certain lines of business; and (10) create unrestricted subsidiaries. All of the covenants are subject to a number of important qualifications and exceptions.

Events of Default

The indenture governing the 2017 Notes contains certain events of default, including (subject, in some cases, to cure periods and materiality thresholds) defaults based on (1) the failure to make payments under the indenture when due, (2) breach of covenants, (3) acceleration of other material indebtedness, (4) bankruptcy events and (5) material judgments.

6.5% Senior Notes due 2020

On March 27, 2012, we sold and issued $300.0 million aggregate principal amount of 6.5% Senior Notes Due 2020 (the “6.5% Senior Notes”). The 6.5% Senior Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by certain of our existing and future wholly-owned subsidiaries. The 6.5% Senior Notes were issued under an indenture, dated as of July 20, 2007, and a supplemental indenture, dated as of March 27, 2012, between us and HSBC Bank USA, National Association, as trustee. The 6.5% Senior Notes mature on April 1, 2020.  As of September 30, 2012, we had $300.0 million aggregate principal amount of the 6.5% Senior Notes outstanding.

Redemption

We will be entitled, at our option, to redeem all or a portion of the 6.5% Senior Notes at any time or from time prior to April 1, 2016 at a price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the redemption date plus a “make-whole” premium. At any time on or after April 1, 2016, we can choose to redeem some or all of the 6.5% Senior Notes at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date, if redeemed during the 12-month period commencing on April 1, of the years set forth below:

Redemption Period	Price
2016	103.250%
2017	101.625%
2018 and thereafter	100.000%

At any time before April 1, 2015, we can choose to redeem up to 35% of the outstanding 6.5% Senior Notes with money that we raise in certain equity offerings as long as we pay 106.50% of the principal amount of the 6.5% Senior Notes plus accrued interest and at least 65% of the 6.5% Senior Notes originally issued remain outstanding afterwards.

Further, if we undergo certain kinds of change of control, each holder has the right to require us to repurchase all or any part of such holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

Ranking

The 6.5% Senior Notes will rank equally with the notes offered hereby.

Covenants

The indenture governing the 6.5% Senior Notes contains covenants that, among others, limit our ability and the ability of certain of our subsidiaries to: (1) incur or guarantee additional indebtedness; (2) create or incur certain liens; (3) pay dividends or  make other restricted payments; (4) create restrictions on dividend and other payments to us from certain of our subsidiaries; (5) sell assets and subsidiary stock; (6) engage in transactions with affiliates; (7) sell or issue capital stock of certain of our subsidiaries; (8) consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries; (9) enter into certain lines of business; and (10) create unrestricted subsidiaries. All of the covenants are subject to a number of important qualifications and exceptions.

Events of Default

The indenture governing the 6.5% Senior Notes contains certain events of default, including (subject, in some cases, to cure periods and materiality thresholds) defaults based on (1) the failure to make payments under the indenture when due, (2) breach of covenants, (3) acceleration of other material indebtedness, (4) bankruptcy events and (5) material judgments.

DESCRIPTION OF THE NOTES

Terex Corporation (“Terex”) will issue $850.0 million aggregate principal amount of senior notes due 2021 (the “notes” or the “Notes”) under an Indenture, dated as of July 20, 2007 (the “Base Indenture”), between Terex and HSBC Bank USA, National Association, as trustee (the “Trustee” or the “trustee”), as supplemented by the supplemental indenture dated as of November 26, 2012 (such supplemental indenture together with the Base Indenture, the “Indenture”), among Terex, the Subsidiary Guarantors and the Trustee.

The following description of the particular terms of the notes offered by this prospectus supplement supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the senior debt securities set forth under the caption “Description of the Debt Securities” in the accompanying prospectus.  Terms used in this prospectus supplement that are otherwise not defined have the meanings given to them in the accompanying prospectus.

The following is a summary of certain provisions of the Indenture and the notes.  The following summary of certain provisions of the Indenture and the notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture and the notes, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act.  We urge you to read the Indenture and form of notes because they, not this description, define your rights as holders of these notes.  You may request copies of these documents at our address set forth under the heading “Where You can Find More Information.”

In this section, entitled “Description of the Notes,” references to “Terex,” “the Company,” “we,” “our” or “us,” are to Terex Corporation and not its subsidiaries.  Certain terms used in this description are defined under the subheading “Certain Definitions.”

General

Principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency of Terex in the Borough of Manhattan, the City of New York (which initially shall be the corporate trust office of the Trustee, at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust & Loan Agency), except that, at the option of Terex, payment of interest may be made by check mailed to the address of the holders as such address appears in the note register.

The notes will be issued only in fully registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000. See “—Book Entry, Delivery and Form.”  No service charge shall be made for any registration or exchange of notes, but Terex may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Brief Description of the Terms of the Notes

The notes:

•

will be unsecured senior obligations of Terex;

•

will be pari passu in right of payment with all existing and future Senior Indebtedness of Terex, but will be effectively junior to all secured Indebtedness to the extent of the collateral securing such Indebtedness;

•

will initially be fully and unconditionally guaranteed on a senior unsecured basis by the Subsidiary Guarantors;

•

may be guaranteed in the future on a senior basis by certain of our domestic Restricted Subsidiaries as described under “—Certain Covenants—Future Subsidiary Guarantors;”

•

will be structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of Subsidiaries of Terex except those Subsidiaries that Guarantee the notes; and

•

are senior in right of payment to all Subordinated Obligations of Terex.

Subject to compliance with the covenant described under “—Certain Covenants—Limitation on Indebtedness and Preferred Stock,” we may issue additional notes from time to time after this offering under the Indenture (the “additional notes”).  The notes and the additional notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. In the event that any of the additional notes are not fungible with the notes for U.S. federal income tax purposes, such additional notes will be issued with a separate CUSIP, ISIN or Common Code (as applicable) so that they are distinguishable from the notes. Unless the context requires otherwise, for all purposes of this “Description of the Notes,” references to the notes include any additional notes actually issued.

Subsidiary Guarantees

The Subsidiary Guarantors, as primary obligors and not merely as sureties, will initially jointly and severally, fully and unconditionally guarantee, on an unsecured senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations, of Terex under the Indenture and the Notes, whether for payment of principal of, any premium or interest on or Additional Interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

The Subsidiary Guarantors will initially guarantee the Notes.  None of our Foreign Subsidiaries will guarantee the Notes.  Each of the Guarantees of the Notes will be a general unsecured obligation of each Subsidiary Guarantor, will be pari passu in right of payment with all existing and future Senior Indebtedness of each such Subsidiary Guarantor and will be effectively subordinated to all secured Indebtedness of each such Subsidiary Guarantor to the extent of the collateral securing such Indebtedness, and will be senior in right of payment to all existing and future Subordinated Obligations (including guarantees of the Existing Subordinated Notes) of each such entity.  The Notes will be structurally subordinated to Indebtedness, claims of holders of Preferred Stock and other liabilities of Subsidiaries of the Issuers that do not Guarantee the Notes.

Not all of Terex’s Subsidiaries will Guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to Terex.  For the nine months ended September 30, 2012, before intercompany eliminations, our Subsidiaries that are not Subsidiary Guarantors accounted for approximately 64% of Terex’s net sales, and approximately (4)% of Terex’s net (loss) income attributable to Terex and as of September 30, 2012, before intercompany eliminations, our Subsidiaries that are not Subsidiary Guarantors accounted for approximately 41% of the total assets, and approximately 75% of Terex’s current liabilities.

The obligations of each Subsidiary Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor’s liability on its Guarantee could be reduced to zero.  See “Risk Factors—Risks Related to the Notes—Federal and state statutes allow courts, under specific circumstances, to cancel the guarantees of the notes under fraudulent transfer law.”

A Guarantee by a Subsidiary Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1)

any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Subsidiary Guarantor (including any sale, exchange or transfer, after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary) if such sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(2)

the release or discharge of the guarantee by such Subsidiary Guarantor of the Credit Facility, the Existing Notes and any guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such Guarantee;

(3)

the proper designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions set forth under “—Certain Covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary;”

(4)

the Issuers exercising their legal defeasance option or covenant defeasance option as described under “—Defeasance” or the Issuers’ obligations under the Notes being discharged in accordance with the terms of the Indenture;

(5)

during a Suspension Period; and

(6)

such Subsidiary Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Principal, Maturity and Interest

We will issue an aggregate principal amount of $850.0 million of notes. The notes will mature on May 15, 2021. Interest on the notes will accrue at a rate of 6.0% per annum. Interest on the notes will be payable semiannually to holders of record at the close of business on the April 15 or October 15 immediately preceding the interest payment date on May 15 and November 15 of each year, commencing May 15, 2013. We will pay interest on overdue principal at 1% per annum in excess of such rate, and will pay interest on overdue installments of interest at such higher rate to the extent lawful.  Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

Optional Redemption

Except as set forth below, we will not be entitled to redeem the notes at our option.

At any time prior to November 15, 2016, we will be entitled at our option to redeem all or a portion of the notes, in whole or in part, at any time or from time to time, upon notice as described under “—Selection and Notice,” at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, plus accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On and after November 15, 2016, we will be entitled at our option to redeem all or a portion of the notes, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each holder’s registered address and otherwise as described under “—Selection and Notice,” at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 15 of the years set forth below:

Redemption Period	Price
2016	103.000%
2017	101.500%
2018 and thereafter	100.000%

In addition, before November 15, 2015, we will be entitled at our option on one or more occasions redeem in the aggregate up to 35.0% of the original principal amount of the notes (including the original principal amount of any additional notes that are notes) with an amount equal to the proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 106% plus accrued interest to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the aggregate principal amount of the notes originally outstanding remains outstanding (including the original principal amount of any additional notes that are notes) after each such redemption.

Selection and Notice

In the case of any partial redemption, we will select the notes for redemption in accordance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not listed on a securities exchange, the trustee will select the notes on a pro rata basis to the extent practicable, although no note in original principal amount of $2,000 or less shall be redeemed in part.  If any new note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed.  A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note.  Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Notices of redemption shall be mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each holder at such holder’s registered address, except that notices of redemption may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture. If any note is to be redeemed in part only, any notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed.

Any redemption may, at Terex’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering, other offering, Change of Control or other corporate transaction or event.  In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Terex’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

We are not required to make any mandatory redemption or sinking fund payments with respect to the notes.  However, under certain circumstances, we may be required to offer to purchase notes as described under “—Change of Control” and “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”  We may at any time and from time to time purchase notes in the open market or otherwise.

Ranking

The Indebtedness evidenced by the notes will be our senior obligations.  The payment of the principal of, premium (if any), and interest on the notes is pari passu with all of our Senior Indebtedness, including the obligations of Terex under the Credit Facility.

The notes will rank pari passu in right of payment with all of our other existing and future Senior Indebtedness and will be effectively subordinated to all of our secured Indebtedness to the extent of the collateral securing such Indebtedness and certain Indebtedness that would give rise to a Permitted Lien. Furthermore, the notes will rank senior in right of payment to all of our Subordinated Obligations.  See “Risk Factors—Risks Related to this Offering—The notes will be structurally subordinated to all liabilities of certain of our non-guarantor subsidiaries, including senior subordinated obligations of such subsidiaries.”

As of September 30, 2012 on a pro forma basis giving effect to the offering of the notes and the use of proceeds thereof, Terex and its subsidiaries would have had the following indebtedness outstanding: (1) $1.9 billion of senior indebtedness of Terex and/or the Subsidiary Guarantors, all of which would either be the notes or related guarantees thereof or would be pari passu in right of payment to the notes and related guarantees and which includes $324.0 million of guarantees of indebtedness of non-guarantors and which includes $715.9 million of secured indebtedness which would be senior to the notes and related guarantees as to the value of the collateral which secure such indebtedness, (2) $107.5 million of indebtedness which would be subordinated in right of payment to the notes and guarantees offered hereby and (3) $358.6 million of indebtedness of non-guarantor subsidiaries which would be effectively senior to the notes and guarantees offered hereby and which includes $324.0 million of indebtedness which is guaranteed by Terex or a Subsidiary Guarantor.

Although the Indenture contains limitations on the amount of additional Indebtedness that Terex and its Restricted Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial. See “—Certain Covenants—Limitation on Indebtedness and Preferred Stock.”

In addition, claims of creditors of our non-guarantor Subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such subsidiaries, and claims of preferred stockholders (if any) of such subsidiaries, generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including the holders of the notes, even if such obligations do not constitute Senior Indebtedness.  The notes therefore will be effectively subordinated to existing and future liabilities of our non-guarantor Subsidiaries.

Although the Indenture limits the incurrence of Indebtedness and preferred stock by certain of our subsidiaries, such limitation is subject to a number of significant qualifications.  Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See “—Certain Covenants—Limitation on Indebtedness and Preferred Stock” and “Risk Factors—Risks Related to this Offering—The notes will be structurally subordinated to all liabilities of our non-guarantor subsidiaries, including senior subordinated obligations of such subsidiaries.”

Change of Control

If we undergo a Change of Control, each holder shall have the right to require us to repurchase all or any part of such holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Not later than 15 Business Days following any Change of Control, we will mail a notice to the trustee and to each holder stating, among other things:

(1)

that a Change of Control has occurred and that such holder has the right to require us to purchase such holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)

the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

(3)

the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4)

the instructions determined by us, consistent with the covenant described hereunder, that a holder must follow in order to have its notes purchased.

We will comply in all material respects to the extent applicable with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended, and any other securities laws or regulations in connection with the repurchase of notes as a result of a Change in Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the Indenture by virtue of our compliance with such securities laws or regulations.

Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise materially affect our capital structure or credit ratings.  Restrictions on our ability to Incur additional Indebtedness are contained in the covenant described under “—Certain Covenants—Limitation on Indebtedness and Preferred Stock.”  However, the covenants are subject to significant exceptions. Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the notes then outstanding.  Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders protection in the event of a highly leveraged transaction.

Holders may not be entitled to require us to purchase their notes in certain circumstances involving a significant change in the composition of our Board of Directors, including in connection with a proxy contest where our Board of Directors does not approve a dissident slate of directors but approves them as continuing directors, even if our Board of Directors initially opposed the directors.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of Terex to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law.  Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of Terex.  As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of notes may require Terex to make an offer to repurchase the notes as described above.

If a Change of Control offer is made, we cannot assure the holders that we will have available funds sufficient to pay the purchase price for all of the notes that might be delivered by holders seeking to accept the Change of Control offer.  Our failure to make or consummate the Change of Control offer or pay the purchase price when due will give the trustee and the holders the rights described under “Defaults.”

The existence of a holder’s right to require us to offer to repurchase such holder’s notes upon a Change of Control may deter a third party from acquiring Terex in a transaction that constitutes a Change of Control.

The Credit Facility, under certain circumstances, prohibits us from purchasing any notes prior to its expiration, and will also provide that the occurrence of certain change of control events with respect to Terex would constitute a default thereunder. In the event a Change of Control occurs at a time when we are prohibited from purchasing notes, we may (but are not required to) seek the consent of our lenders to the purchase of notes or may (but are not required to) attempt to refinance the borrowings that contain such prohibition.

Future Indebtedness that we may Incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require such Indebtedness to be repaid or repurchased upon a Change of Control.  Moreover, the exercise by the holders of their right to require us to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us.  Finally, our ability to pay cash to the holders following the occurrence of a Change of Control may be limited by our then existing financial resources.  We cannot assure the holders that sufficient funds will be available when necessary to make any required repurchases.

The provisions under the Indenture relating to our obligation to make an offer to repurchase the notes after the occurrence a Change of Control may be waived or modified with the written consent of each holder of notes then outstanding.  Prior to the occurrence of a Change of Control, the provisions under the Indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

We will not be required to make a Change of Control offer following a Change of Control if a third party (including any of our Restricted Subsidiaries) makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control offer made by us and purchases all notes validly tendered and not withdrawn under such Change of Control offer.

A Change of Control offer may be made in advance of the Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control offer.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture.  During any period of time that (i) the notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”) then, the covenants specifically listed under the following captions in this “Description of the Notes” section of this offering circular will not be applicable to the notes (collectively, the “Suspended Covenants”):

(1)

“—Limitation on Indebtedness and Preferred Stock;”

(2)

“—Limitation on Liens;”

(3)

“—Limitation on Sale/Leaseback Transactions;”

(4)

“—Limitation on Restricted Payments;”

(5)

“—Limitation on Restrictions on Distributions from Restricted Subsidiaries;”

(6)

“—Limitation on Sales of Assets and Subsidiary Stock;”

(7)

“—Limitation on Affiliate Transactions;”

(8)

clause (3) of the first and second paragraphs under “—Merger and Consolidation;”

(8)

“—Future Subsidiary Guarantors;” and

(10)

“—Limitation on Designations of Unrestricted Subsidiaries.”

If and while Terex and its Restricted Subsidiaries are not subject to the Suspended Covenants, the notes will be entitled to substantially less covenant protection. In the event that Terex and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the notes below an Investment Grade Rating, then Terex and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events.  The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.”  Any Subsidiary Guarantees granted by the Subsidiary Guarantors prior to any Suspension Period will be suspended during the Suspension Period.  Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset to zero.

Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by Terex or any of its Restricted Subsidiaries prior to the Reversion Date will give rise to a Default or Event of Default under the Indenture with respect to the notes; provided that (1) with respect to Restricted Payments made after such Reversion Date, the amount of Restricted Payments made will be calculated as though the covenant described above under the caption “—Limitation on Restricted Payments” had been in effect prior to and during the Suspension Period, (2) all Indebtedness incurred or issued, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (5) of the second paragraph of “—Limitation on Indebtedness and Preferred Stock,” (3) to the extent any Indebtedness is incurred or issued during the Suspension Period that would have required the Restricted Subsidiaries to become Subsidiary Guarantors and such Indebtedness is outstanding on the Reversion Date, such requirement will become effective on the Reversion Date, (4) to the extent any Liens are incurred during the Suspension Period such Liens will be classified to have been incurred pursuant to clause (11) of “—Certain Definitions—Permitted Liens” and (5) the applicable Subsidiary Guarantees will be reinstated to the extent required by the covenant “—Future Subsidiary Guarantors.”

There can be no assurance that the notes will ever achieve or maintain an Investment Grade Rating.

The Indenture contains covenants including, among others, the following:

Limitation on Indebtedness and Preferred Stock

(a)

Terex will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness); provided that Terex may Incur Indebtedness (including Acquired Indebtedness), and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness) and issue Preferred Stock if, on the date of such Incurrence, and after giving pro forma effect thereto, (i) no Default or Event of Default shall have occurred and be continuing or would occur and (ii) the Consolidated Cash Flow Coverage Ratio for the most recently ended four full fiscal quarters for which financial information is publicly available immediately preceding the date on which such additional Indebtedness is Incurred would have exceeded 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period.

(b)

The foregoing paragraph (a) will not apply to:

(1)

Indebtedness Incurred pursuant to a Credit Facility not to exceed in outstanding principal amount the greater of (1) $1.75 billion at any time outstanding and (2) the sum of (x) 80% of the consolidated book value of the net accounts receivable of Terex and its Restricted Subsidiaries and (y) 50% of the consolidated book value of the inventory of Terex and its Restricted Subsidiaries, in each case determined on a pro forma basis and in accordance with GAAP;

(2)

Indebtedness of Terex owed to and held by a Restricted Subsidiary or Indebtedness or Preferred Stock of a Restricted Subsidiary issued to and held by Terex or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock that results in any such Subsidiary ceasing to be a Restricted Subsidiary, or (B) any subsequent transfer of such Indebtedness or Preferred Stock (other than to Terex or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness or Preferred Stock by the issuer thereof;

(3)

the notes (other than additional notes);

(4)

Acquired Indebtedness of any Restricted Subsidiary or any Indebtedness incurred to finance acquisitions; provided, however, that after giving effect to the Incurrence of such Acquired Indebtedness, either Terex could incur $1.00 of Indebtedness pursuant to paragraph (a) above or the Consolidated Cash Flow Coverage Ratio of Terex would be greater than immediately prior to such merger, consolidation or acquisition of assets giving rise to the Incurrence of such Indebtedness.

(5)

Indebtedness or, in the case of a Restricted Subsidiary, Preferred Stock (other than Indebtedness or, in the case of a Restricted Subsidiary, Preferred Stock described in clause (1), (2), or (3) above) outstanding on the Issue Date (including the Existing Notes and the Guarantees in respect of the Existing Notes);

(6)

any Refinancing Indebtedness in respect of Indebtedness or, in the case of a Restricted Subsidiary, Preferred Stock Incurred pursuant to paragraph (a) or referred to in clause (3), (4) or (5) or this clause (6) of this paragraph (b); provided, however, that to the extent such Refinancing Indebtedness Refinances Acquired Indebtedness or Preferred Stock of a Restricted Subsidiary that is not a Wholly Owned Subsidiary, such Refinancing Indebtedness shall be Incurred only by such Restricted Subsidiary;

(7)

Obligations of Terex or a Restricted Subsidiary pursuant to (A) Interest Rate Protection Agreements in respect of Indebtedness of Terex or the Restricted Subsidiary that is permitted by the terms of the Indenture to be outstanding to the extent the notional principal amount of such obligation does not exceed the aggregate principal amount of the Indebtedness to which such Interest Rate Protection Agreements relate, (B) Currency Agreement Obligations in respect of foreign exchange exposures of Terex or such Restricted Subsidiary and (C) commodity agreements of Terex or such Restricted Subsidiary to the extent designed to protect Terex or such Restricted Subsidiary from fluctuations in the prices of raw materials used in its business;

(8)

Indebtedness of Terex or any Restricted Subsidiary consisting of Obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets by Terex or any Restricted Subsidiary permitted under the Indenture;

(9)

Capital Lease Obligations, Purchase Money Indebtedness and Acquired Indebtedness in an aggregate principal amount at any one time outstanding that does not exceed the greater of (i) $200 million and (ii) 4.0% of Consolidated Tangible Assets at the time of Incurrence;

(10)

performance bonds, surety bonds, insurance obligations or bonds and other similar bonds or obligations incurred by Terex or a Restricted Subsidiary in the ordinary course of business consistent with past practice;

(11)

Floor Plan Guarantees;

(12)

Indebtedness resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

(13)

Indebtedness arising under indemnity agreements to title insurers to cause such title insurers to issue to the Collateral Agent mortgagee title insurance policies;

(14)

Indebtedness and Preferred Stock in an aggregate principal amount which, together with all other Indebtedness and Preferred Stock of Terex and its Restricted Subsidiaries then outstanding (other than Indebtedness permitted by paragraph (a) or clauses (1) through (13) or clauses (15) through (20) of this paragraph (b) does not exceed the greater of (x) $200.0 million and (y) 4.0% of Consolidated Tangible Assets.

(15)

Indebtedness of a Foreign Subsidiary of Terex Incurred to finance working capital or for other operational purposes of such Foreign Subsidiary, including capital expenditures and acquisitions;

(16)

Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not with recourse to Terex or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(17)

Indebtedness consisting of (A) financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business; and

(18)

the Guarantee by Terex or any Restricted Subsidiary of Indebtedness of Terex or any other Restricted Subsidiary that was permitted to be Incurred by another provision of this covenant; provided, however, that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee thereof Incurred pursuant to this clause (18) shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness being Guaranteed;

(19)

Indebtedness Incurred by Terex or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, leases, litigation and appeals thereof, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, environmental and other permits or licenses from governmental authorities and other letters of credit in connection with transactions in the ordinary course of business; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

(20)

Indebtedness Incurred by an Equipment Subsidiary in a Qualified Equipment Financing that is not with recourse to Terex or any Restricted Subsidiary other than an Equipment Subsidiary (except for Standard Securitization Undertakings).

(c)

Except to the extent that such Indebtedness is permitted to be Incurred pursuant to paragraph (a) above, Terex will not Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the notes to at least the same extent as such Subordinated Obligations.

(d)

For purposes of determining compliance with the covenant entitled “—Limitation on Indebtedness and Preferred Stock,” in the event that an item of Indebtedness meets the criteria of more than one of the types of permitted Indebtedness described in clauses (1) through (20) of paragraph (b) above or is entitled to be Incurred pursuant to paragraph (a) above, Terex, in its sole discretion, will classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness in any manner that complies with this covenant; provided, however, that all

Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed to have been Incurred pursuant to clause (b)(1) above and Terex shall not be permitted to reclassify all or any portion of such Indebtedness under the Credit Agreement outstanding on the Issue Date. Terex shall only be required to include the amount and type of any Indebtedness in one of the above clauses.  To the extent any item of Indebtedness that is Guaranteed or secured by a Lien is reclassified, each of the Incurrence of the Indebtedness upon reclassification, the Incurrence of the Guarantee of such Indebtedness upon reclassification and the Incurrence of the Lien upon reclassification must be permitted under the Indenture in order for Terex to make such reclassification.

(e)

For purposes of determining amounts of Indebtedness under the covenant entitled “—Limitation on Indebtedness and Preferred Stock,” Indebtedness resulting from security interests granted with respect to Indebtedness otherwise included in the determination of Indebtedness, and Guarantees (and security interests with respect thereof) of, or obligations with respect to letters of credit supporting, Indebtedness otherwise included in the determination of Indebtedness shall not be included in the determination of Indebtedness.

(f)

Indebtedness of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary of Terex (including upon designation of any subsidiary or other person as a Restricted Subsidiary) or is merged with or into or consolidated with Terex or a Restricted Subsidiary of Terex shall be deemed to have been Incurred at the time such Person becomes such a Restricted Subsidiary of Terex or merged with or into or consolidated with Terex or a Restricted Subsidiary of Terex, as applicable.

(g)

For purposes of determining compliance with the covenant entitled “—Limitation on Indebtedness and Preferred Stock,” the Incurrence of Indebtedness with respect to keepwell or other comfort letter arrangements or agreements given by Terex for the benefit of Unrestricted Subsidiaries shall be deemed to be an Incurrence of Indebtedness at such time as the amount of the obligation of Terex thereunder is quantifiable.

(h)

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or incurred (whichever yields the lowest U.S. dollar-equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased. The principal amount of any Indebtedness incurred to extend, replace, refund, refinance, renew or defease other Indebtedness, if incurred in a different currency from the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance.

Limitation on Liens

Terex will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or Incur any Lien (the “Initial Lien”), other than Permitted Liens, upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), whether owned on the Issue Date or acquired after that date, which Lien secures any Indebtedness, unless contemporaneously with the Incurrence of such Lien effective provision is made to secure the Indebtedness due with respect to the notes or, with respect to Liens on any Restricted Subsidiary’s property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.  Any Lien created for the benefit of the holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged (a) upon the release and discharge of the Initial Lien, (b) upon the sale or other disposition of the assets subject to such Initial Lien (or the sale or other disposition of the Person that owns such assets) in compliance with the terms of the Indenture, (c) upon the designation of a Restricted Subsidiary whose property or assets secure such Initial Lien as an Unrestricted Subsidiary in accordance with the terms of the Indenture or (d) upon the effectiveness of any defeasance or satisfaction and discharge of the notes as specified in the Indenture.

Limitation on Sale/Leaseback Transactions

Terex will not, and will not permit any Restricted Subsidiary, to, enter into any Sale/Leaseback Transaction with respect to any property unless:  (1) Terex or such Restricted Subsidiary) would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction pursuant to the covenant described under “—Limitation on Indebtedness and Preferred Stock” and (B) create a Lien on such property securing such Attributable Indebtedness without equally and ratably securing the notes pursuant to the covenant described under “—Limitation on Liens,” provided, however, that whether or not Terex or any Restricted Subsidiary could create such a Lien as described in this clause (1)(B), and in addition to any Permitted Liens, Terex or any Restricted Subsidiary shall be entitled to create Liens to secure Attributable Indebtedness in respect of Sale/Leaseback Transactions in an aggregate principal amount at any one given time outstanding that does not exceed 2.0% of Consolidated Tangible Assets at the time of Incurrence without equally and ratably securing the notes; (2) the gross proceeds received by Terex or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value of such property; and (3) to the extent that such Sale/Leaseback Transaction involves an Asset Disposition, Terex or such Restricted Subsidiary applies the proceeds of such transaction in compliance with the covenant described under “Limitation on Sales of Assets and Subsidiary Stock.”

Limitation on Restricted Payments

(a)

Terex will not, and will not permit any Restricted Subsidiary to, directly or indirectly,

(i)

declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving Terex) or to the direct or indirect holders of its Capital Stock in their capacities as such (except dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to Terex or any Restricted Subsidiary (and, if the Restricted Subsidiary making such dividends or distributions has any stockholders other than Terex or another Restricted Subsidiary, to such stockholders on no more than a pro rata basis, measured by value)),

(ii)

purchase, redeem or otherwise acquire or retire for value any Capital Stock of Terex or any Affiliate of Terex,

(iii)

purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than (A) from Terex or a Restricted Subsidiary, (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement, or (C) the 8.00% Notes), or

(iv)

make any Restricted Investment (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment being herein referred to as a “Restricted Payment”)

if at the time Terex or such Restricted Subsidiary makes such Restricted Payment:

(1)

a Default shall have occurred and be continuing (or would result therefrom); or

(2)

Terex would not be permitted to issue an additional $1.00 of Indebtedness pursuant to paragraph (a) under “—Limitation on Indebtedness and Preferred Stock” after giving pro forma effect to such Restricted Payment; or

(3)

the aggregate amount of such Restricted Payment and all other Restricted Payments since March 31, 1998 would exceed the sum of:

(A)

50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the first full fiscal quarter commencing after March 31, 1998 to the end of the most recent fiscal quarter for which financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit) plus

(B)

the aggregate Net Cash Proceeds received by Terex and the fair market value, as determined in good faith by Terex, of marketable securities or other assets (including businesses and Capital Stock) received by Terex from (x) the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to March 31, 1998 (other than an issuance or sale to a Subsidiary or an employee stock ownership plan or similar trust in the benefit of employees) and (y) the issue or sale (other than an issuance or sale to a Subsidiary or an employee stock ownership plan or similar trust in the benefit of employees) after March 31, 1998 of Disqualified Stock or debt securities that have been converted or exchanged in accordance with their terms for Capital Stock of Terex (other than Disqualified Stock), in each case to the extent such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of Terex or any Restricted Subsidiary or to make any Investment pursuant to clause (8) of the definition of “Permitted Investment.”

(b)

The provisions of clauses (2) and (3) of paragraph (a) shall not prohibit:

(1)

any purchase or redemption of Capital Stock or Subordinated Obligations of Terex made by exchange for, or out of the proceeds of the substantially concurrent sale or issuance of, Capital Stock of Terex (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan); provided, however, that the Net Cash Proceeds from such sale shall be excluded from clause (3)(B) of paragraph (a);

(2)

dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividend shall be deducted in the calculation of the amount of Restricted Payments available to be made referred to in clause (3) of paragraph (a) above;

(3)

the repurchase of shares of, or options to purchase shares of, Capital Stock of Terex or any of its Subsidiaries from employees, former employees, directors or former directors of Terex or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of any repurchases pursuant to this clause (3) and any purchases pursuant to clause (4) below shall not exceed $25.0 million per year;

(4)

provided that no Default or Event of Default shall have occurred or be continuing at the time of such payment or after giving effect thereto, the purchase by Terex of shares of its common stock (for not more than fair market value) in connection with the delivery of such stock to grantees under any stock option plan (upon the exercise by such grantees of their stock options) or any other deferred compensation plan of Terex approved by the Board of Directors; provided, however, that the aggregate amount of any purchases pursuant to this clause (4) and any repurchases pursuant to clause (3) above shall not exceed $25.0 million per year;

(5)

(A) the redemption, purchase, retirement or other payoff of any Subordinated Obligations with the proceeds of any Indebtedness permitted to be incurred pursuant to the terms of paragraph (a) of “—Limitation on Indebtedness and Preferred Stock” or Refinancing Indebtedness permitted to be incurred pursuant to the terms of clause (b)(6) of “—Limitation on Indebtedness and Preferred Stock,” and

(B) the redemption, purchase, retirement or other payoff of the Existing Subordinated Notes if Terex would be permitted at the time to issue an additional $1.00 of Indebtedness pursuant to paragraph (a) under “—Limitation on Indebtedness and Preferred Stock”;

(6)

provided that no Default or Event of Default shall have occurred or be continuing at the time of such payment or after giving effect thereto, other Restricted Payments in an aggregate amount not to exceed $100.0 million; provided, however, that such payment shall be deducted in the calculation of the amount of Restricted Payments available to be made referred to in clause (3) of paragraph (a) above;

(7)

repurchases of Equity Interests deemed to occur upon netting for tax purposes or upon exercise of stock options, restricted stock or warrants if such Equity Interests represent a portion of the exercise price of such options, stock or warrants;

(8)

distributions or payments of (A) Receivables Fees and purchases of receivables and related assets of the type specified in the definition of “Receivables Financing” pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing or (B) Equipment Fees and purchases of assets of the type described under the definition of “Equipment Securitization Transaction” and related assets pursuant to a Equipment Repurchase Obligation in connection with a Qualified Equipment Financing;

(9)

the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Terex or a Restricted Subsidiary of Terex by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and Cash Equivalents);

(10)

cash payments, or dividends, distributions or advances by Terex or any Restricted Subsidiary to allow any such entity to make payments in cash, in lieu of the issuance of fractional shares upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of Terex or any Restricted Subsidiary;

(11)

the declaration and payment of dividends and distributions to holders of Preferred Stock of Terex or Disqualified Stock of Terex Incurred in accordance with the covenant described under the caption “—Limitation on Indebtedness and Preferred Stock” to the extent such dividends are included in the definition of Consolidated Interest Expense;

(12)

the repurchase, redemption or other acquisition or retirement for value of any Subordinated Obligations in accordance with provisions similar to those described under “—Change of Control” and “—Limitation on Sales of Assets and Subsidiary Stock”; provided, however, that, prior to such repurchase, redemption, acquisition or retirement for value, Terex (or a third party to the extent permitted by the Indenture) shall have made a Change of Control offer or Asset Disposition offer, as the case may be, with respect to the Notes and shall have repurchased, redeemed, acquired or retired for value all notes validly tendered and not withdrawn in connection with such Change of Control offer or Asset Disposition offer;

(13)

the declaration and payment of dividends and distributions to shareholders of Demag Cranes AG as required by applicable law in connection with the effectiveness of the DPLA;

(14)

the redemption, repurchase, acquisition or retirement of Equity Interests in any Restricted Subsidiary; and

(15)

purchases of shares of, or options to purchase shares of, Capital Stock of Terex in the open market to satisfy Terex’s obligations under any of its 401(k) plans, employee stock purchase plans or deferred compensation plans.

In determining whether any Restricted Payment is permitted by this covenant, Terex and its Restricted Subsidiaries may allocate all or any portion of such Restricted Payment among the categories described in clauses (1) through (15) of the immediately preceding paragraph or among such categories and the types of Restricted Payments described in the first paragraph of this covenant (including categorization in whole or in part as a Permitted Investment); provided that, at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this covenant and provided further that Terex and its Restricted Subsidiaries may, consistent with the terms of this covenant, reclassify all or a portion of such Restricted Payment or Permitted Investment in any manner that complies with this covenant (based on circumstances existing at the time of such reclassification), and following such reclassification such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only the clause or clauses of this covenant to which such Restricted Payment or Permitted Investment has been reclassified.

For purposes of determining when a Restricted Payment is made in respect of a keepwell or other comfort letter arrangement or agreement by Terex or any Restricted Subsidiary for the benefit of an Unrestricted Subsidiary, such Restricted Payment shall be deemed made at such time as the amount of the obligation of Terex or such Restricted Subsidiary is quantifiable.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

Terex will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits to Terex or a Restricted Subsidiary or pay any Indebtedness or other obligation owed to Terex or a Restricted Subsidiary, (b) make any loans or advances to Terex or any other Restricted Subsidiary or (c) transfer any of its property or assets to Terex or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of:

(1)

the Credit Facility or any other agreement or instrument as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that such amendments, restatements, renewals, replacements or refinancings are no more materially restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Facility or such agreement (or, if more restrictive, than those contained in the Indenture) immediately prior to any such amendment, restatement, renewal, replacement or refinancing,

(2)

applicable law or any applicable rule, regulation or order,

(3)

any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by Terex or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition); provided, however, that such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person,

(4)

by reason of customary non-assignment provisions in leases or other agreements entered into the ordinary course of business and consistent with past practices,

(5)

Capital Lease Obligations and Purchase Money Indebtedness that only impose restrictions on the property so acquired,

(6)

an agreement for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary; provided, however, that such restriction is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under “—Limitation on Sales of Assets and Subsidiary Stock” below,

(7)

Refinancing Indebtedness permitted under the Indenture; provided, however, that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more materially restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing,

(8)

provisions in joint venture agreements, sale-leaseback agreements, partnership agreements, limited liability company operating agreements and other similar agreements, in each case entered into in the ordinary course of business,

(9)

any encumbrance or restriction of (A) a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary or (B) an Equipment Subsidiary effected in connection with a Qualified Equipment Financing; provided, however, that such restrictions apply only to such Equipment Subsidiary,

(10)

any Restricted Payment not prohibited by the covenant described under “—Limitation on Restricted Payments” and any Permitted Investment,

(11)

Indebtedness secured by a Lien otherwise permitted to be Incurred pursuant to the covenants described under “—Limitation on Indebtedness and Preferred Stock,” and “—Limitation on Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness,

(12)

any agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date by the covenant described under “—Limitation on Indebtedness and Preferred Stock” (A) if the encumbrance and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the holders of the notes than the encumbrances and restrictions contained in the Credit Facility in effect as of the Issue Date (as determined in good faith by Terex) or (B) if such encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings (as determined in good faith by Terex) and either (x) Terex determines that such encumbrance or restriction will not materially affect Terex’s ability to make principal and interest payments on the notes as and when they become due or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or a financial covenant relating to such Indebtedness; or

(13)

any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided, however, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Terex, no more materially restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with past practice, nor (b) Liens permitted under the Indenture, shall in and of themselves be considered a restriction on the ability of the applicable Restricted Subsidiary to transfer such agreements or assets, as the case may be.

Limitation on Sales of Assets and Subsidiary Stock

(a)

Terex will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

(1)

Terex or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by Terex (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition and at least 75% of the consideration thereof received by Terex or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, however, that

(A) any promissory notes or other obligations received by Terex or any such Restricted Subsidiary from such transferee that are converted by Terex or such Restricted Subsidiary into cash within 360 days of the receipt thereof (to the extent of the cash received) shall be deemed to be cash solely for purposes of this clause (1), and

(B) any Designated Non-cash Consideration received by Terex or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (1)(B) that is at that time outstanding, not to exceed the greater of (x) $150.0 million and (y) 3.0% of Consolidated Tangible Assets at the time of receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be cash solely for purposes of this clause (1);

(2)

an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Terex (or such Restricted Subsidiary, as the case may be):

(A) first, (x) to the extent Terex elects (or is required by the terms of any Senior Indebtedness or any Indebtedness of any non-Guarantor Subsidiary), to prepay, repay or purchase Senior Indebtedness or Indebtedness of any non-Guarantor Subsidiary of Terex within 365 days of such Asset Disposition, (y) at Terex’s election to the investment by Terex or such Restricted Subsidiary in assets to replace the assets that were the subject of such Asset Disposition or assets that (as determined in good faith by Terex) are directly related to the business of Terex and the Restricted Subsidiaries existing on the Issue Date, in each case within 365 days from the date of such Asset Disposition, or (z) a combination of the foregoing purposes within such 365-day period;

(B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to make a pro rata offer to purchase notes at par (and, to the extent required by the instrument governing such Indebtedness, any other Senior Indebtedness or Indebtedness of a non-Guarantor Subsidiary designated by Terex, at a price no greater than par) plus accrued and unpaid interest, which offer can be made during the 365-day period described in clause (A) above or within 10 Business Days after such period, and

(C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), for general corporate purposes otherwise permitted under the Indenture; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (B) above, Terex or such Subsidiary shall retire such Indebtedness and cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this covenant, Terex and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions (including any Asset Dispositions made since the Issue Date) which are not applied in accordance with this covenant exceeds $50.0 million.

For the purposes of this covenant, the following is deemed to be cash or Cash Equivalents: the express assumption of Indebtedness (other than any Indebtedness that is by its terms subordinated to the notes or to any Subordinated Obligation) of Terex or any Restricted Subsidiary, but only to the extent that such assumption is effected on a basis under which there is no further recourse to Terex or any of the Restricted Subsidiaries with respect to such liabilities.

(b)

In the event of an Asset Disposition that requires the purchase of the notes (and other Senior Indebtedness or Indebtedness of any non-Guarantor Subsidiary) pursuant to clause (a)(2)(B) above, Terex or such Restricted Subsidiary will purchase notes tendered pursuant to an offer by Terex for the notes (and, to the extent required, other Senior Indebtedness of any non-Guarantor Subsidiary) at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness or Indebtedness of any non-Guarantor Subsidiary, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness or Indebtedness of any non-Guarantor Subsidiary, as applicable) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture which will include, among other things, that the offer shall remain open for 20 Business Days following its commencement. If the aggregate purchase price of notes (and, to the extent required, any other Senior Indebtedness or Indebtedness of any non-Guarantor Subsidiary) tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, Terex will be required to apply the remaining Net Available Cash in accordance with clause (a)(2)(C) above. Terex will not be required to make such an offer to purchase notes (and other Senior Indebtedness or Indebtedness of any non-Guarantor Subsidiary) pursuant to this covenant if the Net Available Cash available therefor is less than $50.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to any subsequent Asset Disposition). We will not be required to make such an offer to purchase notes (and other Senior Indebtedness or Indebtedness of any non-Guarantor Subsidiary) pursuant to this covenant if a third party (including any of Terex’s Restricted Subsidiaries) makes the offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to such an offer by us and purchases all notes validly tendered and not withdrawn under such offer.

(c)

Terex will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Terex will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

Limitation on Affiliate Transactions

(a)

Terex will not, and will not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction or series of similar transactions involving an amount in excess of $5.0 million (including the purchase, sale, lease or exchange of any asset or property or the rendering of any service) with any Affiliate of Terex (other than any employee stock ownership plan for the benefit of Terex’s or a Restricted Subsidiary’s employees) unless the terms of such business, transaction or series of transactions are:

(1)

as favorable to Terex or such Restricted Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arms’ length dealings with an unrelated third Person; and

(2)

if such business, transaction or series of similar transactions involves an amount in excess of $15.0 million, the terms of such business, transaction or series of similar transactions shall be in writing and a majority of the disinterested members of the Board of Directors shall have, by resolution, determined in good faith that such business or transaction or series of transactions meets the criteria set forth in (1) above;

provided, however, that if such transaction involves an amount in excess of $50.0 million, Terex or such Restricted Subsidiary shall also obtain from a nationally recognized independent investment banking firm, accounting firm or appraisal firm with experience in evaluating the terms and conditions of such type of business or transactions an opinion that such transaction is fair from a financial point of view to Terex or such Restricted Subsidiary, as the case may be; provided further, however, that the provisions of this covenant shall not apply with respect to any such business, transaction or series of transactions between Terex or any of its Restricted Subsidiaries, on the one hand, and any of its Restricted Subsidiaries, on the other hand.

(b)

The provisions of the foregoing paragraph (a) shall not apply to:

(1)

any Restricted Payment permitted to be made pursuant to the covenant described under “Limitation on Restricted Payments,” any payment or transaction specifically excepted from the definition of Restricted Payment or any Permitted Investment;

(2)

any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans entered into in the ordinary course of business and approved by a majority of the entire Board of Directors or by a majority of the disinterested members of the Board of Directors or a majority of the entire board of directors or a majority of the disinterested members of the board of directors of the relevant Restricted Subsidiary;

(3)

the grant of stock options or similar rights to employees and directors pursuant to plans approved by a majority of the entire Board of Directors or by a majority of the disinterested members of the Board of Directors or a majority of the entire board of directors or a majority of the disinterested members of the board of directors of the relevant Restricted Subsidiary;

(4)

loans or advances to officers, directors or employees in the ordinary course of business;

(5)

the payment of reasonable fees to directors of Terex and its Restricted Subsidiaries who are not employees of Terex or its Restricted Subsidiaries;

(6)

any business transaction or series of transactions between Terex and one or more Restricted Subsidiaries or between Restricted Subsidiaries;

(7)

indemnification or insurance provided to officers or directors of Terex or any Subsidiary approved in good faith by the Board of Directors (or a committee thereof);

(8)

payment of compensation and benefits to directors, officers and employees of Terex and its Subsidiaries approved in good faith by the Board of Directors (or a committee thereof);

(9)

the purchase of or the payment of Indebtedness of or monies owed by Terex or any of its Restricted Subsidiaries for goods or materials purchased, or services received, in the ordinary course of business;

(10)

the existence of, or the performance by Terex or any of its Restricted Subsidiaries under the terms of, any agreement or instrument as in effect on the Issue Date or any amendment thereto (so long as any such agreement or instrument together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the notes in any material respect than the original agreement or instrument as in effect on the Issue Date) or any transaction contemplated thereby;

(11)

any transactions, arrangements or agreements effected as part of a Qualified Receivables Financing or a Qualified Equipment Financing;

(12)

intercompany transactions, arrangements or agreements in effect on the Issue Date;

(13)

transactions with joint ventures, Unrestricted Subsidiaries or other Affiliates entered into in the ordinary course of business or where the Affiliate relationship arises by virtue of its equity ownership interest; and

(14)

the payment of premiums, receipt of proceeds and other finance-related transactions in each case on terms customary for such transactions between Terex or any Restricted Subsidiary of Terex and any Affiliate of Terex that is a “captive finance” entity whose primary business is providing financing to customers of Terex or any Restricted Subsidiary.

Merger and Consolidation

Terex will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets (computed on a consolidated basis) to, any Person or group of affiliated Persons, unless:

(1)

the resulting, surviving or transferee Person shall be Terex or, if not Terex, shall be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (the “Successor Company”), and such Successor Company shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the trustee, all the obligations of Terex under the notes and this Indenture (and the Subsidiary Guarantees, if applicable, shall be confirmed as applying to such Person’s obligations);

(2)

at the time of and immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person or any Subsidiary as a result of such transaction as having been Incurred by such Person or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)

immediately after giving effect to such transaction, the resulting, surviving or transferee Person would be able to Incur at least $1.00 of Indebtedness pursuant to paragraph (a) of the “—Limitation on Indebtedness and Preferred Stock” or the Consolidated Cash Flow Coverage Ratio of the resulting, surviving or transferee Person would be greater than immediately prior to such transaction; and

(4)

Terex shall have delivered to the trustee an Officers’ Certificate and if a supplemental indenture is required, an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

The Successor Company will be the successor to Terex and shall succeed to, and be substituted for, and may exercise every right and power of, Terex under the Indenture, and the predecessor company, in the case of a conveyance, transfer or lease, shall be released from its obligations under the notes.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, Terex’s interest in which constitutes all or substantially all of the properties and assets of Terex will be deemed to be the transfer of all or substantially all of the properties and assets of Terex.

Terex will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to, any Person unless:

(1)

the resulting, surviving or transferee Person shall be Terex or a Subsidiary Guarantor or, if not Terex or such a Subsidiary Guarantor, shall be an entity organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by executing a Subsidiary Guarantee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;

(2)

immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(3)

Terex delivers to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Subsidiary Guarantee, if any, complies with the Indenture.

The provisions of clauses (1), (2) and (3) above shall not apply to any one or more transactions which constitute (a) an Asset Disposition subject to the applicable provisions of the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock” above or (b) the grant of any Lien on the assets of a Restricted Subsidiary, which Lien is otherwise permitted by the terms of the Indenture, or any conveyance or transfer of such assets resulting from an exercise of remedies in respect of any such Lien.

Notwithstanding the foregoing, (x) Terex may merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Subsidiary Guarantor, (y) a Subsidiary Guarantor may merge with or into, or convey, transfer or lease all or substantially all of its assets to, Terex or any other Subsidiary Guarantor and (z) a Subsidiary Guarantor may convey, transfer or otherwise dispose of receivables and related assets of the type specified in the definition of “Receivables Financing” in connection with a Qualified Receivables Financing or assets of the type specified in the definition of “Equipment Securitization Transaction” in connection with a Qualified Equipment Financing.

The phrase “all or substantially all” of the assets of Terex or a Subsidiary Guarantor will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” of the assets of Terex or a Subsidiary Guarantor has occurred.

Under certain circumstances, an assumption of Terex’s obligations under the notes and the Indenture by such Successor Company or an assumption of a Subsidiary Guarantor’s obligations under its Subsidiary Guarantee by such a Person might be deemed for U.S. federal income tax purposes to be an exchange of the notes for new notes by the beneficial owners thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to such beneficial owners. Beneficial owners of the notes are encouraged to consult their own tax advisors regarding the tax consequences of any such assumptions.

Future Subsidiary Guarantors

The Indenture will provide that Terex will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor (other than an Excluded Subsidiary) to Guarantee any other Indebtedness of Terex or any Restricted Subsidiary unless such Restricted Subsidiary executes a supplemental indenture to the Indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary within 30 days of such Guarantee of other Indebtedness. Any Subsidiary Guarantee may be released under certain circumstances. See “—Subsidiary Guarantees.”

Limitation on Designations of Unrestricted Subsidiaries

The Indenture provides that Terex may designate any Subsidiary of Terex as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1)

no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2)

either (x) Terex’s Investment in such Subsidiary does not exceed $1,000 or (y) Terex would be permitted under the Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the “Designation Amount”) equal to the fair market value of Terex’s Investment in such Subsidiary on such date.

In the event of any such Designation, Terex shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described under “—Limitation on Restricted Payments” for all purposes of the Indenture in the Designation Amount.  The Indenture will further provide that Terex will not, and will not permit any Restricted Subsidiary to, at any time:

(1)

provide credit support for, or a guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness);

(2)

be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

(3)

be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clauses (1), (2) and (3), to the extent permitted under the covenant described under “—Limitation on Restricted Payments,” and “—Limitation on Indebtedness and Preferred Stock;” provided, however, that with respect to entering into keepwell or other comfort letter arrangements, such arrangements and agreements shall be deemed to be an Incurrence of Indebtedness or a Restricted Payment at such time as the amount of the obligation of Terex or such Restricted Subsidiary with respect thereto is quantifiable.  The Indenture will provide that Standard Securitization Undertakings with respect to (x) a Qualified Receivables Financing of a Receivables Subsidiary are not prohibited by clauses (1), (2) and (3) above and (y) a Qualified Equipment Financing of an Equipment Subsidiary are not prohibited by clauses (1), (2) and (3) above.

The Indenture will further provide that Terex may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:

(1)

no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

(2)

all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture and for all purposes of the Indenture shall be deemed to have been Incurred at such time.

All Designations and Revocations must be evidenced by an Officers’ Certificate delivered to the trustee attaching a certified copy of the resolutions of the Board of Directors giving effect to such Designation or Revocation, as applicable, and certifying compliance with the foregoing provisions.

SEC Reports

Notwithstanding that Terex may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Terex will file to the extent permitted with the SEC and provide within 15 days to the trustee and noteholders such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. If the SEC will not accept such filings for any reason, Terex will post the specified reports on its public website within the time periods that would apply if Terex were required to file those reports with the SEC.

Defaults

An “Event of Default” is defined in the Indenture as the following:

(1)

a default in the payment of interest on the notes when due, continued for 30 days;

(2)

a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)

the failure by Terex to comply with its obligations under “—Certain Covenants—Merger and Consolidation” above;

(4)

the failure by Terex to comply for 60 days after notice with any of its obligations in the covenants described above under “Change of Control” (other than a failure to purchase notes) or under “—Certain Covenants—Limitation on Indebtedness and Preferred Stock,” “—Limitation on Liens,” “—Limitation on Sale/Leaseback Transactions,” “—Limitation on Restricted Payments,” “—Limitation on Restrictions on Distributions from Restricted Subsidiaries,” “—Limitation on Sales of Assets and Subsidiary Stock” (other than a failure to purchase the notes), “—Limitation on Affiliate Transactions,” “—Future Subsidiary Guarantors,” “—Limitation on Designations of Unrestricted Subsidiaries,” or “—SEC Reports;”

(5)

the failure by Terex to comply for 60 days after notice with its other covenants, obligations, warranties or agreements contained in the Indenture;

(6)

Indebtedness of Terex or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $50.0 million (the “cross acceleration provision”);

(7)

certain events of bankruptcy, insolvency or reorganization of Terex or any Significant Subsidiary (the “bankruptcy provisions”);

(8)

any judgment or decree for the payment of money, the portion of which is not covered by insurance is in excess of $50.0 million, which is rendered against Terex or any Significant Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed (including pending appeal); or

(9)

any Subsidiary Guarantee by a Significant Subsidiary ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Subsidiary Guarantee or the Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee.

However, a default under clause (4), (5) or (8) will not constitute an Event of Default until the trustee or the holders of 25% in principal amount of the outstanding notes notify Terex of the default and Terex does not cure such default within the time specified after receipt of such notice.

If an Event of Default (other than the bankruptcy provisions relating to Terex) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on all the notes to be due and payable.  Upon such a declaration, such principal and interest shall be due and payable immediately.  If an Event of Default relating to the bankruptcy provisions relating to Terex occurs and is continuing, the principal of and interest on all the notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.  Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense.  Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the notes unless:

(1)

such holder has previously given the trustee notice that an Event of Default is continuing;

(2)

holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3)

such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4)

the trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)

the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the trustee reasonably determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability.

The Indenture provides that if a Default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the Default within 90 days after it occurs.  Except in the case of a Default in the payment of principal of or interest on any Note, the trustee may withhold notice if and so long as the Board of Directors, the executive committee or a committee of its trust officers reasonably determines that withholding notice is in the best interest of the holders.  In addition, Terex will deliver to the trustee, within 120 days after the end of each fiscal year, a certificate regarding knowledge of Terex’s compliance with all covenants and conditions under the Indenture. Terex will also deliver to the trustee, within 30 days after the knowledge of the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action Terex is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding voting as a single class (which consents may be obtained in connection with a tender offer or exchange for the notes) and, subject to certain exceptions, any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the notes then outstanding voting as a single class (which consents may be obtained in connection with a tender offer or exchange for the notes).

Notwithstanding the foregoing, without the consent of each holder of an outstanding Note affected thereby, no amendment may:

(1)

reduce the amount of notes whose holders must consent to an amendment or waiver;

(2)

reduce the rate of or extend the time for payment of interest on any Note;

(3)

reduce the principal of or extend the Stated Maturity of any Note;

(4)

reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “—Optional Redemption” above or, after the occurrence of a Change of Control, alter the provisions (including definitions) set forth under “Change of Control” above in a manner adverse to the holders;

(5)

make any Note payable in money or payable in a place other than that stated in the Note;

(6)

impair the right of any holder to receive payment of principal of and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes;

(7)

make any change in the amendment provisions which require each holder’s consent or in the waiver provisions;

(8)

make any change in the ranking of the notes as Senior Indebtedness that would adversely affect the holders in any material respect; or

(9)

make any change in any Subsidiary Guarantee that would adversely affect the holders in any material respect.

Notwithstanding the preceding, without the consent of any holder, Terex, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture:

(1)

to cure any ambiguity, omission, defect or inconsistency or to effect any provision of the Indenture (including the release of any Subsidiary Guarantor in accordance with the terms of the Indenture);

(2)

to provide for the assumption by a successor corporation of the obligations of Terex under the Indenture;

(3)

to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code);

(4)

to add guarantees with respect to the notes or to secure the notes;

(5)

to add to the covenants of Terex for the benefit of the holders or to surrender any right or power conferred upon Terex;

(6)

to make any change that does not adversely affect the rights of any holder in any material respect;

(7)

to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(8)

to conform any non-conforming language or defined terms in the text of the Indenture or any notes to any provision of this “Description of the Notes” so that such provision reflects a verbatim recitation of a provision of this “Description of the Notes;”

(9)

to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the notes; provided, however, that any such action shall not adversely affect the interests of the holders of notes and any related coupons in any material respect; or

(10)

to evidence and provide for the acceptance of appointment hereunder of a successor Trustee, as Trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the requirements thereunder.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, Terex is required to mail to holders a notice briefly describing such amendment. However, the failure to give such notice to all holders, or any defect therein, will not impair or affect the validity of the amendment.

Transfer

The registered holder of a Note will be treated as the owner of it for all purposes.  The notes will be issued in registered form and will be transferable only upon the surrender of the notes being transferred for registration of transfer.  Terex may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Satisfaction and Discharge

When we (1) deliver to the Trustee all outstanding notes for cancellation or (2) all outstanding notes (A) have become due and payable whether at maturity or on a Redemption Date by reasons of the making of a notice of redemption or otherwise, (B) will become due and payable at their stated maturity within one year or (C) if redeemable at the option of Terex, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Terex, and, in the case of this clause (2), Terex has irrevocably deposited with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding notes, including interest thereon to maturity or such Redemption Date, premium, if any, and if in either case we pay all other sums payable under the Indenture by us, then the Indenture shall, subject to certain exceptions be discharged with respect to the notes and will cease to be of further effect as to all notes under the Indenture.  Terex shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Defeasance

Terex at its option at any time may terminate all of its obligations under the notes and the Indenture (“legal defeasance”), except for certain obligations, including, but not limited to, those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes.

In addition, Terex at its option at any time may terminate its obligations under “Change of Control” and under the covenants described under “—Certain Covenants” (other than with respect to Terex as described under “—Certain Covenants—Merger and Consolidation”) (and any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes), and the limitations contained in clause (3) of the first paragraph under “—Certain Covenants—Merger and Consolidation” above (“covenant defeasance”).  In the event that a covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “—Defaults” will no longer constitute Events of Default with respect to the notes.

Terex may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.  If Terex exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto.

In order to exercise either defeasance option, Terex must irrevocably deposit in trust (the “defeasance trust”) with the trustee money or U.S. Government Obligations in such amounts as will be sufficient, in the report of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an Opinion of Counsel to the effect that holders and beneficial owners of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law since the date of the Indenture).

If the funds deposited with the trustee to effect legal defeasance or covenant defeasance are insufficient to pay the principal of, premium, if any, and interest on the notes when due, then the obligations of Terex under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Concerning the Trustee

HSBC Bank USA, National Association, is the trustee under the Indenture and has been appointed by Terex as Registrar and Paying Agent with regard to the notes.  Such bank may also act as a depository of funds for, or make loans to and perform other services for, Terex or its Affiliates in the ordinary course of business in the future. HSBC Bank USA, National Association, is the trustee under the Indentures for the Existing Notes.  In the event of a conflict, HSBC Bank USA, National Association, would have to resign as trustee with respect to the notes.

The holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions.  The Indenture provides that if an Event of Default occurs (and is not cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs.  Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.  The trustee may resign at any time or may be removed by Terex.  If the trustee resigns, is removed or becomes incapable of acting as trustee or if a vacancy occurs in the office of the trustee for any cause, a successor trustee shall be appointed in accordance with the provisions of the Indenture.

If the trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the Indenture.  The Indenture also contains certain limitations on the right of the trustee, as a creditor of Terex, to obtain payment of claims in certain cases, or to realize on certain property received by it in respect of any such claims, as security or otherwise.

Governing Law

The Indenture provides that it, the Guarantees and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

 “4% Convertible Notes” means Terex’s $107.5 million principal amount of 4% Convertible Senior Subordinated Notes due June 1, 2015 issued under the indenture, dated as of November 25, 2003, among Terex, and HSBC Bank USA, National Association, as trustee, as supplemented by the supplemental indenture dated as of June 3, 2009, between Terex and HSBC Bank USA, National Association, as trustee as such may be amended or supplemented from time to time.

 “6.50% Notes” means Terex’s $300.0 million principal amount of 6.50% Senior Notes due 2020 issued under the indenture, dated as of March 27, 2012, between Terex and HSBC Bank USA, National Association, as trustee, as such may be amended or supplemented from time to time.

“8.00% Notes” means Terex’s $800.0 million principal amount of 8.00% Senior Subordinated Notes due 2017 issued under the indenture, dated as of July 20, 2007, between Terex and HSBC Bank USA, National Association, as trustee, as supplemented by the supplemental indenture dated as of November 13, 2007, between Terex and HSBC Bank USA, National Association, as trustee, as such may be amended or supplemented from time to time.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries (the “Acquired Person”) (i) existing at the time such Person becomes a Restricted Subsidiary of Terex or at the time it merges or consolidates with Terex or any of its Restricted Subsidiaries or (ii) assumed in connection with the acquisition of assets from such Person.

“Affiliate” of any specified Person means:

(1)

any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person; or

(2)

any other Person who is a director or officer:

(A)

of such specified Person;

(B)

of any subsidiary of such specified Person; or

(C)

any Person described in clause (1) above.

For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means with respect to any note on any Redemption Date, the greater of:

(1)

1.0% of the principal amount of such note; and

(2)

the excess, if any, of (A) the present value at such Redemption Date of (i) the redemption price of such note at November 15, 2016 (such redemption price being set forth in the applicable table appearing above under the caption “Optional Redemption”), plus (ii) all required interest payments due on such note through November 15, 2016 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate, as of such Redemption Date, plus 50 basis points; over (B) the principal amount of such note.

“Asset Disposition” means any sale, lease, transfer, conveyance or other disposition (or series of related sales, leases, transfers or dispositions) by Terex or any Restricted Subsidiary, including any disposition by means of a merger or consolidation (each referred to for the purposes of this definition as a “disposition”), of:

(1)

any shares of Capital Stock of a Restricted Subsidiary to any Person other than Terex or a Restricted Subsidiary (other than directors qualifying shares or shares required by applicable law to be held by a Person other than Terex or a Restricted Subsidiary);

(2)

all or substantially all the assets of any division or line of business of Terex or any Restricted Subsidiary to any Person other than Terex or a Restricted Subsidiary; or

(3)

any other assets of Terex or any Restricted Subsidiary to any Person other than Terex or a Restricted Subsidiary outside of the ordinary course of business of Terex or such Restricted Subsidiary,

in each case other than:

(A)

dispositions of (x) cash or Cash Equivalents or (y) property or equipment that is no longer used or that is obsolete, damaged or otherwise unsuitable or no longer required in the business of Terex or a Restricted Subsidiary;

(B)

dispositions of assets (including issuances and sales of Capital Stock of Subsidiaries) in one or a series of related transactions for an aggregate consideration of less than $10.0 million for any such transaction or series of transactions;

(C)

the disposition of all or substantially all of the assets of Terex in a manner permitted pursuant to the provisions described under “—Certain Covenants—Merger and Consolidation” or any disposition that constitutes a Change of Control;

(D)

any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments;”

(E)

any disposition of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” to a Receivables Subsidiary in a Qualified Receivables Financing or to any Person in a factoring or similar transaction or transactions;

(F)

any disposition of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein or a security interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(G)

any disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(H)

the sale, assignment, lease, sub-lease, rental, license, sub-license, consignment, conveyance or other disposition of equipment, inventory or other assets in the ordinary course of business (including leases or subleases with respect to real or personal property temporarily not in use or pending disposition, or not interfering in any material respect with the business) or the sale or discounting of accounts receivable or notes receivable in the ordinary course of business or in connection with the compromise, settlement or collection thereof or the conversion of accounts receivable to notes receivable;

(I)

the sale of financial services products, including loans, leases, rental agreements or other arrangements with purchasers of equipment or (x) retail financing for the purchase or lease of equipment manufactured by Terex, its Restricted Subsidiaries or any other manufacturer whose products are from time to time sold through Terex, (y) other retail and wholesale financing programs reasonably related thereto and (z) insurance and credit card products and services reasonably related thereto, together with the underwriting, marketing, servicing and other related support activities incidental to the offer and sale of such financial services products;

(J)

any disposition of assets of the type specified in the definition of “Equipment Securitization Transaction” to an Equipment Subsidiary in a Qualified Equipment Financing or to any Person in a similar transaction or transactions; and

(K)

any disposition of assets of the type specified in the definition of “Equipment Securitization Transaction” (or a fractional undivided interest therein or a security interest therein) by an Equipment Subsidiary in a Qualified Equipment Financing.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

(1)

the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment, by

(2)

the sum of all such payments.

“Bank Indebtedness” means:

(1)

the Indebtedness outstanding or arising under the Credit Facility in clause (b)(1) under “—Certain Covenants—Limitation on Indebtedness and Preferred Stock;”

(2)

all obligations and other amounts owing to the holders of such Indebtedness or any agent or representative thereof outstanding or arising under the Credit Facility (including, but not limited to, interest (including interest accruing on or after the filing of any petition in bankruptcy, reorganization or similar proceeding relating to Terex or any Restricted Subsidiary, whether or not a claim for such interest is allowed in such proceeding), fees, charges, indemnities, expense reimbursement obligations and other claims under the Credit Facility); and

(3)

all Hedging Obligations arising in connection therewith with any party to the Credit Facility.

“Board of Directors” means the board of directors of Terex or any committee thereof duly authorized to act on behalf of such board.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligations” of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such capital lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

“Cash Equivalents” means:

(1)

marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2)

marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Services or Moody’s Investors Service, Inc.;

(3)

commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor’s Rating Services or at least P-1 from Moody’s Investors Service, Inc.;

(4)

certificates of deposit or bankers acceptances maturing within one year from the date of acquisition thereof issued by (x) any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or (y) a commercial banking institution organized and located in a country recognized by the United States of America, in each case having at the date of acquisition thereof combined capital and surplus of not less than $200 million (or the foreign currency equivalents thereof);

(5)

repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

(6)

investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above; and

(7)

other short-term investments utilized by foreign Restricted Subsidiaries in accordance with normal investment practices for cash management.

“Cash Flow” for any period means the Consolidated Net Income for such period, plus the following (but without duplication) to the extent deducted in calculating such Consolidated Net Income for such period:

(1)

income tax expense;

(2)

Consolidated Interest Expense;

(3)

depreciation expense and amortization expense, provided that consolidated depreciation and amortization expense of a Subsidiary that is not a Wholly Owned Subsidiary shall only be added to the extent of the equity interest of Terex in such Subsidiary; and

(4)

all other non-cash charges (other than any recurring non-cash charges to the extent such charges represent an accrual of or reserve for cash expenditures in any future period).

Notwithstanding clause (4) above, there shall be deducted from Cash Flow in any period any cash expended in such period that funds a non-recurring, non-cash charge accrued or reserved in a prior period which was added back to Cash Flow pursuant to clause (4) in such prior period.

“Change of Control” means the occurrence of any of the following events:

(1)

any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Terex, whether as a result of issuance of securities of Terex, any merger, consolidation, liquidation or dissolution of Terex, any direct or indirect transfer of securities or otherwise;

(2) (A)

another corporation merges into Terex or Terex consolidates with or merges into any other corporation, or

(B)

Terex conveys, transfers or leases all or substantially all its assets (computed on a consolidated basis) to any person or group, in one transaction or a series of transactions other than any conveyance, transfer or lease between Terex and a Restricted Subsidiary of Terex, in the case of each of clause (2)(A) and (B), in one transaction or a series of related transactions with the effect that either (x) immediately after such transaction any person or entity or group (as so defined) of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors or (y) the securities of Terex that are outstanding immediately prior to such transaction and which represent 100% of the combined voting power of the securities of Terex ordinarily having the right to vote in the election of directors are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the combined voting power of the securities of the surviving corporation ordinarily having the right to vote in the election of directors; or

(3)

during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Terex (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Terex was approved by a vote of a majority of the directors of Terex then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Terex then in office.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Agent” means Credit Suisse AG, as collateral agent for the lenders pursuant to the Amended and Restated Credit Agreement, dated as of August 5, 2011.

“Consolidated Cash Flow Coverage Ratio” as of any date of determination means the ratio of (a) the aggregate amount of Cash Flow for the period of the most recent four consecutive fiscal quarters for which financial statements are available to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)

if Terex or any Restricted Subsidiary has issued any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Cash Flow Coverage Ratio is an issuance of Indebtedness, or both, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been issued on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

(2)

if since the beginning of such period Terex or any Restricted Subsidiary shall have made any Asset Disposition, the Cash Flow for such period shall be reduced by an amount equal to the Cash Flow (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the Cash Flow (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Terex or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Terex and its continuing Restricted Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Terex and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)

if since the beginning of such period Terex or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets (including Capital Stock of a Subsidiary), including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the issuance of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4)

if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Terex or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (2) or (3) above if made by Terex or a Restricted Subsidiary during such period, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of Terex.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the average interest rate for the period up to the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months).  For purposes of this definition, whenever pro forma effect is to be given to any Indebtedness Incurred pursuant to a revolving credit facility the amount outstanding under such Indebtedness shall be equal to the average of the amount outstanding during the period commencing on the first day of the first of the four most recent fiscal quarters for which financial statements are available and ending on the date of determination.  For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Terex.  Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of Terex as set forth in an Officers’ Certificate, whether or not in accordance with GAAP or Regulation S-X under the Securities Act, to reflect operating expense reductions, cost savings or synergies reasonably expected to result within 12 months from the applicable pro forma event.

“Consolidated Interest Expense” means, for any period, the total interest expense of Terex and its consolidated Restricted Subsidiaries, plus, to the extent not included in such interest expense but Incurred by Terex or its Restricted Subsidiaries:

(1)

interest expense attributable to capital leases;

(2)

amortization of debt discount;

(4)

commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing;

(5)

net cash payments and receipts (if any) pursuant to Hedging Obligations (including amortization of fees);

(6)

dividends in respect of all Disqualified Stock held by Persons other than Terex, a Subsidiary Guarantor or a Wholly Owned Subsidiary;

(7)

interest Incurred in connection with investments in discontinued operations;

(8)

the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Terex) in connection with Indebtedness Incurred by such plan or trust; and minus

(9)

interest income;

(10)

non-cash interest expense on the Existing Notes; and

(11)

amortization or write-off of deferred financing fees and debt issuance costs.

For purposes of this definition, interest expense attributable to any Indebtedness represented by the guarantee (other than (a) Guarantees permitted by the terms of clause (b)(11) of the covenant described under “—Certain Covenants—Limitation on Indebtedness and Preferred Stock” and (b) Guarantees by Terex of Indebtedness of a consolidated Restricted Subsidiary or by a consolidated Restricted Subsidiary of Terex or another consolidated Restricted Subsidiary) by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

“Consolidated Net Income” means, for any period, the net income or loss of Terex and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(1)

any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) Terex’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Terex or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below) and (B) Terex’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(2)

any net income of any Person acquired by Terex or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

(3)

any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to Terex, except that (A) Terex’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash permitted to be distributed by such Restricted Subsidiary during such period to Terex or another Restricted Subsidiary as a dividend, advance or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), (B) Terex’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income and (C) any such restrictions on a Receivables Subsidiary or an Equipment Subsidiary in connection with a Qualified Receivables Financing or Qualified Equipment Financing, as applicable, shall be disregarded for purposes of this definition of “Consolidated Net Income;”

(4)

any gain or loss realized upon the sale or other disposition of any property, plant or equipment of Terex or its consolidated subsidiaries (including pursuant to any sale and leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

(5)

all extraordinary, unusual or non-recurring gains, and any extraordinary, unusual or non-recurring loss;

(6)

any goodwill impairment charge pursuant to GAAP;

(7)

the cumulative effect of a change in accounting principles;

(8)

any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, grants and sales of stock, stock appreciation or similar rights, stock options or other rights to officers, directors and employees shall be excluded;

(9)

income or loss attributable to discontinued operations (including operations disposed of during such period whether or not such operations were classified as discontinued); and

(10)

unrealized gains and losses relating to Hedging Obligations or other derivative instruments and the application of ASC 815 (or other corresponding future applicable accounting standards) and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of ASC 830 (or other corresponding future applicable accounting standards).

Notwithstanding the foregoing, the foregoing calculation of “Consolidated Net Income” shall include 100% of any income of Demag Cranes AG and its Restricted Subsidiaries, less any mandatory dividends paid to minority shareholders of Demag Cranes AG.

“Consolidated Tangible Assets” as of any date of determination, on a pro forma basis, means the Consolidated Total Assets as of such date, and after giving effect to purchase accounting and after deducting, to the extent otherwise included, the amounts of:  (1) minority interests in consolidated Subsidiaries held by Persons other than Terex or a Restricted Subsidiary; (2) excess of cost over fair value of assets of businesses acquired, as determined in good faith by Terex; (3) any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied; (4) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (5) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock; and (6) Investments in and assets of Unrestricted Subsidiaries.

“Consolidated Total Assets” as of any date of determination, on a pro forma basis, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) that would appear on a consolidated balance sheet of Terex as of such date, determined on a consolidated basis in accordance with GAAP.

“Credit Facility” means (1) a collective reference to any term loan and revolving credit facilities (including, but not limited to, the amended and restated credit agreement, dated as of August 5, 2011, among Terex, certain of our subsidiaries, Credit Suisse AG, as Administrative Agent and Collateral Agent, and certain financial institutions), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit facilities and/or related documents may be further amended, restated, supplemented, renewed, replaced, refunded, increased, refinanced, restructured or otherwise modified, in whole or in part, from time to time whether or not with the same agent, trustee, lenders or holders and irrespective of any changes in the terms and conditions thereof and (2) whether or not the credit facilities referred to in clause (1) remain outstanding, if designated by Terex to be included in the definition of “Credit Facility,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including any Receivables Financing or otherwise through the sale of receivables and related assets (or undivided interests therein) to lenders or to special purpose entities formed to borrow from lenders against such receivables), asset-backed financing (including any Equipment Securitization Transaction or otherwise through the sale of assets of the type specified in the definition of “Equipment Securitization Transaction” (or undivided interests therein) to lenders or to special purpose entities formed to borrow from lenders against such assets) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, increased, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.  Without limiting the generality of the foregoing, the term “Credit Facility” shall include agreements in respect of reimbursement of letters of credit issued pursuant to the Credit Facility and agreements in respect of Hedging Obligations with lenders party to the Credit Facility and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Facility and all refunding, refinancings (in whole or in part) and replacements of any Credit Facility, including any agreement (i) extending the maturity of any indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of Terex and its Restricted Subsidiaries and their respective successors and assigns or (iii) adding or deleting agents, trustees, lenders or holders, and whether or not any such amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification occurs simultaneously with the termination or repayment of a prior Credit Facility.

“Currency Agreement Obligations” means the obligations of any person under a foreign exchange contract, currency swap agreement or other similar agreement or arrangement to protect such person against fluctuations in currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by Terex or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)

matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise prior to the 91st day after the Stated Maturity of the notes;

(2)

is convertible or exchangeable for Indebtedness or Disqualified Stock prior to the 91st day after the Stated Maturity of the notes; or

(3)

is redeemable at the option of the holder thereof, in whole or in part on or prior to the 91st day after the Stated Maturity of the notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the Stated Maturity of the notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” and “—Change of Control.”

“Domestic Subsidiary” means any Restricted Subsidiary of Terex that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“DPLA” means the Domination and Profit and Loss Transfer Agreement, dated as of January 30, 2012 among Demag Cranes AG and Terex Germany GmbH & Co. KG., as amended from time to time.

“Equity Offering” means a private or public sale for cash of common stock (other than Disqualified Stock) of Terex.

“Equipment Fees” means interest or other payments made directly or by means of discounts with respect to any participation or other interests issued or sold in connection with, and all other fees paid to a Person that is not an Equipment Subsidiary or not a Restricted Subsidiary in connection with, any Equipment Securitization Transaction.

“Equipment Repurchase Obligation” means any obligation of a seller of assets in a Qualified Equipment Financing to repurchase assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or other asset or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Equipment Securitization Transaction” means any transaction or series of transactions that may be entered into by Terex or any of its Subsidiaries pursuant to which Terex or any of its Subsidiaries may sell, convey or otherwise transfer (or transfer an undivided interest) to (a) an Equipment Subsidiary or (b) any other Person, or may grant a security interest in, any rental fleet equipment, loans secured by equipment, leases or rental agreements (whether now existing or arising in the future) of Terex or any of its Subsidiaries, and any assets related thereto including all instruments, chattel paper or general intangibles relating thereto, all payments and other rights under insurance policies or warranties related thereto, all disposition proceeds received upon sale thereof, all rights under manufacturers’ repurchase programs or guaranteed depreciation programs relating thereto, all credit enhancements related thereto, all leases, loans or rental agreements related thereto, all collateral securing such assets, all contracts and all guarantees or other obligations in respect of such assets, proceeds of such assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions or similar transactions involving such assets.

“Equipment Subsidiary” means a Wholly Owned Subsidiary of Terex (or another Person formed for the purposes of engaging in Qualified Equipment Financing with Terex or any Subsidiary of Terex in which Terex or any Subsidiary of Terex makes an Investment and to which Terex or any Restricted Subsidiary of Terex transfers assets of the type specified in the definition of “Equipment Securitization Transaction”) that engages in no activities other than in connection with the financing of assets of Terex and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and that is designed by the Board of Directors of Terex (as provided below) as an Equipment Subsidiary and:

(1)

no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Terex or any other Restricted Subsidiary of Terex (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is with recourse to or obligates Terex or any other Restricted Subsidiary of Terex in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of Terex or any other Restricted Subsidiary of Terex, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)

with which neither Terex nor any other Restricted Subsidiary of Terex has any material contract, agreement, arrangement or understanding other than on terms which Terex reasonably believes to be no less favorable to Terex or such Restricted Subsidiary than those that would be obtained at the time from Persons that are not Affiliates of Terex; and

(3)

to which neither Terex nor any other Restricted Subsidiary of Terex has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of Terex shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Terex giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conclusion.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means:

(1)

any Foreign Subsidiary or foreign-owned Domestic Subsidiary,

(2)

any Receivables Subsidiary,

(3)

any Equipment Subsidiary, or

(4)

any Immaterial Subsidiary.

“Existing Notes” means the 4% Convertible Notes and the 6.50% Notes.

“Existing Subordinated Notes” means the 4% Convertible Notes.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arms’ length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined by Terex).

“Floor Plan Guarantees” means guarantees (including but not limited to repurchase or remarketing obligations) by Terex or a Restricted Subsidiary Incurred in the ordinary course of business of Indebtedness Incurred by a franchise dealer, or other purchaser or lessor, for the purchase of inventory manufactured or sold by Terex or a Restricted Subsidiary, the proceeds of which Indebtedness is used solely to pay the purchase price of such inventory to such franchise dealer, or other purchaser or lessor, and any related reasonable fees and expenses (including financing fees), provided, however, that (1) to the extent commercially practicable, the Indebtedness so guaranteed is secured by a perfected first priority Lien on such inventory in favor of the holder of such Indebtedness and (2) if Terex or such Restricted Subsidiary is required to make payment with respect to such guarantee, Terex or such Restricted Subsidiary will have the right to receive either (q) title to such inventory, (r) a valid assignment of a perfected first priority Lien in such inventory or (s) the net proceeds of any resale of such inventory.

“Foreign Subsidiary” means any Restricted Subsidiary of Terex that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Public Company Accounting Oversight Board, (2) statements and pronouncements of the Financial Accounting Standards Board, (3) in such other statement by such other entity as have been approved by a significant segment of the accounting profession, in each case that are in effect on the Issue Date. For clarity purposes, in determining whether a lease is a Capitalized Lease or an operating lease and whether Indebtedness or interest expense exists, such determination shall be made in accordance with GAAP as in effect on the date the 6.50% Notes were issued.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing in any manner any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)

to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)

entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include (x) endorsements of negotiable instruments for collection or deposit in the ordinary course of business or (y) Standard Securitization Undertakings. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Immaterial Subsidiary” means a Subsidiary which at the time of determination owns assets having a fair market value of less than $1.0 million and is not an obligor with respect to any Indebtedness.

“Incur” means create, issue, assume, Guarantee, incur or otherwise become liable for, directly or indirectly, or otherwise become responsible for, contingently or otherwise, Indebtedness or Disqualified Stock; provided, however, that any Indebtedness or Disqualified Stock of a Person existing at the time such Person becomes a subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.  The term “Incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” of any Person means, without duplication, and whether or not contingent:

(1)

the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(2)

all Capital Lease Obligations of such Person;

(3)

all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)

all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(5)

the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends) or, except to the extent such Person is Terex, any Preferred Stock of such Person;

(6)

to the extent not otherwise included in this definition, all Hedging Obligations;

(7)

all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee (other than in each case by reason of activities described in the proviso to the definition of “Guarantee”); and

(8)

all obligations of the type referred to in clauses (1) through (7) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value to be determined in good faith by the Board of Directors. For purposes hereof, the amount of any Indebtedness issued with original issue discount shall be the original purchase price plus accrued interest, provided, however, that such accretion shall not be deemed an incurrence of Indebtedness.

“Interest Rate Protection Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect Terex or any Restricted Subsidiary against fluctuations in interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable or deposits on the balance sheet of the Person making the advance or loan, in each case in accordance with GAAP) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition (by means of any transfer of cash or other property to such Person or any other Person) of Capital Stock, Indebtedness or other similar instruments issued by such Person and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments:”

(1)

“Investment” shall include the portion (proportionate to Terex’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Terex at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Terex shall be deemed to continue to have a permanent investment in an Unrestricted Subsidiary in an amount (if positive) equal to (x) Terex’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to Terex’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)

any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Preferred Stock or Disqualified Stock, or Capital Stock exchangeable, exercisable or convertible for any of the foregoing) of Terex in exchange for Capital Stock, property or assets of another Person constitute an Investment by Terex in such Person.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“issue” means issue, assume, Guarantee, Incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary; and the term “issuance” has a corresponding meaning.

“Issue Date” means November 26, 2012, the date on which the notes were originally issued.

“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

“Lien” means any mortgage, pledge, security interest, privilege, conditional sale or other title retention agreement or other similar lien (statutory or otherwise), or encumbrance upon or with respect to any property of any kind, real or personal, moveable or immovable, now owned or hereafter acquired.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom, in each case net of:

(1)

all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability or reserve under GAAP, as a consequence of such Asset Disposition;

(2)

all payments made on any Indebtedness which (A) is secured by any assets subject to such Asset Disposition, in accordance with the terms of any lien upon or other security agreement of any kind with respect to such assets, or (B) which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)

all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)

reasonable amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by Terex or any Restricted Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition. Further, with respect to an Asset Disposition by a Subsidiary which is not a Wholly Owned Subsidiary, Net Available Cash shall be reduced pro rata for the portion of the equity of such Subsidiary which is not owned by Terex.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale plus, in the case of an issuance of Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible exchangeable debt), of Terex that were issued for cash on or after December 17, 2001, the amount of cash originally received by Terex upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt), net of attorneys fees, accountants fees, underwriters or placement agents fees, discounts or commissions and brokerage, consultant and other fees and expenses actually Incurred or required to be Incurred in connection with such issuance or sale and also net of taxes paid or payable as a result thereof.

“Obligations” means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officers’ Certificate” means a certificate signed on behalf of Terex by two Officers of Terex or of a Subsidiary or parent of Terex that is designated by Terex, one of whom must be the principal executive officer, the principal financial officer, the treasurer, the principal accounting officer or similar position of Terex or such Subsidiary or parent that meets the requirements set forth in this Indenture.

“Permitted Investment” means an Investment by Terex or any Restricted Subsidiary in:

(1)

Terex, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary and any Investment held by such Person; provided, however, that any Investment held by such Person was not acquired by such Person in contemplation of such Person becoming a Restricted Subsidiary or in contemplation of such merger, consolidation, amalgamation, transfer, conveyance or liquidation;

(2)

another Person if as a result of such Investment such other Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all its assets to, Terex or a Restricted Subsidiary and any Investment held by such Person; provided, however, that any Investment held by such Person was not acquired by such Person in contemplation of such Person becoming a Restricted Subsidiary or in contemplation of such merger, consolidation, amalgamation, transfer, conveyance or liquidation;

(3)

Cash Equivalents;

(4)

receivables owing to Terex or any Restricted Subsidiary if created or acquired in the ordinary course of business;

(5)

loans or advances to employees made in the ordinary course of business;

(6)

stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Terex or any Restricted Subsidiary or in satisfaction of judgments;

(7)

any Person to the extent such Investment represents the non-cash portion of the consideration received for an asset sale as permitted pursuant to the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock;”

(8)

so long as no Default has occurred and is continuing (or would result therefrom), any Investment the payment for which consists of Equity Interests of Terex (other than Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause 3(B) of Section (a) of the covenant described under “—Certain Covenants-Limitation on Restricted Payments;”

(9)

an aggregate amount not to exceed $100.0 million for the purposes of financing purchases and leases of inventory in connection with a “captive finance” entity whose sole business is providing financing to customers of Terex or any Restricted Subsidiary;

(10)

Floor Plan Guarantees permitted by the terms of clause (b)(11) of the covenant described under “—Certain Covenants—Limitation on Indebtedness and Preferred Stock;”

(11)

any Person to the extent such Investments consist of Hedging Obligations not incurred for speculative purposes and either: (A) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding, (B) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges, or (C) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales;

(12)

any Person to the extent such Investments, when taken together with all other Investments made pursuant to this clause (12) and outstanding on the date such Investment is made, do not have an aggregate Fair Market Value in excess of in the aggregate the greater of (i) $250.0 million and (ii) 5.0% of Consolidated Tangible Assets as of the date of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(13)

joint ventures of Terex or any of its Restricted Subsidiaries to the extent such Investments, when taken together with all other Investments made pursuant to this clause (13) and outstanding on the date such Investment is made, do not have a Fair Market Value in excess of in the aggregate the greater of (i) $150.0 million and (ii) 3.0% of Consolidated Tangible Assets as of the date of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14)

purchases and acquisitions of real estate, services, inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case, in the ordinary course of business;

(15)

a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables and related assets of the type specified in the definition of “Receivables Financing,” cash and Cash Equivalents or an equity interest;

(16)

Guarantees issued in accordance with the covenants described under
“—Certain Covenants—Limitation on Indebtedness and Preferred Stock” and “—Future Subsidiary Guarantors;”

(17)

any Investment in an entity that is not a Restricted Subsidiary to which a Restricted Subsidiary sells accounts receivable and related assets of the type specified in the definition of “Receivables Financing” or cash and Cash Equivalents pursuant to a Receivables Financing;

(18)

Investments of a Restricted Subsidiary of Terex acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with Terex or a Restricted Subsidiary of Terex in a transaction that is not prohibited by “—Certain Covenants—Merger and Consolidation” after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(19)

Investments resulting from the sale of financial services products, including (x) retail financing for the purchase or lease of equipment manufactured by Terex, its Restricted Subsidiaries or any other manufacturer whose products are from time to time sold through Terex or its Restricted Subsidiaries, (y) other retail and wholesale financing programs reasonably related thereto and (z) insurance and credit card products and services reasonably related thereto, together with the underwriting, marketing, servicing and other related support activities incidental to the offer and sale of such financial services products;

 (20)

an Equipment Subsidiary or any Investment by an Equipment Subsidiary in any other Person in connection with a Qualified Equipment Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Equipment Financing or any related Indebtedness; provided, however, that any Investment in an Equipment Subsidiary is in the form of a Purchase Money Note, contribution of assets of the type specified in the definition of “Equipment Securitization Transaction,” cash and Cash Equivalents or an equity interest;

(21)

any Investment in an entity that is not a Restricted Subsidiary to which a Restricted Subsidiary sells assets of the type specified in the definition of “Equipment Securitization Transaction” or cash and Cash Equivalents pursuant to an Equipment Securitization Transaction; and

(22)

any Investment existing on the Issue Date or made pursuant to legally binding written commitments in existence on the Issue Date.

“Permitted Liens” means, with respect to any Person:

(1)

pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)

Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmens’, repairmens’, landlords’ and other similar Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)

Liens for taxes, assessments or other governmental charges not yet subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings; provided appropriate reserves have been taken on the books of Terex;

(4)

Liens to secure the performance of statutory obligations or in favor of issuers of surety bonds, performance bonds, appeal bonds or letters of credit or other obligations of a like nature issued pursuant to the request of and for the account of such Person, in each case in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(5)

Liens securing a Hedging Obligation so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing the Hedging Obligation;

(6)

Liens for the purpose of securing the payment (or the refinancing of the payment) of all or a part of any Purchase Money Indebtedness or Capital Lease Obligations relating to assets or property acquired, constructed or leased in the ordinary course of business provided that (x) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the cost of the assets or property so acquired or constructed and (y) such Liens shall not encumber any other assets or property of Terex or any Restricted Subsidiary other than such Assets or property and assets affixed or appurtenant thereto;

(7)

Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by Terex and its Subsidiaries in the ordinary course of business;

(8)

Liens in favor of Terex and/or any of its Restricted Subsidiaries, other than such a Lien with respect to intercompany indebtedness if Terex or a Subsidiary Guarantor is not the beneficiary of such a Lien;

(9)

Liens securing Indebtedness of a Person existing at the time that such Person is acquired by, merged into or consolidated with Terex or any Restricted Subsidiary; provided, however, that such Liens were not incurred in connection with, or in contemplation of, such acquisition, merger or consolidation, and do not extend to any property or assets other than those of such Person;

(10)

Liens on property or assets existing at the time of acquisition thereof by Terex or any Restricted Subsidiary; provided, however, that such Liens were not incurred in connection with, or in contemplation of, such acquisition, and do not extend to any other property or assets;

(11)

Liens existing on November 7, 2007, June 3, 2009, March 27, 2012 or on the Issue Date;

(12)

Liens arising from the rendering of a final judgment or order against Terex or any Restricted Subsidiary that does not give rise to an Event of Default;

(13)

encumbrances consisting of zoning restrictions, surety exceptions, utility easements, licenses, rights of way, easements of ingress or egress over property of Terex or any Restricted Subsidiary, rights or restrictions of record on the use of real property, minor defects in title, landlords’ and lessors’ liens under leases on property located on the rented premises, in each case not interfering in any material respect with the ordinary conduct of the business of Terex and the Restricted Subsidiaries;

(14)

Liens securing Indebtedness permitted to be incurred under the provisions described in clause (b)(1) under “—Certain Covenants—Limitation on Indebtedness and Preferred Stock;”

(15)

Liens with respect to Floor Plan Guarantees permitted by the terms of clause (b)(11) of the covenant described under “—Certain Covenants—Limitation on Indebtedness and Preferred Stock;”

(16)

Liens on (A) receivables and related assets of the type specified in the definition of “Receivables Financing” or pledges of interests in a Receivables Subsidiary, in each case Incurred in connection with a Qualified Receivables Financing and (B) assets of the type specified in the definition of “Equipment Securitization Transaction” or pledges of interests in an Equipment Subsidiary, in each case Incurred in connection with a Qualified Equipment Transaction; and

(17)

Liens securing Indebtedness of a Foreign Subsidiary permitted to be Incurred pursuant to the covenant “—Certain Covenants—Limitation on Indebtedness and Preferred Stock;” provided, however, that such Liens do not extend to the property or assets of Terex or any Domestic Subsidiary;

(18)

any extension, renewal, refinancing, refunding or replacement of any Permitted Lien, provided that such new Lien is limited to the property or assets that secured (or under the arrangement under which the original Permitted Lien, could secure) the obligations to which such Liens relate;

(19)

other than during a Suspension Period, Liens securing Indebtedness (other than Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed the greater of (i) $500.0 million and (ii) 7.5% of Consolidated Total Assets; and

(20)

during the continuation of a Suspension Period, Liens securing Indebtedness in an aggregate principal amount outstanding at any one time not to exceed 15.0% of Consolidated Total Assets.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Purchase Money Indebtedness” means any Indebtedness of a Person to any seller or other Person incurred to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease) of any after acquired real or personal tangible property or assets related to the Business of Terex or the Restricted Subsidiaries and which is incurred substantially concurrently with such acquisition and is secured only by the assets so financed.

“Purchase Money Note” means a promissory note of a Receivables Subsidiary or an Equipment Subsidiary evidencing a line of credit, which may be irrevocable, from Terex or any Subsidiary of Terex to a Receivables Subsidiary or an Equipment Subsidiary in connection with a Qualified Receivables Financing or Qualified Equipment Financing, as applicable, which note is intended to finance that portion of the purchase price for accounts receivables and related assets or assets of the type described in the definition of “Equipment Securitization Transaction,” as applicable, that is not paid by cash or as a contribution of equity.

“Qualified Equipment Financing” means any Equipment Securitization Transaction of an Equipment Subsidiary that meets the following conditions and with respect to which Terex delivers an Officers’ Certificate to the Trustee certifying as to compliance with all such conditions:

(1)

all sales of assets to the Equipment Subsidiary are made at Fair Market Value (as determined in good faith by Terex);

(2)

the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by Terex); and

(3)

shall be non-recourse to Terex and its Subsidiaries (other than the Equipment Subsidiary) except for Standard Securitization Undertakings.

The grant of a security interest in any assets of Terex or any Subsidiaries (other than an Equipment Subsidiary or the Subsidiary undertaking such Equipment Securitization Transaction) to secure Bank Indebtedness shall not be deemed to be a Qualified Equipment Financing.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions and with respect to which Terex delivers an Officers’ Certificate to the Trustee certifying as to compliance with all such conditions:

(1)

all sales of receivables and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by Terex);

(2)

the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by Terex); and

(3)

shall be non-recourse to Terex and its Subsidiaries (other than the Receivables Subsidiary) except for Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of Terex or any Subsidiaries (other than a Receivables Subsidiary or the Subsidiary undertaking such Receivables Financing) to secure Bank Indebtedness shall not be deemed to be a Qualified Receivables Financing.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Terex which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Fees” means interest or other payments made directly or by means of discounts with respect to any participation or other interests issued or sold in connection with, and all other fees paid to a Person that is not a Receivables Subsidiary or not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by Terex or any of its Subsidiaries pursuant to which Terex or any of its Subsidiaries may sell, convey or otherwise transfer (or transfer an undivided interest) to (a) a Receivables Subsidiary or (b) any other Person, or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Terex or any of its Subsidiaries, and any assets related thereto including all instruments, chattel paper or general intangibles relating thereto, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions, factorings or similar transactions involving accounts receivable and any Hedging Obligations entered into by Terex or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables and related assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Subsidiary of Terex (or another Person formed for the purposes of engaging in Qualified Receivables Financing with Terex or any Subsidiary of Terex in which Terex or any Subsidiary of Terex makes an Investment and to which Terex or any Restricted Subsidiary of Terex transfers accounts receivable and related assets) that engages in no activities other than in connection with the financing of accounts receivable of Terex and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and that is designed by the Board of Directors of Terex (as provided below) as a Receivables Subsidiary and:

(1)

no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Terex or any other Restricted Subsidiary of Terex (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is with recourse to or obligates Terex or any other Restricted Subsidiary of Terex in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of Terex or any other Restricted Subsidiary of Terex, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)

with which neither Terex nor any other Restricted Subsidiary of Terex has any material contract, agreement, arrangement or understanding other than on terms which Terex reasonably believes to be no less favorable to Terex or such Restricted Subsidiary than those that would be obtained at the time from Persons that are not Affiliates of Terex; and

(3)

to which neither Terex nor any other Restricted Subsidiary of Terex has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of Terex shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Terex giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conclusion.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of Terex or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)

such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of (x) the Indebtedness being Refinanced or (y) the notes;

(2)

such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of (x) the Indebtedness being Refinanced or (y) the notes; and

(3)

such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus unpaid accrued interest) under the Indebtedness being Refinanced, plus actual fees and expenses Incurred in connection with the Refinancing;

provided, further, however, that (x) Refinancing Indebtedness shall not include (1) Indebtedness of a Subsidiary that is not a Wholly Owned Subsidiary or a Subsidiary Guarantor that Refinances Indebtedness of Terex or (2) Indebtedness of Terex or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary, (y) if the Indebtedness being Refinanced is a Subordinated Obligation, then unless Terex would be permitted at the time to issue an additional $1.00 of Indebtedness pursuant to paragraph (a) under “—Limitation on Indebtedness and Preferred Stock”, such Refinancing Indebtedness shall be at least as subordinated in right of payment to the notes as the Indebtedness being Refinanced and (z) Refinancing Indebtedness shall be secured only by assets of a similar type and in a similar amount to those that secured the Indebtedness so refinanced.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of Terex that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“SEC” means the Securities and Exchange Commission.

“Senior Indebtedness” means with respect to Terex or any Subsidiary Guarantor, any Indebtedness of such Person unless the instrument creating or evidencing such Indebtedness expressly provides that such Indebtedness is subordinate in right of payment to any other Indebtedness or Guarantee of such Person, including the notes or the applicable Subsidiary Guarantee, other than:

(1)

any obligation of such Person to any subsidiary of such Person or to any officer, director or employee of such Person or any such subsidiary;

(2)

any accounts payable or other liability of such Person to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(3)

that portion of any Indebtedness of such Person which at the time of issuance is issued in violation of the Indenture;

(4)

Indebtedness of such Person represented by Disqualified Stock; or

(5)

any Capital Stock.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of Terex within the meanings of Rule 1-02 under Regulation S-X promulgated by the SEC as in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by Terex or any Subsidiary of Terex which Terex has determined in good faith to be customary in a Receivables Financing including those relating to the servicing of the assets of a Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the final date specified in such security as the fixed date on which all outstanding principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means any Indebtedness of Terex or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the notes or the relevant Subsidiary Guarantee, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means:

(1)

any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(A)

Terex;

(B)

Terex and one or more Subsidiaries of Terex; or

(C)

one or more Subsidiaries of Terex; or

(2)

any limited partnership of which Terex or any Subsidiary is a general partner; or

(3)

any other Person (other than a corporation or limited partnership) in which Terex, or one or more other Subsidiaries or Terex and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

Unless the context otherwise requires, Subsidiary means each direct and indirect Subsidiary of Terex.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of Terex’s Obligations with respect to the notes.

“Subsidiary Guarantor” means each of Terex, A.S.V., Inc., CMI Terex Corporation, Fantuzzi Noell USA, Inc., Genie Financial Services, Inc., Genie Holdings, Inc., Genie Industries, Inc., Genie International, Inc., GFS National, Inc., Loegering Mfg. Inc., Powerscreen USA, LLC, Powerscreen Holdings USA Inc., Powerscreen International LLC, Powerscreen North America, Inc., Schaeff Incorporated, Schaeff of North America, Inc., Terex Advance Mixer, Inc., Terex Aerials, Inc., Terex Financial Services, Inc., Terex South Dakota, Inc., Terex USA, LLC, Terex Utilities, Inc., Terex Washington, Inc. and each other Subsidiary of Terex that guarantees the Notes pursuant to the terms of the Indenture after the Issue Date.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to November 15, 2016; provided, however, that if the period from the Redemption Date to such date, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture.

“Trustee” or “trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means any Subsidiary of Terex designated as such pursuant to and in compliance with the covenant described under “—Limitation on Designations of Unrestricted Subsidiaries.”  Any such designation may be revoked by a resolution of the Board of Directors of Terex delivered to the trustee, subject to the provisions of such covenant. As of the date of this prospectus supplement, the definition of Unrestricted Subsidiaries includes Power Legend International Limited and its subsidiaries, including without limitation, Power Legend Industries Limited, Terex NFLG (Quanzhou) Mobile Processing Equipment Co., Ltd., Terex Topower (Shandong) Heavy Machinery Manufacturing Co., Ltd. and Noell Crane Systems (China) Ltd.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” means:

(1)

a Restricted Subsidiary all the Capital Stock of which (other than directors qualifying shares and shares held by other Persons to the extent such Shares are required by applicable law to be held by a Person other than Terex or a Restricted Subsidiary) is owned by Terex or one or more Wholly Owned Subsidiaries; and

(2)

each of the Issuer, PPM Cranes, Inc. and any future wholly owned subsidiaries of any of the foregoing, in each case so long as Terex or one or more Wholly Owned Subsidiaries maintains a percentage ownership interest in such entity equal to or greater than such ownership interest (on a fully diluted basis) on the later of (A) the Issue Date or (B) the date such entity is incorporated or acquired by Terex or one or more Wholly Owned Subsidiaries.

Book-Entry, Delivery and Form

General

The notes initially will be issued in the form of one or more fully registered notes in global form (the “Global Notes”).  The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case for credit to the accounts of institutions that have accounts with DTC or its nominee (the “DTC participants”) and to the accounts of institutions that have accounts with Euroclear Bank S.A./N.V., as operator of the Euroclear System, or its nominee participants (the “Euroclear participants”) or Clearstream Banking, S.A. (the “Clearstream participants” and, collectively with the DTC participants and the Euroclear participants, the “participants”).  Each of DTC, Euroclear and Clearstream is referred to herein as a “Book Entry Facility.”  Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold interests through participants.  Ownership of beneficial interest in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by a Book Entry Facility or its nominee (with respect to participants’ interests) for such Global Notes or by participants or persons that hold interests through participants (with respect to beneficial interests of persons other than participants).  The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form.  Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Notes.

So long as DTC, or its nominee, is the registered holder of the Global Notes, DTC or such nominee, as the case may be, will be considered the sole legal owner and holder of such notes represented by such Global Notes for all purposes under the Indenture and the notes.  Except as set forth below, owners of beneficial interests in the Global Notes will not be entitled to have such Global Notes or any notes represented thereby registered in their names, will not receive or be entitled to receive physical delivery or certificated notes in exchange therefor and will not be considered to be the owners or holders of such Global Notes or any notes represented thereby for any purpose under the notes or the Indenture.  We understand that under existing industry practice, in the event an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Notes, is entitled to take, DTC would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any payment of principal or interest due on the notes on any interest payment date or at maturity will be made available by us to the trustee by such date.  As soon as possible thereafter, the trustee will make such payments to DTC or its nominee, as the case may be, as the registered owner of the Global Notes representing such notes in accordance with existing arrangements between the trustee and the depositary.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of the Global Notes will credit immediately the accounts of the related participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Notes as shown on the records of DTC.  We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

None of us, the trustee or any payment agent for the Global Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for other aspects of the relationship between the depositary and its participants or the relationship between such participants and the owners of beneficial interests in the Global Notes owning through such participants.

Because of time zone differences, the securities account of a Euroclear participant or a Clearstream participant purchasing an interest in a Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear participant or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as applicable) immediately following the DTC settlement date.  Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear participant or Clearstream participant, as applicable, to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

As long as the notes are represented by a Global Note, DTC’s nominee will be the holder of such notes and therefore will be the only entity that can exercise a right to repayment or repurchase of such notes.  See “Change of Control” and “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

Notice by participants or by owners of beneficial interests in the Global Notes held through such participants of the exercise of the option to elect repayment of beneficial interests in notes represented by the Global Note must be transmitted to the relevant Book Entry Facility in accordance with its procedures on a form required by the relevant Book Entry Facility and provided to participants.  In order to ensure that DTC’s nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such note must instruct the broker or other participant to exercise a right to repayment.  Different firms have cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC.  We will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

Unless and until exchanged in whole or in part for notes in definitive form in accordance with the terms of the notes, the Global Notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of each successor.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of a Book Entry Facility, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.  None of us or the trustee will have any responsibility for the performance by a Book Entry Facility or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.  We and the trustee may conclusively rely on, and shall be protected in relying on, instructions from a Book Entry Facility for all purposes.

Certificated notes

The Global Notes shall be exchangeable for corresponding notes in certificated fully registered form (“certificated notes”) registered in the name of persons other than DTC or its nominee only if (A) DTC (i) notifies Terex that it is unwilling or unable to continue as depositary for the Global Notes or (ii) at any time ceases to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default (as defined in the Indenture) with respect to the applicable notes or (C) Terex executes and delivers to the trustee an order that the Global Notes shall be so exchangeable.  Any certificated notes will be issued only in fully registered form, and shall be issued without coupons in denominations of $2,000 and integral multiples thereof.  Any certificated notes so issued will be registered in such names and in such denominations as DTC shall request.

The Clearing System

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and “a clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act.  DTC was created to hold securities of institutions that have accounts with its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of securities certificates.  DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for the Clearstream participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the United States depositary for Clearstream.

The Euroclear System advises that it was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear System is operated by Euroclear. All operations are conducted by Euroclear, and all Euroclear securities clearance accounts and Euroclear System cash accounts are accounts with Euroclear. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with Euroclear are governed by the terms and conditions governing use of Euroclear and the related operating procedures of the Euroclear System, and applicable Belgian law (collectively, the “terms and conditions”). The terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the terms and conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.

Distributions with respect to notes held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the United States depositary for the Euroclear System.

UNITED STATES FEDERAL TAX CONSIDERATIONS

The following summary describes the material United States federal income tax consequences and, in the case of a “non-U.S. holder” (as defined below), the material United States federal estate tax consequences, of purchasing, owning and disposing of the notes. This summary applies to you only if you are a beneficial owner of a note and you acquire the note in this offering for a price equal to the “issue price” of the notes. The issue price of the notes is the first price at which a substantial amount of the notes is sold other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

This summary deals only with notes held as capital assets (generally, investment property) and does not deal with special tax situations such as:

•

dealers in securities or currencies;

•

traders in securities;

•

United States holders (as defined below) whose functional currency is not the United States dollar;

•

persons holding notes as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

•

persons subject to the alternative minimum tax;

•

certain United States expatriates;

•

financial institutions;

•

insurance companies;

•

controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such corporations;

•

entities that are tax-exempt for United States federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts;

•

partnerships, including entities and arrangements classified as partnerships for United States federal tax purposes, and beneficial owners of partnerships; and

•

persons that acquire the notes for a price other than their issue price.

In the case of a partnership (including an entity or arrangement classified as a partnership) for United States federal income tax purposes that holds notes, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level.  If you are a partnership holding notes, or a partner in such a partnership, you are encouraged to consult your own tax advisor regarding the United States federal income and estate tax consequences of purchasing, owning and disposing of the notes.

This summary does not discuss all of the aspects of United States federal income and estate taxation that may be relevant to you in light of your particular investment or other circumstances. In addition, this summary does not discuss any United States state or local or non-U.S. income or other tax consequences (including the newly enacted Medicare tax on investment income). This summary is based on United States federal income and estate tax law, including the provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Treasury regulations, administrative rulings and judicial authority, all as in effect or in existence as of the date of this prospectus supplement. Subsequent developments in United States federal income and estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the United States federal income and estate tax consequences of purchasing, owning and disposing of notes as set forth in this summary. You are encouraged to consult your own tax advisor, before you purchase notes, regarding the particular United States federal, state and local and foreign income and other tax consequences of acquiring, owning and disposing of the notes that may be applicable to you.

United States Holders

The following summary applies to you only if you are a United States holder (as defined below).

Definition of a United States Holder

A “United States holder” is a beneficial owner of a note or notes that, for United States federal income tax purposes, is:

•

an individual citizen or resident of the United States;

•

a corporation (or other entity classified as a corporation for these purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•

an estate, the income of which is subject to United States federal income taxation regardless of the source of that income; or

•

a trust, if (1) a United States court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Internal Revenue Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Interest on Notes

Interest on your notes will be taxed as ordinary interest income. In addition:

•

if you use the cash method of accounting for United States federal income tax purposes, you will have to include the interest on your notes in your gross income at the time you receive the interest; and

•

if you use the accrual method of accounting for United States federal income tax purposes, you will have to include the interest on your notes in your gross income at the time the interest accrues.

Sale or Other Taxable Disposition of Notes

Upon the sale, redemption, exchange or other taxable disposition of the notes, you generally will recognize taxable gain or loss equal to the difference, if any, between:

•

the amount realized on the disposition (less any amount attributable to accrued interest, which will be taxable as ordinary interest income to the extent not previously included in gross income, in the manner described under “—United States Holders—Interest on Notes”); and

•

your adjusted tax basis in the notes.

Your adjusted tax basis in the notes generally will equal your cost in acquiring your notes reduced by any payments on your notes other than payments of interest. Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if at the time of the disposition you have held the notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate United States holder, your long-term capital gain generally will be subject to a preferential rate of United States federal income tax.

Information Reporting and Backup Withholding

Under the tax rules concerning information reporting to the Internal Revenue Service:

•

assuming you hold your notes through a broker or other securities intermediary, the intermediary must provide information to the Internal Revenue Service and to you on Internal Revenue Service Form 1099 concerning interest and retirement proceeds on your notes, unless an exemption applies; and

•

similarly, unless an exemption applies, you must provide the intermediary with your taxpayer identification number for its use in reporting information to the Internal Revenue Service; if you are an individual, this is your social security number.  You are also required to comply with other Internal Revenue Service requirements concerning information reporting.

In general, “backup withholding” (currently at a maximum rate 28%) may apply to payments made to you of principal of and interest on your notes and the proceeds of a sale or other disposition of your notes, if you are a non-corporate United States holder and you fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules.

The backup withholding tax is not an additional tax and may be refunded to you or credited against your United States federal income tax liability, provided that correct information is timely provided to the Internal Revenue Service.

Non-U.S. Holders

The following summary applies to you if you are a non-U.S. holder.  A non-U.S. holder is a beneficial owner of a note that is not, for United States federal income tax purposes, a United States holder (as defined above) or a partnership (or an entity or arrangement classified as a partnership).

United States Federal Withholding Tax

Under current United States federal income tax laws, and subject to the discussion below, United States federal withholding tax generally will not apply to payments by us or our paying agent (in its capacity as such) of principal of and interest on your notes under the “portfolio interest” exception of the Internal Revenue Code, provided that in the case of interest:

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you do not, directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder;

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you are not a controlled foreign corporation for United States federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Internal Revenue Code);

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you are not a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code;

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such interest is not effectively connected with your conduct of a United States trade or business; and

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you provide a signed written statement, on an Internal Revenue Service Form W-8BEN (or other applicable form) which can reliably be related to you, certifying under penalties of perjury that you are the beneficial owner of your notes and you are not a United States person within the meaning of the Internal Revenue Code and providing your name and address to:

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us or our paying agent; or

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a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds your notes on your behalf and that certifies to us or our paying agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your signed, written statement and provides us or our paying agent with a copy of this statement.

The applicable Treasury regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of interest made to you will be subject to 30% United States federal withholding tax unless you provide us or our paying agent with a properly executed (1) Internal Revenue Service Form W-8ECI (or other applicable form) stating that interest paid on your notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States, or (2) Internal Revenue Service Form W-8BEN (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.

United States Federal Income Tax

Except for the possible application of United States federal withholding tax (see “—United States Federal Withholding Tax” above) and backup withholding tax (see “—Information Reporting and Backup Withholding” below), you generally will not be subject to United States federal income tax on payments of principal of and interest on your notes, or on any gain realized from (or accrued interest treated as received in connection with) the sale, redemption, retirement at maturity or other disposition of your notes unless:

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the interest or gain is effectively connected with your conduct of a United States trade or business and, if required by an applicable income tax treaty, is attributable to a United States “permanent establishment” maintained by you (in which case, such interest or gain will be treated in the manner described below);

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in the case of interest payments or disposition proceeds representing accrued interest, you cannot satisfy the requirements of the “portfolio interest” exception described above and your United States federal income tax liability has not otherwise been fully satisfied through the United States federal withholding tax described above (in which case, you will be required to file a United States federal income tax return and pay United States federal income tax on such interest at a 30% rate or a reduced rate under an applicable income tax treaty); or

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in the case of gain, you are an individual who is present in the United States for more than 182 days during the taxable year of the sale or other disposition of your notes and specific other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by United States source capital losses, generally will be subject to a flat 30% United States federal income tax, even though you are not considered a resident alien under the Internal Revenue Code).

If you are engaged in a trade or business in the United States and interest or gain in respect of your notes is effectively connected with the conduct of your trade or business (and, if  required by an applicable income tax treaty, is attributable to a United States “permanent establishment” maintained by you), the interest or gain generally will be subject to United States federal income tax on a net basis at the regular graduated rates and in the manner applicable to a United States holder (although the interest will be exempt from the withholding tax discussed in the preceding paragraphs if you provide a properly executed Internal Revenue Service Form W-8ECI (or other applicable form) on or before any payment date to claim the exemption). In addition, a “branch profits tax” may be imposed at a 30% rate, or a lower rate under an applicable income tax treaty, on a non-U.S. holder that is a corporation and that has earnings and profits (attributable to interest or otherwise) that are effectively connected with the conduct of a trade or business in the United States.

United States Federal Estate Tax

If you are an individual and are not a United States citizen or a resident of the United States (as specially defined for United States federal estate tax purposes) at the time of your death, your notes generally will not be subject to the United States federal estate tax, unless, at the time of your death:

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you directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder; or

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your interest on the notes is effectively connected with your conduct of a United States trade or business.

Information Reporting and Backup Withholding

Under current Treasury regulations, information reporting and backup withholding will not apply to payments made by us or our paying agent (in its capacity as such) to you if you have provided the required certification that you are a non-U.S. holder as described in “—United States Federal Withholding Tax” above, and provided that neither we nor our paying agent has actual knowledge or reason to know that you are a United States holder (as described in “United States Federal Tax Considerations—United States Holders” above). However, we or our paying agent may be required to report to the Internal Revenue Service your name, address, the amount of payments of interest on the notes and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement.

The gross proceeds from the disposition of your notes may be subject to information reporting and backup withholding tax (currently at a maximum rate of 28%). If you sell your notes outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. information reporting and backup withholding requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your notes through a non-U.S. office of a broker that is a United States person (as defined in the Internal Revenue Code) or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that you are a non-U.S. person and certain other conditions are met or you otherwise establish an exemption. If you receive payments of the proceeds of a sale of your notes to or through a U.S. office of a broker, the payment is subject to both U.S. information reporting and backup withholding unless you provide a Form W-8BEN certifying that you are a non-U.S. person or you otherwise establish an exemption, provided that the broker does not have actual knowledge or reason to know that you are not a U.S. person or the conditions of any other exemption are not, in fact, satisfied.

You are encouraged to consult your own tax advisor regarding application of backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations. Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your United States federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated November 8, 2012, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., RBS Securities Inc. and UBS Securities LLC are acting as representatives, the following respective principal amounts of the notes:

Underwriter	Principal Amount of Notes
Credit Suisse Securities (USA) LLC	$205,700,000
Goldman, Sachs & Co.	112,200,000
RBS Securities Inc.	112,200,000
UBS Securities LLC	112,200,000
Commerz Markets LLC	112,200,000
Barclays Capital Inc.	48,875,000
Credit Agricole Securities (USA) Inc.	48,875,000
HSBC Securities (USA) Inc.	48,875,000
Morgan Stanley & Co. LLC	48,875,000
Total	$850,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all the notes if any are purchased.  The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The following table summarizes the compensation we will pay:

	Per Note	Total
Underwriting discounts and commissions paid by us	1.50%	$12,750,000

We estimate that our out of pocket expenses for this offering, including registration filing, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $1.75 million.

The underwriters propose to offer the notes in the European Union, the United States, Canada and Asia initially at the offering price on the cover page of this prospectus supplement and may also offer the notes to selling group members at the offering price less a selling concession. After the initial offering, the offering price may be changed.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of notes to the public in that Relevant Member State, except that it may, with effect from and including such date, make an offer of notes to the public in that Relevant Member State:

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at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

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at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or

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at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of the above, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in that Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) in connection with the issue or sale of the notes to persons who have professional experience in matters relating to investments falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005 or in circumstances in which Section 21 (1) of the FSMA does not apply to us and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of an issue, in each case whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore.  Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is:  (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except:  (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

We have agreed to indemnify the several underwriters against liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in that respect.

The notes are a new issue of securities for which there currently is no market.  The underwriters have advised us that they intend to make a market in the notes as permitted by applicable laws.  They are not obligated, however, to make a market in the notes and any market making may be discontinued at any time in their sole discretion. Accordingly, no assurance can be given as to the development or liquidity of any market for the notes.

We expect that delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the tenth business day following the date of pricing of the notes (this settlement cycle being referred to as “T+10”).  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade the notes on the date of pricing or the next six succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

The underwriters may engage in over-allotment, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the “Exchange Act”).

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Over-allotment involves sales in excess of the offering, which creates a short position for the underwriters.

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Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions.

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Penalty bids permit the underwriters to reclaim a selling concession from a broker dealer when the notes originally sold by such broker dealer are purchased in a stabilizing or covering transaction to cover short positions.

These stabilizing transactions, over-allotment transactions, covering transactions and penalty bids may cause the price of the notes to be higher than it would otherwise be in the absence of these transactions.  These transactions if commenced, may be discontinued at any time.

Certain of the underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and for our affiliates in the ordinary course of business for which they have received and would receive customary compensation.  Each of the representatives (or an affiliate) is a co-lead arranger and joint bookrunner under our bank credit facility and an affiliate of Credit Suisse Securities (USA) LLC is the administrative agent and collateral agent under our bank credit facility.  Affiliates of RBS Securities Inc., UBS Securities LLC, Commerz Markets LLC, Barclays Capital Inc., and Credit Agricole Securities (USA) Inc. are lenders under our bank credit facility. With respect to the underwritten offering and sale of our 4% convertible senior subordinated notes due 2015, Credit Suisse Securities (USA) LLC and UBS Securities LLC were joint book-running managers, RBS Securities Inc. was lead manager and Credit Agricole Securities (USA) Inc. and Morgan Stanley & Co. LLC were co-managers.  With respect to the underwritten offering and sale of our 8% senior subordinated notes due 2017, Credit Suisse Securities (USA) LLC and UBS Securities LLC were joint book-running managers and Credit Agricole Securities (USA) Inc., HSBC Securities (USA) Inc. and Morgan Stanley & Co. LLC were co-managers.  With respect to the underwritten offering and sale of our 6.5% senior notes due 2020, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., RBS Securities Inc. and UBS Securities LLC were joint book-running managers, Commerz Markets LLC was lead manager and Barclays Capital Inc. and Credit Agricole Securities (USA) Inc. were co-managers.  Further, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., and Commerz Markets LLC were advisors to us with respect to our acquisition of Demag Cranes AG.  Credit Suisse Securities (USA) LLC is the dealer manager for the Tender Offer and solicitation agent on the Consent Solicitation.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their exposure to us consistent with their customary risk management policies.  Typically, the underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby.  Any such short positions could adversely affect future trading prices of the notes offered hereby.  The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

The distribution of the notes in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia and Manitoba on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of notes are made. Any resale of the notes in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the notes.

Representations of Purchasers

By purchasing notes in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

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the purchaser is entitled under applicable provincial securities laws to purchase the notes without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 – Prospectus and Registration Exemptions,

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the purchaser is a “Canadian permitted client” as defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations, or as otherwise interpreted and applied by the Canadian Securities Administrators,

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where required by law, the purchaser is purchasing as principal and not as agent,

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the purchaser has reviewed the text above under “Resale Restrictions”, and

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the purchaser acknowledges and consents to the provision of specified information concerning the purchase of the Notes to the regulatory authority that by law is entitled to collect the information, including certain personal information. For purchasers in Ontario, questions about such indirect collection of personal information should be directed to the Ontario Securities Commission, Administrative Support Clerk, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario, M5H 3S8 or to the following telephone number: (416) 593-3684.

Rights of Action—Ontario Purchasers

Under Ontario securities legislation, certain purchasers who purchase a security offered by this document during the period of distribution will have a statutory right of action for damages, or while still the owner of the notes, for rescission against us in the event that this document contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the notes. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the notes. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the notes were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the notes as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the notes in their particular circumstances and about the eligibility of the investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

The validity of the notes and certain other issues will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.  The underwriters have been represented by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference to Terex Corporation’s Current Report on Form 8-K dated November 1, 2012 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s  Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Terex Corporation for the year ended December 31, 2011 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of Demag Cranes AG and its consolidated subsidiaries the registrant acquired as of December 31, 2011) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy these reports and other information at the Securities and Exchange Commission’s Public Reference Room at Station Place, 100 F Street NE, Washington, D.C. 20549. You can call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. You can access this material at the offices of the New York Stock Exchange, 20 Broad Street, New York, N.Y. 10005, on which our common stock is listed, and through the Securities and Exchange Commission’s web site at http://www.sec.gov. Except as expressly set forth below, we are not incorporating the contents of the Securities and Exchange Commission’s web site in this prospectus supplement although there may be other documents incorporated by reference into the accompanying prospectus.

The Securities and Exchange Commission allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus the information that we file with the Securities and Exchange Commission. This allows us to disclose important information to you by referring to those filed documents. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus, and any information that we file with the Securities and Exchange Commission after the date of this prospectus supplement will automatically update and supersede this information.

We are incorporating by reference the documents listed below into this prospectus supplement, and all documents that we file after the date of this prospectus supplement with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than filings or portions of filings that are furnished under applicable Securities and Exchange Commission rules rather than filed) prior to the termination of the offering of the notes covered by this prospectus supplement:

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Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on February 29, 2012;

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Our definitive proxy materials on Schedule 14A, as filed with the SEC on March 30, 2012;

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, as filed with the SEC on April 30, 2012;

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Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, as filed with the SEC on August 7, 2012;

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Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, as filed with the SEC on October 29, 2012; and

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Our Current Reports on Form 8-K (to the extent that the information contained therein was filed with, and not furnished to, the SEC), as filed with the SEC on February 7, 2012, March 23, 2012, March 27, 2012, March 30, 2012, April 18, 2012, May 11, 2012, July 18, 2012, August 13, 2012, August 29, 2012, October 2, 2012, October 15, 2012, October 17, 2012, October 22, 2012, November 1, 2012, November 2, 2012, November 7, 2012 and November 7, 2012.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and number: Terex Corporation, Attention: Investor Relations Department, 200 Nyala Farm Road, Westport, Connecticut 06880; telephone (203) 222-7170.

You may also obtain a copy of these filings from our Internet web site at http://www.terex.com. Please note, however, that the information on our Internet web site, other than the documents listed above, is not incorporated into this prospectus supplement by reference and should not be considered a part of this prospectus supplement.

Prospectus

TEREX CORPORATION

Debt Securities

Preferred Stock

Securities Warrants

Common Stock

Depositary Shares

Guarantees of Debt Securities

We may offer and sell, from time to time, in one or more offerings, any combination of the securities we describe in this prospectus.  This prospectus also covers guarantees, if any, of our obligations under any debt securities, which may be given by one or more of our subsidiaries.

We will provide the specific terms of these securities and offerings in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. We urge you to read carefully this prospectus, any accompanying prospectus supplement, and any documents we incorporate by reference before you make your investment decision.

We may offer and sell securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents or dealers to other purchasers or through any combination of these methods.  The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is quoted on the New York Stock Exchange under the symbol "TEX". If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in our securities involves risks. You should consider the risk factors incorporated herein by reference, described under the heading “Risk Factors” beginning on page 5 of this prospectus and described in any accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 1, 2012.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using the SEC's “shelf” registration rules. Under the shelf registration rules, using this prospectus, together with any prospectus supplement, we may sell from time to time, in one or more offerings, any of the securities described in this prospectus.

In this prospectus "Terex," "we," "us," "our" and the "Company" refer to Terex Corporation, a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires.

This prospectus provides you with a general description of the securities we may sell. Each time we sell securities under this prospectus, we may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described below under "Where You Can Find Additional Information" before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents we incorporate by reference may include forward looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding future events or our future financial performance that involve certain contingencies and uncertainties. In addition, when included in this prospectus, any prospectus supplement or any documents incorporated herein by reference, the words “may,” “should,” “expects,” “intends,” “anticipates,” “believes,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. We have based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties, many of which are beyond our control, include, among others:

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our business is cyclical and weak general economic conditions affect the sales of our products and financial results;

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our ability to successfully integrate acquired businesses, including the recent acquisition of Demag Cranes AG;

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our ability to access the capital markets to raise funds and provide liquidity;

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our business is sensitive to government spending;

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our business is very competitive and is affected by our cost structure, pricing, product initiatives and other actions taken by competitors;

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we have suffered losses from operations in the past and may suffer further losses from operations;

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a material disruption to one of our significant facilities;

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our retention of key management personnel;

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the financial condition of suppliers and customers, and their continued access to capital;

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our providing financing and credit support for some of our customers;

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we may experience losses in excess of recorded reserves;

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the carrying value of our goodwill and other indefinite-lived intangible assets could become impaired;

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our ability to obtain parts and components from suppliers on a timely basis at competitive prices;

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our ability to timely manufacture and deliver products to customers;

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the need to comply with restrictive covenants contained in our debt agreements;

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our ability to generate sufficient cash flow to service our debt obligations and operate our business;

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our business is global and subject to changes in exchange rates between currencies, regional economic conditions and trade restrictions;

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our operations are subject to a number of a potential risks, including changing regulatory environments, the Foreign Corrupt Practices Act and other similar laws, and political instability;

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possible work stoppages and other labor matters;

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compliance with changing laws and regulations; particularly environmental and tax laws and regulations;

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litigation, product liability claims, patent claims, class action lawsuits and other liabilities;

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our ability to comply with an injunction and related obligations resulting from the settlement of an investigation by the SEC;

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our implementation of a global enterprise system and its performance; and

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other factors.

Actual events or our actual future results may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements contained herein speak only as of the date of this prospectus and the forward-looking statements contained in documents incorporated herein by reference speak only as of the date of the respective documents. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained or incorporated by reference in this prospectus to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company under the Securities Exchange Act of 1934 and file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at the SEC’s Internet web site, http://www.sec.gov, or through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We also make available free of charge on or through our Internet web site (http://www.terex.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file these materials with the SEC. Except as set forth under “Incorporation of Certain Documents by Reference,” information on our Internet website is not incorporated into this prospectus by reference and should not be considered a part of this prospectus. In addition, you may request copies of these filings at no cost through our Investor Relations Department at: Terex Corporation, 200 Nyala Farm Road, Westport, Connecticut 06880, Attn: Investor Relations Department; Phone: (203) 222-7170; or at our Internet web site.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document of ours, the reference is only a summary. For a copy of the contract or other document, you should refer to the exhibits that are a part of the registration statement or incorporated by reference into the registration statement by the filing of a Form 8-K or otherwise. You may review a copy of the registration statement and the documents we incorporate by reference at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet web site as listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of this offering; provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (or any corresponding information or exhibits furnished under Item 9.01 to any such Current Report on Form 8-K):

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed on February 29, 2012;

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our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 filed on April 30, 2012;

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our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 filed on August 7, 2012;

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our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 filed on October 29, 2012;

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our Definitive Proxy Statement filed on March 30, 2012;

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our Current Report on Form 8-K/A filed on November 1, 2011 (solely with respect to Exhibit 99.2);

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our Current Reports on Form 8-K filed on February 7, 2012, March 23, 2012, March 27, 2012, March 30, 2012, April 18, 2012, May 11, 2012,  July 18, 2012, August 13, 2012, August 29, 2012, October 2, 2012, October 15, 2012, October 17, 2012, October 22, 2012, November 1, 2012 and November 2, 2012; and

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the description of our common stock on our Registration Statement on Form 8-A filed on February 22, 1991.

You may request a copy of these filings at no cost, by writing or telephoning us as follows:

Terex Corporation

200 Nyala Farm Road

Westport, Connecticut 06880

Attn: Investor Relations Department

(203) 222-7170

You may also obtain a copy of these filings from our Internet web site at http://www.terex.com. Please note, however, that the information on our Internet web site, other than the documents listed above, is not incorporated into this prospectus by reference and should not be considered a part of this prospectus.

OUR COMPANY

Terex is a diversified global equipment manufacturer of a variety of capital goods machinery products.  We are focused on delivering reliable, customer-driven solutions for a wide range of commercial applications, including the construction, infrastructure, quarrying, mining, manufacturing, shipping, transportation, refining, energy and utility industries.  We operate in five reportable segments: (i) Aerial Work Platforms; (ii) Construction; (iii) Cranes; (iv) Material Handling & Port Solutions; and (v) Materials Processing.

Our Aerial Work Platforms segment designs, manufactures, refurbishes, services and markets aerial work platform equipment, telehandlers, light towers, bridge inspection equipment and utility equipment, as well as their related replacement parts and components.  Customers use these products to construct and maintain industrial, commercial and residential buildings and facilities, construct and maintain utility and telecommunication lines, trim trees, in construction and foundation drilling applications and for other commercial operations, as well as in a wide range of infrastructure projects.

Our Construction segment designs, manufactures and markets heavy and compact construction equipment, as well as roadbuilding equipment, including asphalt and concrete equipment and landfill compactors, as well as their related replacement parts and components.  Customers use these products in construction and infrastructure projects, in building roads and bridges, in quarrying and mining operations and for material handling applications.

Our Cranes segment designs, manufactures, services and markets mobile telescopic cranes, tower cranes, lattice boom crawler cranes, lattice boom truck cranes and truck-mounted cranes (boom trucks), as well as their related replacement parts and components.  These products are used primarily for construction, repair and maintenance of commercial buildings, manufacturing facilities and infrastructure projects.

Our Material Handling & Port Solutions segment designs, manufactures, refurbishes, services and markets industrial cranes, including standard cranes, process cranes, rope and chain hoists, electric motors, light crane systems and crane components, as well as a diverse portfolio of port and rail equipment including mobile harbor cranes, straddle and sprinter carriers, gantry cranes, ship-to-shore cranes, reach stackers, empty container handlers, full container handlers, general cargo lift trucks, automated stacking cranes, automated guided vehicles and terminal automation technology, including software,  as well as their related replacement parts and components. The segment operates an extensive global sales and service network. Customers use these products for material handling at manufacturing and port and rail facilities.

Our Materials Processing segment designs, manufactures and markets materials processing equipment, including crushers, washing systems, screens, apron feeders, chippers and related components and replacement parts.  Construction, quarrying, mining, recycling, landscaping and government customers use our Materials Processing products in construction, recycling, landscaping and infrastructure projects, as well as various quarrying and mining applications.

We also assist customers in their rental, leasing and acquisition of our products through Terex Financial Services (“TFS”). TFS utilizes its equipment and financial leasing experience to provide a variety of financing solutions to our customers when they purchase or lease our equipment.

Our principal offices are located at 200 Nyala Farm Road, Westport, Connecticut 06880, and our telephone number is (203) 222-7170.

RISK FACTORS

Investing in our securities involves risks.  Before making an investment decision, you should carefully consider the specific risks set forth in any applicable prospectus supplement, and under the caption “Risk Factors” under Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference into this prospectus, and any other document that is incorporated by reference into this prospectus or any applicable prospectus supplement.

USE OF PROCEEDS

Unless indicated otherwise in any applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including repayment or refinancing of borrowings, working capital, capital expenditures, investments, acquisitions and the repurchase of our outstanding securities. Additional information on the use of net proceeds from the sale of securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30,	For the Year Ended December 31,
(dollars in millions)	2012	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges (1) (2)	1.9x	1.5x	– (3)	– (3)	1.7x	9.8x
Amount of earnings deficiency for coverage of fixed charges	–	–	239.6	524.1	–	–

(1)

For purposes of this definition, earnings are defined as income (loss) from continuing operations before income taxes and cumulative effect of change in accounting principle excluding noncontrolling interest in consolidated subsidiaries and undistributed (income) loss of less than 50% owned investments, plus distributions from less than 50% owned investments and fixed charges. Fixed charges are the sum of interest expense, including debt discount amortization, amortization/write off of debt issuance costs and portion of rental expense representative of interest factor.

(2)	There are no shares of preferred stock outstanding.
(3)	Less than 1.0x.

DESCRIPTION OF THE SECURITIES WE MAY ISSUE

Overview

This prospectus describes the securities we may issue from time to time. The remainder of this section provides some background information about the manner in which the securities may be held. The three sections following this section of the prospectus describe the terms of the basic categories of securities that we may issue pursuant to this prospectus:

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our debt securities, which may be senior or subordinated, and the guarantees of the debt securities by one or more of our subsidiaries;

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warrants to purchase our debt securities, preferred stock, depositary shares and common stock; and

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our common stock, preferred stock and depositary shares representing fractional shares of our preferred stock.

Prospectus Supplements

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading "Where You Can Find Additional Information."

Any applicable prospectus supplement to be attached to the front of this prospectus will describe the terms of any securities that we offer, as well as the other specific terms related to that offering. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part, including any future filings we will make with the SEC that are incorporated by reference into the registration statement by filing a Form 8-K or otherwise.

Legal Ownership of Securities

Holders of Securities

Book-Entry Holders. We will issue debt securities under this prospectus in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. We may, but are not obligated to, issue shares of common stock, shares of preferred stock and securities warrants under this prospectus in book-entry form. If securities are issued in book-entry form, this means the securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

We will only recognize the person in whose name a security is registered as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and all payments on the securities will be made to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers, who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers. They are not obligated to do so under the terms of the securities.

As a result, investors of securities in book-entry form will not own these securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities. For more information about securities issued in global form, see "— Global Securities" below.

Street Name Holders. Alternatively, we may initially issue securities under this prospectus in non-global form. We may also terminate a global security at any time after it is issued. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses. In that event, the investor would hold only a beneficial interest in those securities through an account that the investor maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and all payments on those securities will be made to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders. We, and any third parties employed by us or acting on your behalf, including trustees, depositories and transfer agents, generally are obligated only to the legal holders of the securities. In a number of respects, we do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders to amend an indenture, to relieve ourselves of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for any other purpose, we would seek the approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is determined by the legal holders.

When we refer to you, we mean those who invest in the securities being offered by this prospectus, whether they are the legal holders or only indirect holders of those securities. When we refer to your securities, we mean the securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders. If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

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how it handles securities payments and notices;

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whether it imposes fees or charges;

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how it would handle a request for the holders' consent, if ever required;

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whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

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how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

What is a Global Security? A global security represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. We call this kind of global security a master global security.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominee. The financial institution that is selected for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form. Beneficial interests in global securities will be shown on, and transfers of global securities will be reflected through, records maintained by DTC and its participants.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise or as otherwise described in the applicable prospectus supplement. We describe those situations under "— Special Situations When a Global Security Will Be Terminated" below. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead will deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

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an investor cannot cause the securities to be registered in the name of the investor, and cannot obtain physical certificates for the investor’s interest in the securities, except in the special situations we describe below;

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an investor will be an indirect holder and must look to the investor’s own broker, bank or other financial institution for payments on the securities and protection of the investor’s legal rights relating to the securities, as we describe under "— Legal Ownership of Securities — Holders of Securities" above;

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an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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an investor may not be able to pledge the investor’s interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. Neither we nor any third parties employed by us or acting on your behalf, including trustees and transfer agents, have any responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. Neither we, the trustee, the transfer agent nor any other third parties supervise the depositary in any way;

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DTC requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker, bank or other financial institution may require you to do so as well; and

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brokers, banks and other financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated. In some situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names so that they will be holders. We have described the rights of holders and street name investors above under "— Legal Ownership of Securities — Holders of Securities" above.

The special situations for termination of a global security are as follows:

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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within a specified time period; or

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if we elect to terminate that global security.

A prospectus supplement may also list additional situations for terminating a global security that would apply to that particular series of securities covered by that prospectus supplement. If a global security is terminated, the depositary has the sole responsibility for determining the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

We may issue debt securities from time to time in one or more distinct series. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Unless otherwise specified in the applicable prospectus supplement the trustee under the indentures will be HSBC Bank USA, National Association. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered, including whether any series is guaranteed and the terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the debt securities, their indentures and their guarantees, if any, are summaries of these provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities, their indentures (including any amendments or supplements we may enter into from time to time which are permitted under each indenture) and their guarantees, if any.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Terex Corporation, and, unless otherwise specified in a prospectus supplement, the debt securities will not be guaranteed by any of our subsidiaries. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The applicable prospectus supplement will set forth the terms of each series of notes, including, if applicable:

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the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

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any limit upon the aggregate principal amount of the debt securities;

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whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

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the date or dates on which the principal amount of the debt securities will mature;

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if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

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if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

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the place or places where the payment of principal, any premium and interest will be made, if other than or in addition to the Borough of Manhattan, The City of New York, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

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any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

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any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

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if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;

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if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

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the events of default and covenants relevant to the debt securities, including, the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

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if a person other than HSBC Bank USA, National Association is to act as trustee for the debt securities, the name and location of the corporate trust office of that trustee;

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if other than United States dollars, the currency in which the debt securities will be paid or denominated;

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if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

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the designation of the original currency determination agent, if any;

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if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

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if the debt securities do not bear interest, the dates on which we will furnish to the trustee the names and addresses of the holders of the debt securities;

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if other than as set forth in the indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

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the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

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whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

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whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

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if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

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the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

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whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

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whether the debt securities will be convertible and the terms of any conversion provisions;

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the forms of the debt securities; and

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any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

This prospectus is part of a registration statement that does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

Debt securities may be guaranteed by one or more of our subsidiaries, if so provided in the applicable prospectus supplement or other offering material. The prospectus supplement or other offering material will describe the terms of any guarantees, including, among other things, the ranking of the guarantee, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

DESCRIPTION OF THE CAPITAL STOCK

Our authorized capital stock consists of 350,000,000 shares of capital stock, consisting of 300,000,000 shares of common stock, par value $.01 per share, and 50,000,000 shares of preferred stock, par value $.01 per share. As of September 30, 2012, there were 122,775,585 shares of common stock issued and 110,491,580 shares of common stock outstanding. Of the unissued shares of common stock at that date, 3,939,267 shares were reserved for issuance for the exercise of stock options and the vesting of restricted stock, and 10,615,392 shares were reserved for issuance upon conversion of our 4% Convertible Senior Subordinated Notes due 2015. As of September 30, 2012, there were no shares of preferred stock outstanding.

Common Stock

The following is a summary of the material terms of our common stock. Because it is only a summary, it does not contain all the information that may be important to you. Accordingly, you should read carefully the more detailed provisions of our restated certificate of incorporation, as amended (“restated certificate of incorporation”), and amended and restated bylaws.

Each outstanding share of our common stock entitles the holder to one vote, either in person or by proxy, on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election. Subject to preferences which may be applicable to any outstanding shares of preferred stock, holders of common stock have equal ratable rights to any dividends that may be declared by the board of directors out of legally available funds.

Holders of our common stock have no conversion, redemption or preemptive rights to subscribe for any of our securities. All outstanding shares of our common stock are fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of our affairs, holders of our common stock will be entitled to share ratably in our assets remaining after provision for payment of liabilities to creditors and preferences applicable to outstanding shares of preferred stock. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of any outstanding shares of preferred stock.

Our restated certificate of incorporation provides that directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director except to the extent otherwise required by Delaware law. Our amended and restated bylaws provide for indemnification of our officers and directors to the fullest extent permitted by Delaware law.

Our amended and restated bylaws provide that our stockholders must provide prior notice for nominations for election to the board of directors or for proposing matters which can be acted upon at stockholders meeting. This provision could be considered an "anti-takeover" provision.

Our common stock is traded on the New York Stock Exchange under the symbol "TEX". The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Preferred Stock and Depositary Shares Representing Fractional Shares of Preferred Stock

The following describes the general terms and provisions of the preferred stock we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the preferred stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

This section is only a summary of the preferred stock that we may offer. We urge you to read carefully our restated certificate of incorporation and the certificate of designation we will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock.

Our board of directors may, without further action of the stockholders, determine the following for each series of preferred stock, and any applicable prospectus supplement will describe:

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the distinctive serial designation and the number of shares;

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the dividend rate or rates, whether dividends shall be cumulative and, if so, from what date, the payment date or dates for dividends, and any participating or other special rights with respect to dividends;

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any voting powers of the shares;

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whether the shares will be redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;

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the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;

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whether the shares will be entitled to the benefit of a sinking or retirement fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

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whether the shares will be convertible into, or exchangeable for, shares of any other class or of any other series of the same or any other class of our stock or the stock of another issuer, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments to the conversion price or rates of exchange at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

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any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of our restated certificate of incorporation.

The preferred stock, when issued, will be fully paid and non-assessable. Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred stock and any depositary shares will be specified in the applicable prospectus supplement.

We may elect to offer depositary shares represented by depositary receipts. If we so elect, each depositary share will represent a fractional interest in a share of preferred stock with the amount of the fractional interest to be specified in the applicable prospectus supplement. If we issue depositary shares representing interests in shares of preferred stock, those shares of preferred stock will be deposited with a depositary.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

DESCRIPTION OF THE SECURITIES WARRANTS

This section describes the general terms and provisions of the securities warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the securities warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue securities warrants for the purchase of senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock. Securities warrants may be issued alone or together with senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under warrant agreements between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders or beneficial holders of securities warrants.

If securities warrants for the purchase of senior debt securities or subordinated debt securities are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:

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the offering price;

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the currencies in which the securities warrants are being offered;

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the designation, aggregate principal amount, currencies, denominations and terms of the series of the senior debt securities or subordinated debt securities that can be purchased upon exercise;

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the designation and terms of any series of senior debt securities or subordinated debt securities with which the securities warrants are being offered and the number of securities warrants offered with each senior debt security or subordinated debt security;

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the date on and after which the holder of the securities warrants can transfer them separately from the series of senior debt securities or subordinated debt securities;

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the principal amount of the series of senior debt securities or subordinated debt securities that can be purchased upon exercise and the price at which and currencies in which the principal amount may be purchased upon exercise;

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the date on which the right to exercise the securities warrants begins and the date on which the right expires; and

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any other terms of the securities warrants.

If securities warrants for the purchase of preferred stock are offered, the applicable prospectus supplement will also describe the terms of the preferred stock into which the securities warrants are exercisable as described under “Description of the Capital Stock – Preferred Stock and Depositary Shares Representing Fractional Shares of Preferred Stock.”

PLAN OF DISTRIBUTION

General

We may offer and sell securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents or dealers to other purchasers or through any combination of these methods.

A prospectus supplement relating to a particular offering of securities may include the following information:

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the terms of the offering;

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the names of any underwriters, dealers or agents;

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the purchase price of the securities;

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the net proceeds to us from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any initial public offering price; and

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any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices in block trades, or in underwritten offerings or in other types of trades.

Underwriting Compensation

 We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of securities, underwriters may receive compensation from us or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

 If we use an underwriter or underwriters in the sale of particular securities, we will execute an underwriting agreement with those underwriters at the time of sale of those securities. The names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act. Any discounts or commissions that they receive from us and any profit that they receive on the resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from us.

Indemnification

We may enter into agreements under which underwriters and agents who participate in the distribution of securities may be entitled to indemnification by us against various liabilities, including liabilities under the Securities Act of 1933, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Related Transactions

Various of the underwriters who participate in the distribution of securities, and their affiliates, may perform various commercial banking and investment banking services for us or our affiliates from time to time in the ordinary course of business.

Delayed Delivery Contracts

We may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

 Price Stabilization and Short Positions

 If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of any securities issued hereunder will be passed upon for us by Bryan Cave LLP, New York, New York and by Eric I Cohen, Esq., General Counsel of the Company.  We pay Mr. Cohen a salary and a bonus and he is a participant in various employee benefit plans offered by us and owns and has equity awards relating to shares of our common stock.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Terex Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011 and Terex Corporation’s Current Report on Form 8-K, as filed with the SEC on November 1, 2012, have been so incorporated, in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of internal control over financial reporting of Demag Cranes AG and its consolidated subsidiaries that the registrant acquired, as of December 31, 2011) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Demag Cranes AG as of September 30, 2010, and for the year then ended, incorporated by reference in this Prospectus have been audited by Deloitte & Touche GmbH, independent auditors, as stated in their report (which report expresses a qualified opinion and includes an explanatory paragraph relating to the presentation of comparative financial statements), which is incorporated by reference herein from Exhibit 99.2 in the Current Report on Form 8-K/A as filed with the SEC on November 1, 2011. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.